EXHIBIT (17)(a)(i)

Eaton Vance Emerging Markets Fund Class A Shares - ETEMX Class B Shares - EMEMX A diversified fund investing in emerging market stocks

Eaton Vance Greater India Fund Class A Shares - ETGIX Class B Shares - EMGIX Class C Shares - ECGIX Class I Shares - EGIIX A diversified fund investing in companies in India

Prospectus Dated May 1, 2010

The Securities and Exchange Commission has not approved or disapproved these securities or determined whether this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus contains important information about the Funds and the services available to shareholders. Please save it for reference.

Table of Contents

Fund Summaries	3
Emerging Markets Fund	3
Greater India Fund	7
Important Information Regarding Fund Shares	11
Investment Objectives & Principal Policies and Risks	12
Management and Organization	14
Valuing Shares	15
Purchasing Shares	15
Sales Charges	18
Redeeming Shares	20
Shareholder Account Features	21
Additional Tax Information	22
Financial Highlights	24
Emerging Markets Fund	24
Greater India Fund	25

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Prospectus dated May 1, 2010

Fund Summaries Eaton Vance Emerging Markets Fund

The Board of Trustees of the Fund recently approved a proposal to reorganize the Fund into Eaton Vance Structured Emerging Markets Fund, a series of Eaton Vance Mutual Funds Trust with the same investment objective as the Fund. Proxy materials describing the proposed reorganization are expected to be mailed in July 2010 to the Fund’s record date shareholders. If shareholders of the Fund approve the reorganization, it is expected to be completed in the third quarter of 2010. For additional information regarding the investment strategies and principal risks of Structured Emerging Markets Fund, please see that fund’s summary prospectus, which can be located at http://funddocuments.eatonvance.com.

After the close of business on April 30, 2010, the Fund will be closed to new investors, with limited exceptions. After the closure date, additional purchases may be made by qualified retirement plans and discretionary fee-based programs sponsored by broker-dealers that have selected or invested in the Fund prior to April 30, 2010. The Fund reserves the right to change this policy at any time.

Investment Objective

The Fund’s investment objective is to seek long-term capital appreciation. The Fund currently invests its assets in Emerging Markets Portfolio, a separate registered investment company with the same objective and policies as the Fund.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds. More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 18 of this Prospectus and page 24 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class B

Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	5.00%
Redemption Fee (as a percentage of amount redeemed or exchanged)	1.00%	None

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class B

Management Fees	1.25%	1.25%
Distribution and Service (12b-1) Fees	0.50%	1.00%
Other Expenses	0.93%	0.93%
Total Annual Fund Operating Expenses	2.68%	3.18%
Less Expense Reduction(2)(3)	(0.15)%	(0.15)%
Net Annual Fund Operating Expenses	2.53%	3.03%

(1)	Expenses in the table above and the Example below reflect the expenses of the Fund and the Portfolio.
(2)	The Adviser and the Administrator have agreed to reduce the Total Annual Fund Operating Expenses by 0.05% annually. This agreement is contractual in nature and may not be terminated without shareholder approval. This reduction relates to ordinary operating expenses only.
(3)	Effective April 27, 2009, the Adviser and the Administrator have agreed to further reduce the Total Annual Fund Operating Expenses by an additional 0.10% annually through April 30, 2011. This reduction relates to ordinary operating expenses only.

Example. This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption

	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years

Class A shares	$816	$1,337	$1,882	$3,361	$816	$1,337	$1,882	$3,361
Class B shares	$806	$1,356	$1,831	$3,317	$306	$956	$1,631	$3,317

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Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 75% of the average of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund invests at least 80% of its net assets in equity securities of companies located in emerging market countries, which are those considered to be developing (the “80% Policy”). Emerging market countries include countries in Asia, Latin America, the Middle East, Southern Europe, Eastern Europe, Africa and the region comprising the former Soviet Union. A company will be considered to be located in an emerging market country if it is domiciled in or derives more than 50% of its revenues or profits from emerging market countries. Emerging market countries are countries that are generally considered to be developing or emerging countries by the International Bank for Reconstruction and Development (more commonly referred to as the “World Bank”) or the International Finance Corporation, as well as countries that are classified by the United Nations or otherwise regarded by their own authorities as developing. The Fund ordinarily invests in at least three emerging market countries at all times. Securities acquired by the Fund are typically listed on stock exchanges in emerging market countries, but also may include securities traded in markets outside these countries, including securities trading in the form of depositary receipts.

The Fund invests in companies with a broad range of market capitalizations, including smaller companies. The Fund may make direct investments in companies in private placement transactions. More than 25% of the Fund’s total assets may be denominated in any single currency. The portfolio manager may (but is not obligated to) use investments such as forward contracts and options to attempt to mitigate the adverse effects of foreign currency fluctuations. The Fund may utilize index or stock futures for the limited purpose of managing cash flows. The Fund limits investment in such index or stock futures to not more than 20% of its total assets. The Fund also may lend its securities.

The portfolio manager employs a principally bottom-up approach to managing the Fund and also seeks to manage issuer risk by maintaining a broadly diversified portfolio. In managing the Fund, the portfolio manager looks for stocks that will grow in value over time, regardless of short-term market fluctuations. Stocks will be sold when the portfolio manager believes they have achieved their perceived value or when a country’s stock market is expected to be depressed for an extended period.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole. The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events. Market conditions may affect certain types of stocks to a greater extent than other types of stocks. If the stock market declines, the value of Fund shares will also likely decline and although stock values can rebound, there is no assurance that values will return to previous levels.

Foreign Investment Risk. Because the Fund invests a significant portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political and economic developments abroad. In emerging or less developed countries, these risks can be more significant. Investment markets in emerging market countries are substantially smaller, less liquid and more volatile than the major markets in developed countries, and as a result, Fund share values may be more volatile. Emerging market countries may have relatively unstable governments and economies. Emerging market investments often are subject to speculative trading, which typically contributes to volatility. Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities including political and economic risks.

Small Companies Risk. Small and emerging companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk. Small and emerging companies may have limited product lines, markets or financial resources, and they may be dependent on a limited management group, or lack substantial capital reserves or an established performance record. There is generally less publicly available information about such companies than for larger, more established companies. Stocks of these companies frequently have lower trading volumes making them more volatile and potentially more difficult to value.

Derivatives Risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints. Derivatives may create investment leverage in the Fund, which magnifies the Fund’s exposure to the underlying investment. Derivatives for hedging purposes may not reduce risk if they are not sufficiently correlated to the position being hedged. A decision as to whether,

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when and how to use derivatives involves the exercise of specialized skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. Derivative instruments may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument. The loss on derivative transactions may substantially exceed the initial investment.

Securities Lending Risk. Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates which exceed the costs involved.

Risks Associated with Active Management. The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies that achieve the Fund’s investment objective. Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks. The Fund is not a complete investment program and you may lose money by investing in the Fund. All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective. In general, the Fund’s Annual Fund Operating Expenses as a percentage of Fund average daily net assets will change as Fund assets increase and decrease, and the Fund’s Annual Fund Operating Expenses may differ in the future. Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its objective. Investors in the Fund should have a long-term investment prospective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person. You may lose money by investing in the Fund.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index. The returns in the bar chart are for Class B shares and do not reflect a sales charge. If the sales charge was reflected, the returns would be lower. Past performance (both before and after taxes) is no guarantee of future results. The Fund’s performance reflects the effects of expense reductions. Absent these reductions, performance would have been lower. Updated Fund performance information can be obtained by visiting www.eatonvance.com.

During the ten years ended December 31, 2009, the highest quarterly total return for Class B was 29.02% for the quarter ended June 30, 2009, and the lowest quarterly return was –30.61% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2009	One Year	Five Years	Ten Years

Class A Return Before Taxes	56.55%	6.06%	6.64%
Class B Return Before Taxes	60.22%	6.52%	6.69%
Class B Return After Taxes on Distributions	60.63%	5.63%	6.22%
Class B Return After Taxes on Distributions and the Sale of Class B Shares	39.56%	6.31%	6.25%
Morgan Stanley Capital International Emerging Markets Index (reflects net dividends, which reflect the deduction of withholding taxes)	78.51%	15.51%	9.78%

These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B. The Morgan Stanley Capital International (MSCI) Emerging Markets Index is a broad-based, unmanaged market index of common stocks traded in the world’s emerging markets. Investors cannot invest directly in an Index. (Source for the MSCI Emerging Markets Index returns: Lipper, Inc.)

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholders’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. After-tax returns for Class A shares will vary from the after-tax returns presented for Class B shares. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for

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Prospectus dated May 1, 2010

that period because no taxable distributions were made during that period. Also, Return After Taxes on Distributions and Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser. Lloyd George Investment Management (Bermuda) Limited (“Lloyd George”)

Portfolio Manager. The Portfolio is managed by Kathryn L. Langridge, Director and Senior Portfolio Manager of Lloyd George, who has managed the Portfolio since 2007.

For important information about purchase and sale of shares, taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 11 of this Prospectus.

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Prospectus dated May 1, 2010

Eaton Vance Greater India Fund Investment Objective

The Fund’s investment objective is to seek long-term capital appreciation. The Fund currently invests its assets in Greater India Portfolio, a separate registered investment company with the same objective and policies as the Fund.

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. You may qualify for a reduced sales charge if you invest, or agree to invest over a 13-month period, at least $50,000 in Eaton Vance Funds. More information about these and other discounts is available from your financial intermediary and in Sales Charges beginning on page 18 of this Prospectus and page 24 of the Fund’s Statement of Additional Information.

Shareholder Fees (fees paid directly from your investment)	Class A	Class B	Class C	Class I

Maximum Sales Charge (Load) (as a percentage of offering price)	5.75%	None	None	None
Maximum Deferred Sales Charge (Load) (as a percentage of the lower of net asset value at purchase or redemption)	None	5.00%	1.00%	None
Redemption Fee (as a percentage of amount redeemed or exchanged)	1.00%	None	None	1.00%

Annual Fund Operating Expenses (expenses you pay each year as a percentage of the value of your investment)(1)	Class A	Class B	Class C	Class I

Management Fees	1.24%	1.24%	1.24%	1.24%
Distribution and Service (12b-1) Fees	0.50%	1.00%	1.00%	n/a
Other Expenses (estimated for Class I)	0.54%	0.54%	0.54%	0.54%

Total Annual Fund Operating Expenses	2.28%	2.78%	2.78%	1.78%
Less Expense Reduction(2)(3)	(0.15)%	(0.05)%	(0.05)%	(0.05)%
Net Annual Fund Operating Expenses	2.13%	2.73%	2.73%	1.73%

(1)	Expenses in the table above and the Example below reflect the expenses of the Fund and the Portfolio.
(2)	The Adviser and the Administrator have agreed to reduce the Total Annual Fund Operating Expenses by 0.05% annually. This agreement is contractual in nature and may not be terminated without shareholder approval. This reduction relates to ordinary operating expenses only.
(3)	The principal underwriter has agreed to reduce Class A Distribution and Service (12b-1) Fees by 0.10% annually through April 30, 2011.

Example. This Example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	Expenses with Redemption				Expenses without Redemption

	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years

Class A shares	$779	$1,233	$1,712	$3,029	$779	$1,233	$1,712	$3,029
Class B shares	$776	$1,247	$1,645	$2,941	$276	$847	$1,445	$2,941
Class C shares	$376	$847	$1,445	$3,061	$276	$847	$1,445	$3,061
Class I shares	$176	$545	$939	$2,041	$176	$545	$939	$2,041

Portfolio Turnover

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in Annual Fund Operating Expenses or in the Example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 63% of the average value of its portfolio.

Principal Investment Strategies

Under normal market conditions, the Fund invests at least 80% of its net assets in equity securities of companies in India and surrounding countries of the Indian subcontinent (“Greater India investments”) (the “80% Policy”). A company will be considered to be in India or another country if it is domiciled in or derives more than 50% of its revenue or profits from that country. Greater India investments are typically listed on stock exchanges in countries of the Indian subcontinent, but also include securities traded

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Prospectus dated May 1, 2010

in markets outside these countries, including securities trading in the form of depositary receipts. The Fund normally invests at least 50% of its total assets in equity securities of Indian companies, and no more than 5% of its total assets in companies located in countries other than India, Pakistan or Sri Lanka.

The Fund invests in companies with a broad range of market capitalizations, including smaller companies. The Fund may make direct investments in companies in private placement transactions. More than 25% of the Fund’s total assets may be denominated in any single currency. The portfolio manager may (but is not obligated to) use investments such as forward contracts and options to attempt to mitigate the adverse effects of foreign currency fluctuations. The Fund may utilize index or stock futures for the limited purpose of managing cash flows. The Fund limits investment in such index or stock futures to not more than 20% of its total assets. The Fund may also lend its securities.

In selecting securities for the Fund, the investment adviser considers companies that it believes have all or most of the following characteristics: sound and well-established management; producers of goods or services for which a clear, continuing and long-term demand can be identified within the context of national, regional and global development; a history of earnings growth; financial strength; a consistent or progressive dividend policy; and undervalued securities. Stocks will be sold when they have achieved their perceived value or when a country’s stock market is expected to be depressed for an extended period.

Principal Risks

Equity Investing Risk. The Fund’s shares are sensitive to stock market volatility and the stocks in which the Fund invests may be more volatile than the stock market as a whole. The prices of stocks may decline in response to conditions affecting the general economy; overall market changes; local, regional or global political, social or economic instability; and currency, interest rate and commodity price fluctuations, as well as issuer or sector specific events. Market conditions may affect certain types of stocks to a greater extent than other types of stocks. If the stock market declines, the value of Fund shares will also likely decline and although stock values can rebound, there is no assurance that values will return to previous levels.

Foreign Investment Risk. Because the Fund invests a significant portion of its assets in foreign instruments, the value of Fund shares can be adversely affected by changes in currency exchange rates and political and economic developments abroad. In emerging or less developed countries, these risks can be more significant. Investment markets in emerging market countries are substantially smaller, less liquid and more volatile than the major markets in developed countries, and as a result, Fund share values may be more volatile. Emerging market countries may have relatively unstable governments and economies. Emerging market investments often are subject to speculative trading, which typically contributes to volatility. Trading in foreign and emerging markets typically involves higher expense than trading in the United States. The Fund may have difficulties enforcing its legal or contractual rights in a foreign country. Depositary receipts are subject to many of the risks associated with investing directly in foreign securities including political and economic risks.

Small Companies Risk. Small and emerging companies are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk. Small and emerging companies may have limited product lines, markets or financial resources, and they may be dependent on a limited management group, or lack substantial capital reserves or an established performance record. There is generally less publicly available information about such companies than for larger, more established companies. Stocks of these companies frequently have lower trading volumes making them more volatile and potentially more difficult to value.

Geographic Concentration Risk. Because the Fund will concentrate its investments in equity securities of companies located in the region defined in Principal Investment Strategies above, the value of Fund shares may be affected by events that adversely affect that region and may fluctuate more than that of a less concentrated fund.

Risks of Investing in India. Countries in the India region are typically considered emerging market countries. The securities markets in the India region are substantially smaller, less liquid and more volatile than the major securities markets in the United States, and are undergoing a period of growth and change, which may result in trading or price volatility and difficulties in the settlement and recording of transactions, and in interpreting and applying relevant laws and regulations. The securities markets in these countries are comparatively underdeveloped and may be concentrated in certain sectors. In addition, governmental actions can have a significant effect on the economic conditions in the India region, which could adversely affect the value and liquidity of investments.

Derivatives Risk. The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints. Derivatives may create investment leverage in the Fund, which magnifies the Fund’s exposure to the underlying investment. Derivatives for

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Prospectus dated May 1, 2010

hedging purposes may not reduce risk if they are not sufficiently correlated to the position being hedged. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events. Derivative instruments may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument. The loss on derivative transactions may substantially exceed the initial investment.

Securities Lending Risk. Securities lending involves possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a result, the value of Fund shares may fall and there may be a delay in recovering the loaned securities. The value of Fund shares could also fall if a loan is called and the Fund is required to liquidate reinvested collateral at a loss or if the investment adviser is unable to reinvest cash collateral at rates which exceed the costs involved.

Risks Associated with Active Management. The Fund is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies that achieve the Fund’s investment objective. Subjective decisions made by the investment adviser may cause the Fund to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Fund Investing Risks. The Fund is not a complete investment program and you may lose money by investing in the Fund. All investments carry a certain amount of risk and there is no guarantee that the Fund will be able to achieve its investment objective. In general, the Fund’s Annual Fund Operating Expenses as a percentage of Fund average daily net assets will change as Fund assets increase and decrease, and the Fund’s Annual Fund Operating Expenses may differ in the future. Purchase and redemption activities by Fund shareholders may impact the management of the Fund and its ability to achieve its objective. Investors in the Fund should have a long-term investment prospective and be able to tolerate potentially sharp declines in value. An investment in the Fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person. You may lose money by investing in the Fund.

Performance

The following bar chart and table provide some indication of the risks of investing in the Fund by showing changes in the Fund’s performance from year to year and how the Fund’s average annual returns over time compare with those of a broad-based securities market index. The returns in the bar chart are for Class B shares and do not reflect a sales charge. If the sales charge was reflected, the returns would be lower. Past performance (both before and after taxes) is no guarantee of future results. The Fund's performance reflects the effects of expense reductions.  Absent these reductions, performance would have been lower.  Updated Fund performance information can be obtained by visiting www.eatonvance.com.

During the ten years ended December 31, 2009, the highest quarterly total return for Class B was 60.75% for the quarter ended June 30, 2009, and the lowest quarterly return was –28.13% for the quarter ended December 31, 2008.

Average Annual Total Return as of December 31, 2009	One Year	Five Years	Ten Years

Class A Return Before Taxes	82.56%	14.31%	8.31%
Class B Return Before Taxes	87.82%	14.87%	8.40%
Class B Return After Taxes on Distributions	87.82%	14.15%	8.06%
Class B Return After Taxes on Distributions and the Sale of Class B Shares	57.09%	13.19%	7.51%
Class C Return Before Taxes	91.84%	15.14%	8.41%
Class I Return Before Taxes	94.02%	15.69%	8.97%
Bombay Stock Exchange 100 Index (reflects no deduction for fees, expenses or taxes)	95.86%	20.83%	13.98%

Returns prior to September 30, 2002 are calculated as a price return by Bloomberg. These returns reflect the maximum sales charge for Class A (5.75%) and any applicable contingent deferred sales charge (“CDSC”) for Class B and Class C. The Class C performance shown above for the period prior to July 7, 2006 (commencement of operations) is the performance of Class B shares adjusted for the sales charge that applies to Class C shares, without adjustment for any differences in the expenses of the classes, and Class I performance shown above for the period prior to October 1, 2009 (commencement of operations) is the performance of Class A shares at net asset value without adjustment for any differences in the expenses of the two classes. If adjusted for other expenses, returns would be different. The Bombay Stock Exchange 100 Index is an unmanaged index of 100 common stocks traded in the India market. Investors cannot invest directly in an Index. (Source for the Bombay Stock Exchange 100 Index returns: Bloomberg)

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Prospectus dated May 1, 2010

After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. After-tax returns for other Classes of shares will vary from the after-tax returns presented for Class B shares. Return After Taxes on Distributions may be the same as Return Before Taxes for a period because no taxable distributions were made during that period. Also, Return After Taxes on Distributions and the Sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Management

Investment Adviser. Lloyd George Investment Management (Bermuda) Limited (“Lloyd George”)

Portfolio Manager. The Portfolio is managed by Christopher Darling, Director of Asian Research of Lloyd George, who has managed the Portfolio since 2007.

For important information about purchase and sale of shares, taxes and financial intermediary compensation, please turn to “Important Information Regarding Fund Shares” on page 11 of this Prospectus.

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Prospectus dated May 1, 2010

Important Information Regarding Fund Shares Purchase and Sale of Fund Shares

You may purchase, redeem or exchange Fund shares on any business day, which is any day the New York Stock Exchange is open for business. You may purchase, redeem or exchange Fund shares either through your financial intermediary or directly from the Fund either by writing to Eaton Vance Funds, P.O. Box 9653, Providence, RI 02940-9653, or by calling 1-800-262-1122. The minimum initial purchase or exchange into the Fund is $1,000 for Class A, Class B and Class C and $250,000 for Class I (waived in certain circumstances). There is no minimum for subsequent investments.

Tax Information

Each Fund’s distributions are expected to be taxed as ordinary income and/or capital gains, unless you are exempt from taxation.

Payments to Broker-Dealers and Other Financial Intermediaries

If you purchase Fund shares through a broker-dealer or other financial intermediary (such as a bank) (collectively, “financial intermediaries”), a Fund, its principal underwriter and its affiliates may pay the financial intermediary for the sale of Fund shares and related services. These payments may create a conflict of interest by influencing the financial intermediary and your salesperson to recommend a Fund over another investment. Ask your salesperson or visit your financial intermediary’s web site for more information.

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Investment Objectives & Principal Policies and Risks

A statement of the investment objective and principal investment policies and risks of the Fund is set forth above in Fund Summaries. As noted in each Fund Summary, each Fund seeks to achieve its objective by investing in the Portfolio named therein, that has the same objective and policies as the Fund. Set forth below is additional information about such policies and risks which apply to both a Fund and its corresponding Portfolio.

Each Fund and Portfolio are permitted to engage in the following investment practices to the extent set forth in "Fund Summaries" above. References to the "Fund" below are to each Fund and Portfolio, as applicable.

Foreign Investments. Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standards, practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers. Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Fund’s assets.

As an alternative to holding foreign-traded investments, the Fund may invest in dollar-denominated investments of foreign companies that trade on U.S. exchanges or in the U.S. over-the-counter market (including depositary receipts which evidence ownership in underlying foreign investments); unless otherwise stated in Fund Summaries, such investments are not subject to any stated limitation on investing in foreign investments.

The foregoing risks of foreign investing can be more significant in less developed and emerging market countries, which may offer higher potential for gains and losses than investments in the developed markets of the world. Political and economic structures in emerging market countries generally lack the social, political and economic stability of developed countries, which may affect the value of the Fund’s investments in these countries and also the ability of the Fund to access markets in such countries. Governmental actions can have a significant effect on the economic conditions in emerging countries, which also may adversely affect the value and liquidity of the Fund’s investments. The laws of emerging market countries relating to limited liability of corporate shareholders, fiduciary duties of officers and directors, and the bankruptcy of state enterprises are generally less well developed than or different from such laws in the United States. It may be more difficult to obtain a judgment in the courts of these countries than it is in the United States. Disruptions due to work stoppages and trading improprieties in foreign securities markets have caused such markets to close. If extended closings were to occur in stock markets where the Fund is heavily invested, the Fund’s ability to redeem Fund shares could become impaired. In such circumstances, the Fund may have to sell more liquid securities than it would not otherwise choose to sell. Emerging market countries are also subject to speculative trading which contributes to their volatility.

Greater India Investments. The securities markets in the India region are substantially smaller, less liquid and more volatile than the major securities markets in the United States and the securities industries in these countries are comparatively underdeveloped. Financial intermediaries may not perform as well as their counterparts in the United States and other more developed securities markets. In some cases, physical delivery of securities in small lots has been required in India and a shortage of vault capacity and trained personnel has existed among qualified custodial Indian banks. The Fund may be unable to sell securities where the registration process is incomplete and may experience delays in receipt of dividends. If trading volume is limited by operational difficulties, the ability of the Fund to invest its assets may be impaired. In recent years, exchange-listed companies in the technology sector and related sectors (such as software) have grown so as to represent a significant portion of the total capitalization of the Indian market. The value of these companies will generally fluctuate in response to technological and regulatory developments. In addition, governmental actions can have a significant effect on the economic conditions in the India region, which could adversely affect the value and liquidity of investments. Although the governments of India, Pakistan and Sri Lanka have recently begun to institute economic reform policies, there can be no assurance that they will continue to pursue such policies or, if they do, that such policies will succeed.

Foreign Currencies. The value of foreign assets and currencies as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations, application of foreign tax laws (including withholding tax), governmental administration of economic or monetary policies (in this country or abroad), and relations between nations and trading. Foreign currencies also are subject to settlement, custodial and other operational risks. Currency exchange rates can be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. Costs are incurred in connection of conversions between currencies. The Fund may engage in spot transactions and forward foreign currency exchange contracts, purchase and sell options on currencies and purchase and sell currency futures contracts and related options thereon (collectively, “Currency

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Instruments”) to hedge against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or to seek to enhance returns. Use of Currency Instruments may involve substantial currency risk and may also involve counterparty, leverage or liquidity risk.

Smaller Companies. Securities of smaller, less seasoned companies, which may include legally restricted securities, are generally subject to greater price fluctuations, limited liquidity, higher transaction costs and higher investment risk. Because of the absence of any public trading market for some of these investments (such as those which are legally restricted) it may take longer to liquidate these positions at fair value than would be the case for publicly traded securities.

Derivatives. The Fund may enter into derivatives transactions with respect to any security or other instrument in which it is permitted to invest or any related security, instrument, index or economic indicator (“reference instruments”). Derivatives are financial instruments the value of which is derived from the underlying reference instrument. Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. The Fund incurs costs in connection with opening and closing derivatives positions. The Fund may engage in the derivative transactions set forth below, as well as in other derivative transactions with substantially similar characteristics and risks.

Futures Contracts. The Fund may engage in transactions in futures contracts and options on futures contracts. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. Futures contracts involve substantial leverage risk. The Fund also is authorized to purchase or sell call and put options on futures contracts. The primary risks associated with the use of futures contracts and options are imperfect correlation, liquidity, unanticipated market movement and counterparty risk.

Forward Currency Exchange Contracts. Forward foreign currency exchange contracts are individually negotiated and privately traded so they are dependent upon the creditworthiness of the counterparty. They are subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying forwards. As a result, available information may not be complete.

Illiquid Securities. The Fund may not invest more than 15% of its net assets in illiquid securities, which may be difficult to value properly and may involve greater risks than liquid securities. Illiquid securities include those legally restricted as to resale (such as those issued in private placements), and may include commercial paper issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, and securities eligible for resale pursuant to Rule 144A thereunder. Certain Section 4(2) and Rule 144A securities may be treated as liquid securities if the investment adviser determines that such treatment is warranted. Even if determined to be liquid, holdings of these securities may increase the level of Fund illiquidity if eligible buyers become uninterested in purchasing them.

Securities Lending. The Fund may seek to earn income by lending portfolio securities to broker-dealers or other institutional borrowers. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially. Loans will only be made to firms that have been approved by the investment adviser and the investment adviser or the securities lending agent will periodically monitor the financial condition of such organizations while any loans are outstanding. In addition, loans will only be made when the investment adviser believes the expected returns, net of expenses, justify the attendant risk. Securities loans currently are required to be secured continuously by collateral in cash, cash equivalents (such as money market instruments) or other liquid securities held by the custodian and maintained in an amount at least equal to the market value of the securities loaned. The Fund may lend up to one-third of the value of its total assets (including borrowings) or such other amount as is permitted under relevant law.

Borrowing. The Fund is authorized to borrow in accordance with applicable regulations, but currently intends to borrow only for temporary purposes (such as to satisfy redemption requests, to remain fully invested in anticipation of expected cash inflows and to settle transactions). The Fund will not purchase additional investment securities while outstanding borrowings exceed 5% of the value of its total assets.

Cash and Cash Equivalents. The Fund may invest in cash or cash equivalents, including high quality short-term instruments or an affiliated investment vehicle that invests in such instruments, for cash management purposes. During unusual market conditions, the Fund may invest up to 100% of its assets in cash and cash equivalents temporarily, which may be inconsistent with its investment objective.

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Portfolio Turnover. The annual portfolio turnover rate of the Fund may exceed 100%. A mutual fund with a high turnover rate (100% or more) may generate more capital gains and pay more commissions (which may reduce return) than a fund with a lower rate. Capital gains distributions (which reduce the after-tax returns of shareholders holding Fund shares in taxable accounts) will be made to shareholders if offsetting capital loss carryforwards do not exist.

General. It is intended that any material change in the Fund’s investment objective will be submitted to shareholders for approval. Certain other policies may be changed without shareholder approval. The Fund might not use all of the strategies and techniques or invest in all of the types of securities described in this Prospectus or the Statement of Additional Information. While at times the Fund may use alternative investment strategies in an effort to limit its losses, it may choose not to do so.

The Fund’s 80% Policy will not be changed unless shareholders are given at least 60 days’ advance written notice and, for the purpose of such policy, net assets include any assets purchased with borrowings for investment purposes.

Management and Organization

Management. Each Portfolio’s investment adviser is Lloyd George Investment Management (Bermuda) Limited (“Lloyd George”), Suite 3808, One Exchange Square, Central, Hong Kong. The investment adviser manages the investments of each Portfolio pursuant to an investment advisory agreement. Lloyd George receives a monthly advisory fee equal to 0.75% annually of a Portfolio’s average daily net assets less than $500 million and 0.70% annually of the average daily net assets of $500 million up to $1 billion, which fee is further reduced on assets of $1 billion or more. For the fiscal year ended December 31, 2009, the effective annual rate of investment advisory fee, based on average daily net assets of the Emerging Portfolio was 0.75% and of the India Portfolio was 0.74%.

Each Fund’s most recent shareholder report provides information regarding the basis for the Trustees’ approval of a Portfolio’s investment advisory agreement.

Kathryn L. Langridge is the portfolio manager of Emerging Portfolio since October 2, 2007. Ms. Langridge joined Lloyd George Management (Europe) Ltd. as a Director and Senior Portfolio Manager in September, 2007. Previously, she was Head of International Equity Products for INVESCO Perpetual (independent investment management company) (1990-2007).

Christopher Darling is the portfolio manager of the India Portfolio since March, 2007. Mr. Darling joined Lloyd George in 2006 and is currently Director of Asian Research. Previously, he was an equity salesperson at Fox-Pitt Kelton in London (2005-2006) and an investment consultant (2004).

The Statement of Additional Information provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager, and each portfolio manager’s ownership of Fund shares.

Lloyd George and its affiliates act as investment adviser to various individual and institutional clients and currently manage approximately $7.4 billion in assets. Eaton Vance Management’s (“Eaton Vance”) corporate parent owns 20% of Lloyd George’s corporate parent. Lloyd George and its affiliates are domiciled outside of the United States. Because of this, it would be difficult for a Portfolio to bring a claim or enforce a judgment against them.

Eaton Vance manages the business affairs of each Fund and administers the business affairs of each Portfolio. For these services, Eaton Vance receives a monthly fee from each Fund and Portfolio equal to 0.25% annually of average daily net assets less than $500 million. Each fee declines at intervals of $500 million and above. For the fiscal year ended December 31, 2009, Eaton Vance earned management fees of 0.25% of each Fund’s average daily net assets and administration fees of 0.25% of each Portfolio’s average daily net assets. Effective March 27, 2006, Lloyd George and Eaton Vance agreed to reduce each Fund’s total annual operating expenses in an amount equal to 0.05% annually. Effective April 27, 2009, Lloyd George and Eaton Vance agreed to further reduce Emerging Market Fund’s total annual operating expenses by an additional amount equal to 0.10% annually through April 30, 2011. Thereafter, the additional 0.10% expense reduction may be changed or terminated at any time. Both reductions are shared equally by Eaton Vance and Lloyd George. Eaton Vance has been managing assets since 1924 and managing mutual funds since 1931. Eaton Vance and its affiliates currently manage over $170 billion on behalf of mutual funds, institutional clients and individuals.

Eaton Vance also serves as the sub-transfer agent for each Fund. For the sub-transfer agency services it provides, Eaton Vance receives an aggregate fee based upon the actual expenses it incurs in the performance of sub-transfer agency services. This fee is paid to Eaton Vance by a Fund’s transfer agent from the fees the transfer agent receives from the Eaton Vance funds.

Organization. Each Fund is a series of Eaton Vance Special Investment Trust, a Massachusetts business trust. Each Fund offers multiple classes of shares. Each Class represents a pro rata interest in a Fund but is subject to different expenses and rights. The Funds do not hold annual shareholder meetings but may hold special meetings for matters that require shareholder approval (such as electing or removing trustees, approving management or advisory contracts or changing investment policies that may only be changed with shareholder approval).

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As a Portfolio investor, a Fund may be asked to vote on certain Portfolio matters (such as changes in certain Portfolio investment restrictions). When necessary, a Fund will hold a meeting of its shareholders to consider Portfolio matters and then vote its interest in the Portfolio in proportion to the votes cast by its shareholders. There may be other Portfolio investors in addition to a Fund. Purchase and redemption activities by other Portfolio investors may impact the management of a Portfolio and its ability to achieve its objective. Each Fund can withdraw its Portfolio investment at any time without shareholder approval.

Because the Funds use this combined Prospectus, a Fund could be held liable for a misstatement or omission made about another Fund.

Valuing Shares

Each Fund values its shares once each day only when the New York Stock Exchange (the “Exchange”) is open for trading (typically Monday through Friday), as of the close of regular trading on the Exchange (normally 4:00 p.m. eastern time). The purchase price of Fund shares is their net asset value (plus a sales charge for Class A shares), which is derived from the value of Portfolio holdings. When purchasing or redeeming Fund shares through a financial intermediary, your financial intermediary must receive your order not later than 4:00 p.m. in order for the purchase price or the redemption price to be based on that day’s net asset value per share. It is the financial intermediary’s responsibility to transmit orders promptly. Each Fund may accept purchase and redemption orders as of the time of their receipt by certain financial intermediaries (or their designated intermediaries).

The Trustees have adopted procedures for valuing investments and have delegated to the investment adviser the daily valuation of such investments. Pursuant to the procedures, exchange-listed securities normally are valued at closing sale prices. The investment adviser may use the fair value of a security if market prices are unavailable or are deemed unreliable, including if events occur after the close of a foreign securities market and before a Portfolio values its assets that would materially affect net asset value. In addition, for foreign equity securities that meet certain criteria, the Trustees have approved the use of a fair value service that values such securities to reflect market trading that occurs after the close of the applicable foreign markets of comparable securities or other instruments that have a strong correlation to the securities held by a Portfolio. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures. Because foreign securities trade on days when Fund shares are not priced, the value of securities held by a Portfolio can change on days when Fund shares cannot be redeemed. Eaton Vance has established a Valuation Committee that oversees the valuation of investments.

Purchasing Shares

You may purchase shares through your financial intermediary or by mailing an account application form to the transfer agent (see back cover for address). Purchase orders will be executed at the net asset value (plus any applicable sales charge) next determined after their receipt in proper form (meaning that they are complete and contain all necessary information) by a Fund’s transfer agent. A Fund’s transfer agent or your financial intermediary must receive your purchase in proper form no later than the close of regular trading on the Exchange (normally 4:00 p.m. eastern time) for your purchase to be effected at that day’s net asset value. If you purchase shares through a financial intermediary, that intermediary may charge you a fee for executing the purchase for you. Each Fund may suspend the sale of its shares at any time and any purchase order may be refused for any reason. The Funds do not issue share certificates.

Class A, Class B and Class C Shares

Your initial investment must be at least $1,000. After your initial investment, additional investments may be made in any amount at any time by sending a check payable to the order of the Fund or the transfer agent directly to the transfer agent (see back cover for address). Please include your name and account number and the name of the Fund and Class of shares with each investment. You also may make additional investments by accessing your account via the Eaton Vance website at www.eatonvance.com. Purchases made through the Internet from a pre-designated bank account will have a trade date that is the first business day after the purchase is requested. For more information about purchasing shares through the Internet, please call 1-800-262-1122.

You may make automatic investments of $50 or more each month or each quarter from your bank account. You can establish bank automated investing on the account application or by providing written instructions. Please call 1-800-262-1122 Monday through Friday, 8:00 a.m. to 6:00 p.m. (eastern time) for further information. The minimum initial investment amount and Fund policy of redeeming accounts with low account balances are waived for bank automated investing accounts (other than Class I), certain group purchase plans (including tax-deferred retirement and other pension plans and proprietary fee-based programs sponsored by financial intermediaries) and for persons affiliated with Eaton Vance, its affiliates and certain Fund service providers (as described in the Statement of Additional Information).

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Class I Shares

Class I shares are offered to clients of financial intermediaries who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class I shares through a no-load network or platform. Such clients may include individuals, corporations, endowments, foundations and qualified plans (including tax-deferred retirement plans and profit sharing plans). Class I shares also are offered to investment and institutional clients of Eaton Vance and its affiliates and certain persons affiliated with Eaton Vance and certain Fund service providers. Your initial investment must be at least $250,000. Subsequent investments of any amount may be made at any time, including through automatic investment each month or quarter from your bank account. You may make automatic investments of $50 or more each month or each quarter from your bank account. You can establish bank automated investing on the account application or by providing written instructions. Please call 1-800-262-1122 Monday through Friday, 8:00 a.m. to 6:00 p.m. (eastern time) for further information.

The minimum initial investment is waived for persons affiliated with Eaton Vance, its affiliates and certain Fund service providers (as described in the Statement of Additional Information). The initial minimum investment also is waived for individual accounts of a financial intermediary that charges an ongoing fee for its services or offers Class I shares through a no-load network or platform (in each case, as described above), provided the aggregate value of such accounts invested in Class I shares is at least $250,000 (or is anticipated by the principal underwriter to reach $250,000) and for corporations, endowments, foundations and qualified plans with assets of at least $100 million.

Class I shares may be purchased through a financial intermediary or by requesting your bank to transmit immediately available funds (Federal Funds) by wire. To make an initial investment by wire, you must complete an account application and telephone the Shareholder Services Department at 1-800-262-1122 to be assigned an account number. You may request a current account application by calling 1-800-262-1122 Monday through Friday, 8:00 a.m. to 6:00 p.m. (eastern time). The Shareholder Services Department must be advised by telephone of each additional investment by wire.

Restrictions on Excessive Trading and Market Timing. The Funds are not intended for excessive trading or market timing. Market timers seek to profit by rapidly switching money into a fund when they expect the share price of the fund to rise and taking money out of the fund when they expect those prices to fall. By realizing profits through short-term trading, shareholders that engage in rapid purchases and sales or exchanges of a fund’s shares may dilute the value of shares held by long-term shareholders. Volatility resulting from excessive purchases and sales or exchanges of fund shares, especially involving large dollar amounts, may disrupt efficient portfolio management. In particular, excessive purchases and sales or exchanges of a fund’s shares may cause a fund to have difficulty implementing its investment strategies, may force the fund to sell portfolio securities at inopportune times to raise cash or may cause increased expenses (such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage or increased administrative costs).

A fund that invests all or a portion of its assets in foreign securities may be susceptible to a time zone arbitrage strategy in which shareholders attempt to take advantage of Fund share prices that may not reflect developments in a foreign securities market that occur after the close of such market but prior to the pricing of Fund shares. In addition, a fund that invests in securities that are, among other things, thinly traded, traded infrequently or relatively illiquid (including restricted securities, certain emerging market securities and certain small- and mid-cap companies) is susceptible to the risk that the current market price for such securities may not accurately reflect current market values. A shareholder may seek to engage in short-term trading to take advantage of these pricing differences (commonly referred to as “price arbitrage”). The investment adviser is authorized to use the fair value of a security if prices are unavailable or are deemed unreliable (see “Valuing Shares”). The use of fair value pricing, the redemption fee applicable to Class A and Class I shares, and the restrictions on excessive trading and market timing described below are intended to reduce a shareholder’s ability to engage in price or time zone arbitrage to the detriment of the Funds.

The Boards of Trustees of the Eaton Vance funds have adopted policies to discourage short-term trading and market timing and to seek to minimize their potentially detrimental effects. Pursuant to these policies, if an investor (through one or more accounts) makes more than one round-trip exchange (exchanging from one fund to another fund and back again) within 90 days, it will be deemed to constitute market timing or excessive trading. Under the policies, each Fund or its principal underwriter will reject or cancel a purchase order, suspend or terminate the exchange privilege or terminate the ability of an investor to invest in the Eaton Vance funds if the Fund or the principal underwriter determines that a proposed transaction involves market timing or excessive trading that it believes is likely to be detrimental to the Fund. Each Fund and its principal underwriter use reasonable efforts to detect market timing and excessive trading activity, but they cannot ensure that they will be able to identify all cases of market timing and excessive trading. Each Fund or its principal underwriter may also reject or cancel any purchase order (including an exchange) from an investor or group of investors for any other reason. Decisions to reject or cancel purchase orders (including exchanges) in a Fund are inherently subjective and will be made in a manner believed to be in the best interest of a Fund’s shareholders. No Eaton Vance fund has any arrangement to permit market timing.

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The following fund share transactions generally are exempt from the market timing and excessive trading policy described above because each Fund and the principal underwriter believe they generally do not raise market timing or excessive trading concerns:

  transactions made pursuant to a systematic purchase plan or as the result of automatic reinvestment of dividends or distributions, or initiated by a Fund (e.g., for failure to meet applicable account minimums);
  transactions made by participants in employer sponsored retirement plans involving participant payroll or employer contributions or loan repayments, redemptions as part of plan terminations or at the direction of the plan, mandatory retirement distributions, or rollovers;
  transactions made by asset allocation and wrap programs where the adviser to the program directs transactions in the accounts participating in the program in concert with changes in a model portfolio; or
  transactions in shares of Eaton Vance U.S. Government Money Market Fund and Eaton Vance Tax Free Reserves.

It may be difficult for a Fund or the principal underwriter to identify market timing or excessive trading in omnibus accounts traded through financial intermediaries. The Funds and the principal underwriter have provided guidance to financial intermediaries (such as banks, broker-dealers, insurance companies and retirement administrators) concerning the application of the Eaton Vance funds’ market timing and excessive trading policies to Fund shares held in omnibus accounts maintained and administered by such intermediaries, including guidance concerning situations where market timing or excessive trading is considered to be detrimental to a Fund. Each Fund or its principal underwriter may rely on a financial intermediary’s policy to restrict market timing and excessive trading if it believes that policy is likely to prevent market timing that is likely to be detrimental to the Fund. Such policy may be more or less restrictive than a Fund’s policy. Although each Fund or the principal underwriter reviews trading activity at the omnibus account level for activity that indicates potential market timing or excessive trading activity, the Funds and the principal underwriter typically will not request or receive individual account data unless suspicious trading activity is identified. Each Fund and the principal underwriter generally rely on financial intermediaries to monitor trading activity in omnibus accounts in good faith in accordance with their own or Fund policies. Each Fund and the principal underwriter cannot ensure that these financial intermediaries will in all cases apply the policies of the Fund or their own policies, as the case may be, to accounts under their control.

Choosing a Share Class. Each Fund offers different classes of shares. The different classes of shares represent investments in the same portfolio of securities, but the classes are subject to different sales charges and expenses and will likely have different share prices due to differences in class expenses. In choosing the class of shares that suits your investment needs, you should consider:

  how long you expect to own your shares;
  how much you intend to invest;
  the sales charge and total operating expenses associated with owning each class; and
  whether you qualify for a reduction or waiver of any applicable sales charges (see “Reducing or Eliminating Class A Sales Charges” under “Sales Charges” below).

Each investor’s considerations are different. You should speak with your financial intermediary to help you decide which class of shares is best for you. Set forth below is a brief description of each class of shares offered by the Funds.

Class A shares are offered at net asset value plus a front-end sales charge of up to 5.75%. This charge is deducted from the amount you invest. The Class A sales charge is reduced for purchases of $50,000 or more. The sales charge applicable to your purchase may be reduced under the right of accumulation or a statement of intention, which are described in “Reducing or Eliminating Class A Sales Charges” under “Sales Charges” below. Some investors may be eligible to purchase Class A shares at net asset value under certain circumstances, which are also described below. Purchases of Class A shares are subject to a 1% redemption fee if redeemed or exchanged within 90 days of settlement of purchase. Class A shares pay distribution fees equal to 0.50% annually of average daily net assets. The principal underwriter of Greater India Fund has agreed to reduce Class A distribution fees by 0.10% annually through April 30, 2011.

Class B shares are offered at net asset value with no front-end sales charge. If you sell your Class B shares within six years of purchase, you generally will be subject to a contingent deferred sales charge or “CDSC”. The amount of the CDSC applicable to a redemption of Class B shares decreases over six years, as described in the CDSC schedule in “Contingent Deferred Sales Charge” under “Sales Charges” below. The CDSC is deducted from your redemption proceeds. Under certain circumstances, the Class B CDSC may be waived (such as in the case of the death of the shareholder). See “CDSC Waivers” under “Sales Charges” below. Class B shares pay distribution and service fees equal to 1.00% annually of average daily net assets. Class B shares automatically convert to Class A shares eight years after purchase. Orders for Class B shares of one or more Eaton Vance funds will be refused when the total value of the purchase (including the aggregate value of all Eaton Vance

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fund shares held within the purchasing shareholder’s account) is $100,000 or more. Investors considering cumulative purchases of $100,000 or more, or who, after a purchase of shares, would own shares of Eaton Vance funds with a current market value of $100,000 or more, should consider whether Class A shares would be more advantageous and consult their financial intermediary.

Class C shares are offered at net asset value with no front-end sales charge. If you sell your Class C shares within one year of purchase, you generally will be subject to a CDSC. The CDSC is deducted from your redemption proceeds. Under certain circumstances, the Class C CDSC may be waived (such as certain redemptions from tax-deferred retirement plan accounts). See “CDSC Waivers” under “Sales Charges” below. Class C shares pay distribution and service fees equal to 1.00% annually of average daily net assets. Orders for Class C shares of one or more Eaton Vance funds will be refused when the total value of the purchase (including the aggregate value of all Eaton Vance fund shares held within the purchasing shareholder’s account) is $1,000,000 or more. Investors considering cumulative purchases of $1,000,000 or more, or who, after a purchase of shares, would own shares of Eaton Vance funds with a current market value of $1,000,000 or more, should consider whether Class A shares would be more advantageous and consult their financial intermediary.

Class I shares are offered to clients of financial intermediaries who (i) charge such clients an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class I shares through a no-load network or platform. Such clients may include individuals, corporations, endowments, foundations and qualified plans (as described above). Class I shares are also offered to investment and institutional clients of Eaton Vance and its affiliates and certain persons affiliated with Eaton Vance and certain Fund service providers. Purchases of Class I shares are subject to a 1% redemption fee if redeemed or exchanged within 90 days of settlement of purchase. Class I shares do not pay distribution or service fees.

Payments to Financial Intermediaries. In addition to payments disclosed under "Sales Charges" below, the principal underwriter, out of its own resources, may make cash payments to certain financial intermediaries who provide marketing support, transaction processing and/or administrative services and, in some cases, include some or all Eaton Vance funds in preferred or specialized selling programs. Payments made by the principal underwriter to a financial intermediary may be significant and are typically in the form of fees based on Fund sales, assets, transactions processed and/or accounts attributable to that financial intermediary. Financial intermediaries also may receive amounts from the principal underwriter in connection with educational or due diligence meetings that include information concerning Eaton Vance funds. The principal underwriter may pay or allow other promotional incentives or payments to financial intermediaries to the extent permitted by applicable laws and regulations.

Certain financial intermediaries that maintain fund accounts for the benefit of their customers provide sub-accounting, recordkeeping and/or administrative services to the Eaton Vance funds and are compensated for such services by the funds. As used in this Prospectus, the term “financial intermediary” includes any broker, dealer, bank (including bank trust departments), registered investment adviser, financial planner, a retirement plan and/or its administrator, their designated intermediaries and any other firm having a selling, administration or similar agreement with the principal underwriter or its affiliates.

Sales Charges

Class A Front-End Sales Charge. Class A shares are offered at net asset value per share plus a sales charge that is determined by the amount of your investment. The current sales charge schedule is:

	Sales Charge*	Sales Charge*	Dealer Commission
	as Percentage of	as Percentage of Net	as a Percentage of
Amount of Purchase	Offering Price	Amount Invested	Offering Price

Less than $50,000	5.75%	6.10%	5.00%
$50,000 but less than $100,000	4.75%	4.99%	4.00%
$100,000 but less than $250,000	3.75%	3.90%	3.00%
$250,000 but less than $500,000	3.00%	3.09%	2.50%
$500,000 but less than $1,000,000	2.00%	2.04%	1.75%
$1,000,000 or more	0.00**	0.00**	1.00%

*	Because the offering price per share is rounded to two decimal places, the actual sales charge you pay on a purchase of Class A shares may be more or less than your total purchase amount multiplied by the applicable sales charge percentage.
**	No sales charge is payable at the time of purchase on investments of $1 million or more. A CDSC of 1.00% will be imposed on such investments (as described below) in the event of redemptions within 18 months of purchase.

The principal underwriter may also pay commissions of up to 1.00% on sales of Class A shares made at net asset value to certain tax-deferred retirement plans.

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Prospectus dated May 1, 2010

Reducing or Eliminating Class A Sales Charges. Front-end sales charges on purchases of Class A shares may be reduced under the right of accumulation or under a statement of intention. To receive a reduced sales charge, you must inform your financial intermediary or a Fund at the time you purchase shares that you qualify for such a reduction. If you do not let your financial intermediary or the Fund know you are eligible for a reduced sales charge at the time of purchase, you will not receive the discount to which you may otherwise be entitled.

Right of Accumulation. Under the right of accumulation, the sales charge you pay is reduced if the current market value of your holdings in a Fund or any other Eaton Vance fund (based on the current maximum public offering price) plus your new purchase total $50,000 or more. Class A shares of Eaton Vance U.S. Government Money Market Fund and shares of Eaton Vance Tax Free Reserves cannot be included under the right of accumulation. Shares owned by you, your spouse and children under age twenty-one may be combined for purposes of the right of accumulation, including shares held for the benefit of any of you in omnibus or “street name” accounts. In addition, shares held in a trust or fiduciary account of which any of the foregoing persons is the sole beneficiary (including retirement accounts) may be combined for purposes of the right of accumulation. Shares purchased and/or owned in a SEP, SARSEP and SIMPLE IRA plan also may be combined for purposes of the right of accumulation for the plan and its participants. You may be required to provide documentation to establish your ownership of shares included under the right of accumulation (such as account statements for you, your spouse and children or marriage certificates, birth certificates and/or trust or other fiduciary-related documents).

Statement of Intention. Under a statement of intention, purchases of $50,000 or more made over a 13-month period are eligible for reduced sales charges. Shares eligible under the right of accumulation (other than those included in employer-sponsored retirement plans) may be included to satisfy the amount to be purchased under a statement of intention. Under a statement of intention, the principal underwriter may hold 5% of the dollar amount to be purchased in escrow in the form of shares registered in your name until you satisfy the statement or the 13-month period expires. A statement of intention does not obligate you to purchase (or a Fund to sell) the full amount indicated in the statement.

Class A shares are offered at net asset value (without a sales charge) to clients of financial intermediaries who (i) charge an ongoing fee for advisory, investment, consulting or similar services, or (ii) have entered into an agreement with the principal underwriter to offer Class A shares through a no-load network or platform. Such clients may include individuals, corporations, endowments, foundations and pension plans (including tax-deferred retirement plans and profit sharing plans). Class A shares also are offered at net asset value to investment and institutional clients of Eaton Vance and its affiliates; certain persons affiliated with Eaton Vance; and to certain fund service providers as described in the Statement of Additional Information. Class A shares may also be purchased at net asset value pursuant to the reinvestment privilege and exchange privilege and when distributions are reinvested. See “Shareholder Account Features” for details.

Contingent Deferred Sales Charge. Class A, Class B and Class C shares are subject to a CDSC on certain redemptions. Class A shares purchased at net asset value in amounts of $1 million or more are subject to a 1.00% CDSC if redeemed within 18 months of purchase. Class C shares are subject to a 1.00% CDSC if redeemed within one year of purchase. Class B shares are subject to the following CDSC schedule:

Year of Redemption After Purchase	CDSC

First or Second	5%	CDSCs are based on the lower of the net asset value at the
Third	4%	acquired through the reinvestment of distributions are
Fourth	3%	time of purchase or at the time of redemption. Shares
Fifth	2%	acquired through the reinvestment of distributions are
Sixth	1%	exempt from the CDSC. Redemptions are made first from
Seventh or following	0%	shares that are not subject to a CDSC.

The sales commission payable to financial intermediaries in connection with sales of Class B and Class C shares is described under “Distribution and Service Fees” below.

CDSC Waivers. CDSCs are waived for certain redemptions pursuant to a Withdrawal Plan (see “Shareholder Account Features”) and, for Class B and Class C shares, in connection with certain redemptions from tax-deferred retirement plans. The CDSC is also waived following the death of a beneficial owner of shares (a death certificate and other applicable documents may be required).

Conversion Feature. After eight years, Class B shares automatically convert to Class A shares. Class B shares acquired through the reinvestment of distributions convert in proportion to shares not so acquired.

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Prospectus dated May 1, 2010

Distribution and Service Fees. Class A, Class B and Class C shares have in effect plans under Rule 12b-1 that allow each Fund to pay distribution fees for the sale and distribution of shares (so-called “12b-1 fees”) and service fees for personal and/or shareholder account services. Class A shares pay a distribution fee to the principal underwriter of 0.50% annually of average daily net assets on shares outstanding for less than twelve months and a distribution fee of 0.25% annually of average daily net assets on shares outstanding for more than twelve months. The principal underwriter of Greater India Fund has agreed to reduce Class A distribution fees by 0.10% annually through April 30, 2011. Class B and Class C shares pay distribution fees to the principal underwriter of 0.75% of average daily net assets annually. Because these fees are paid from Fund assets on an ongoing basis, they will increase your cost over time and may cost you more than paying other types of sales charges. The principal underwriter compensates financial intermediaries on sales of Class B and Class C shares (except exchange transactions and reinvestments) in an amount equal to 4% and 1%, respectively, of the purchase price of the shares. After the first year, financial intermediaries also receive 0.75% of the value of Class C shares in annual distribution fees. Class A, Class B and Class C shares also pay service fees to the principal underwriter equal to 0.25% of average daily net assets annually. In the case of Class A shares, service fees are paid with respect to shares that have remained outstanding for more than one year. In the case of Class B shares, the principal underwriter receives the service fee the first year. Thereafter, and with respect to the Class A and Class C service fees, service fees generally are paid to financial intermediaries for shareholder servicing performed by such financial intermediaries. Distribution and service fees are subject to the limitations contained in the sales charge rule of the Financial Industry Regulatory Authority.

More information about sales charges is available free of charge on the Eaton Vance website at www.eatonvance.com and in the Statement of Additional Information. Please consult the Eaton Vance website for any updates to sales charge information before making a purchase of Fund shares.

Redeeming Shares

You can redeem shares in any of the following ways:

By Mail

Send your request to the transfer agent along with any certificates and stock powers. The request must be signed exactly as your account is registered (for instance, a joint account must be signed by all registered owners to be accepted) and a Medallion signature guarantee may be required. You can obtain a Medallion signature guarantee at banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations that participate in The Securities Transfer Agents Medallion Program, Inc. (STAMP, Inc.). Only Medallion signature guarantees issued in accordance with STAMP, Inc. will be accepted. You may be asked to provide additional documents if your shares are registered in the name of a corporation, partnership or fiduciary.

By Telephone

Certain shareholders can redeem by calling 1-800-262-1122 Monday through Friday, 8:00 a.m. to 6:00 p.m. (eastern time). Proceeds of a telephone redemption are generally limited to $100,000 per account (which may include shares of one or more Eaton Vance funds) and can be sent only to the account address or to a bank pursuant to prior instructions.

By Internet

Certain shareholders can redeem by logging on to the Eaton Vance website at www.eatonvance.com. Proceeds of internet redemptions are generally limited to $100,000 per account (which may include shares of one or more Eaton Vance funds) and can be sent only to the account address or to a bank pursuant to prior instructions.

For Additional Information	Please call 1-800-262-1122 Monday through Friday, 8:00 a.m. to 6:00 p.m. (eastern time).
Through a Financial Intermediary	Your financial intermediary is responsible for transmitting the order promptly. A financial intermediary may charge a fee for this service.

If you redeem shares, your redemption price will be based on the net asset value per share next computed after the redemption request is received in proper form (meaning that it is complete and contains all necessary information) by a Fund’s transfer agent or your financial intermediary. Your redemption proceeds normally will be paid in cash within seven days, reduced by the amount of any applicable CDSC and/or redemption fee and any federal income tax required to be withheld. Payments will be sent by regular mail. However, if you have given complete written authorization in advance, you may request that the redemption proceeds be wired directly to your bank account. The bank designated may be any bank in the United States. The request may be made by

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Prospectus dated May 1, 2010

calling 1-800-262-1122 or by sending a Medallion signature guaranteed letter of instruction to the transfer agent (see back cover for address). Certain redemption requests including those involving shares held by certain corporations, trusts or certain other entities and shares that are subject to certain fiduciary arrangements may require additional documentation and may be redeemed only by mail. You may be required to pay the costs of such transaction by a Fund or your bank. No costs are currently charged by a Fund. However, charges may apply for expedited mail delivery services. Each Fund may suspend or terminate the expedited payment procedure upon at least 30 days’ notice.

If you recently purchased shares, the proceeds of a redemption will not be sent until the purchase check (including a certified or cashier’s check) has cleared. If the purchase check has not cleared, redemption proceeds may be delayed up to 15 days from the purchase date. If your account value falls below $750 (other than due to market decline), you may be asked either to add to your account or redeem it within 60 days. If you take no action, your account will be redeemed and the proceeds sent to you.

Class A and Class I shares are subject to a 1% redemption fee if redeemed or exchanged within 90 days of the settlement of the purchase. All redemption fees will be paid to the Fund. The following are not subject to the redemption fee: (1) redemptions of shares held by tax-deferred retirement plans; (2) proprietary fee-based programs sponsored by financial intermediaries (including Eaton Vance or its affiliates); (3) accounts held by Eaton Vance or its affiliates; (4) accounts in which Eaton Vance or its affiliates have a beneficial interest; and (5) the redemption of shares acquired as the result of reinvesting distributions.

While redemption proceeds are normally paid in cash, redemptions may be paid by distributing marketable securities. If you receive securities, you could incur brokerage or other charges in converting the securities to cash.

Shareholder Account Features

Distributions. You may have your Fund distributions paid in one of the following ways:

•Full Reinvest Option	Distributions are reinvested in additional shares. This option will be assigned if you do not specify an option.
•Partial Reinvest Option •Cash Option •Exchange Option

Dividends are paid in cash and capital gains are reinvested in additional shares.

Distributions are paid in cash.

Distributions are reinvested in additional shares of any class of another Eaton Vance fund chosen by you, subject to the terms of that fund’s prospectus. Before selecting this option, you must obtain a prospectus of the other fund and consider its objectives, risks, and charges and expenses carefully.

Information about the Funds. From time to time, you may receive the following:

  Semiannual and annual reports containing a list of portfolio holdings as of the end of the second and fourth fiscal quarters, respectively, performance information and financial statements.
  Periodic account statements, showing recent activity and total share balance.
  Tax information needed to prepare your income tax returns.
  Proxy materials, in the event a shareholder vote is required.
  Special notices about significant events affecting your Fund.

Most fund information (including semiannual and annual reports, prospectuses and proxy statements) as well as your periodic account statements can be delivered electronically. For more information please go to www.eatonvance.com/edelivery.

Each Fund will file with the Securities and Exchange Commission (“SEC”) a list of its portfolio holdings as of the end of the first and third fiscal quarters on Form N-Q. Each Fund’s annual and semiannual reports (as filed on Form N-CSR) and each Form N-Q may be viewed on the SEC’s website (www.sec.gov). The most recent fiscal quarter end holdings may also be viewed on the Eaton Vance website (www.eatonvance.com). Portfolio holdings information that is filed with the SEC is posted on the Eaton Vance website approximately 60 days after the end of the quarter to which it relates. Portfolio holdings information as of each calendar quarter end is posted to the website 30 days after such quarter end. Each Fund also posts information about certain portfolio characteristics (such as top ten holdings and asset allocation) as of the most recent calendar quarter end on the Eaton Vance website approximately ten business days after the calendar quarter end.

The Eaton Vance funds have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning Fund characteristics. A description of these policies and procedures is provided in the Statement of Additional Information. Such policies and procedures regarding disclosure of portfolio holdings are designed to prevent the misuse of material, non-public information about the funds.

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Prospectus dated May 1, 2010

Withdrawal Plan. You may redeem shares on a regular periodic basis by establishing a systematic withdrawal plan. Withdrawals will not be subject to any applicable CDSC if they are, in the aggregate, less than or equal to 12% annually of the greater of either the initial account balance or the current account balance. Because purchases of Class A shares are generally subject to an initial sales charge, Class A shareholders should not make withdrawals from their accounts while also making purchases. Because redemptions of Class A and Class I shares within 90 days of the settlement of the purchase are subject to a 1% redemption fee (including shares held in individual retirement accounts), shareholders should not make withdrawals pursuant to a Withdrawal Plan during that period.

Tax-Deferred Retirement Plans. Distributions will be invested in additional shares for all tax-deferred retirement plans.

Exchange Privilege. You may exchange your Fund shares for shares of the same Class of another Eaton Vance fund. Exchanges are made at net asset value (subject to any applicable redemption fee). If your shares are subject to a CDSC, the CDSC will continue to apply to your new shares at the same CDSC rate. For purposes of the CDSC, your shares will continue to age from the date of your original purchase of Fund shares.

Before exchanging, you should read the prospectus of the new fund carefully. Exchanges are subject to the terms applicable to purchases of the new fund’s shares as set forth in its prospectus. If you wish to exchange shares, write to the transfer agent (see back cover for address), log on to your account at www.eatonvance.com or call 1-800-262-1122. Periodic automatic exchanges are also available. The exchange privilege may be changed or discontinued at any time. You will receive at least 60 days’ notice of any material change to the privilege. This privilege may not be used for “market timing” and may be terminated for market timing accounts or for any other reason. For additional information, see “Restrictions on Excessive Trading and Market Timing” under “Purchasing Shares”.

Reinvestment Privilege. If you redeem shares, you may reinvest at net asset value all or any portion of the redemption proceeds in the same class of shares of the Fund you redeemed from, provided that the reinvestment occurs within 60 days of the redemption, and the privilege has not been used more than once in the prior 12 months. Under these circumstances your account will be credited with any CDSC paid in connection with the redemption. Any CDSC period applicable to the shares you acquire upon reinvestment will run from the date of your original share purchase. Reinvestment requests must be in writing. At the time of a reinvestment, you or your financial intermediary must notify the Fund or the transfer agent that you are reinvesting redemption proceeds in accordance with this privilege. If you reinvest, your purchase will be at the next determined net asset value following receipt of your request.

Telephone and Electronic Transactions. You can redeem or exchange shares by telephone as described in this Prospectus. In addition, certain transactions may be conducted through the Eaton Vance website. The transfer agent and the principal underwriter have procedures in place to authenticate telephone and electronic instructions (such as using security codes or verifying personal account information). As long as the transfer agent and principal underwriter follow reasonable procedures, they will not be responsible for unauthorized telephone or electronic transactions and you bear the risk of possible loss resulting from these transactions. You may decline the telephone redemption option on the account application. Telephone instructions are recorded.

“Street Name” Accounts. If your shares are held in a “street name” account at a financial intermediary, that intermediary (and not the Fund or its transfer agent) will perform all recordkeeping, transaction processing and distribution payments. Because the Fund will have no record of your transactions, you should contact your financial intermediary to purchase, redeem or exchange shares, to make changes in your account, or to obtain account information. You will not be able to utilize a number of shareholder features, such as telephone transactions, directly with a Fund. If you transfer shares in a “street name” account to an account with another financial intermediary or to an account directly with a Fund, you should obtain historical information about your shares prior to the transfer.

Procedures for Opening New Accounts. To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record information that identifies each new customer who opens a Fund account and to determine whether such person’s name appears on government lists of known or suspected terrorists or terrorist organizations. When you open an account, the transfer agent or your financial intermediary will ask you for your name, address, date of birth (for individuals), residential or business street address (although post office boxes are still permitted for mailing) and social security number, taxpayer identification number, or other government-issued identifying number. You also may be asked to produce a copy of your driver’s license, passport or other identifying documents in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic databases. Other information or documents may be required to open accounts for corporations and other entities. Federal law prohibits a Fund and other financial institutions from opening a new account unless they receive the minimum identifying information described above. If a person fails to provide the information requested, any application by that person to open a new account will be rejected. Moreover, if the transfer agent or the financial intermediary is unable to verify the identity of

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Prospectus dated May 1, 2010

a person based on information provided by that person, it may take additional steps including, but not limited to, requesting additional information or documents from the person, closing the person’s account or reporting the matter to the appropriate federal authorities. If your account is closed for this reason, your shares may be automatically redeemed at the net asset value next determined. If a Fund’s net asset value has decreased since your purchase, you will lose money as a result of this redemption. Each Fund has also designated an anti-money laundering compliance officer.

Account Questions. If you have any questions about your account or the services available, please call Eaton Vance Shareholder Services at 1-800-262-1122 Monday through Friday, 8:00 a.m. to 6:00 p.m. (eastern time), or write to the transfer agent (see back cover for address).

Additional Tax Information

Each Fund pays dividends at least once annually and intends to pay capital gains annually. Distributions of investment income and net short-term capital gains generally will be taxable as ordinary income. Distributions of any long-term capital gains will be taxable as long-term capital gain. Each Fund expects its distributions will consist primarily of capital gains. Taxes on distributions of capital gains are determined by how long a Portfolio owned the investments that generated them, rather than how long a shareholder has owned his or her shares in a Fund. For the taxable years beginning on or before December 31, 2010, distributions of investment income designated by a Fund as derived from “qualified dividend income” are taxed at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the shareholder and Fund level. Each Fund’s distributions will generally not qualify for the dividends-received deduction for corporations. Each Fund’s distributions will be taxable whether they are paid in cash or reinvested in additional shares.

Investors who purchase shares at a time when a Fund’s net asset value reflects gains that are either unrealized or realized but not distributed will pay the full price for the shares and then may receive some portion of the purchase price back as a taxable distribution. Certain distributions paid in January may be taxable to shareholders as if received on December 31 of the prior year. A redemption of Fund shares, including an exchange for shares of another fund, is a taxable transaction.

Investments in foreign securities may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gains). In that case, a Fund’s yield on those securities would be decreased. These taxes may be reduced or eliminated under the terms of an applicable tax treaty. Under certain circumstances, shareholders may be entitled to claim a credit or deduction with respect to foreign taxes. In addition, investments in foreign securities or foreign currencies may increase or accelerate a Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.

As described in the Statement of Additional Information under “Strategies and Risks”, the India Portfolio is subject to certain Indian income taxes in connection with transactions in Indian securities. The Indian tax authority has been conducting reviews of tax returns filed by investors in India, including those filed by the India Portfolio and other mutual funds. In March 2004, the Indian tax authority assessed the India Portfolio additional taxes for the 2000-2001 tax year and reduced the refund paid to the India Portfolio for the 2001-2002 tax year, a net assessment of approximately US$865,000. Based on current exchange rates the value of the assessment was US$761,561 as of December 31, 2009. The India Portfolio appealed the assessment. During the year ended December 31, 2009, the India Portfolio received notification that its appeal of the assessment was successful and that the tax authority was ordered to re-compute the amount of taxes due for the tax years noted above. The India Portfolio has received a partial refund of the net assessment and related interest. It is uncertain when the tax authority will complete its recomputations and refund the India Portfolio the balance of the net assessment.

A Fund may be required to withhold, for U.S. federal income tax purposes, a portion of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the Fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain shareholders are exempt from backup withholding. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Shareholders should consult with their advisers concerning the applicability of federal, state, local and other taxes to an investment.

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Prospectus dated May 1, 2010

Financial Highlights

The financial highlights are intended to help you understand a Fund’s financial performance for the period(s) indicated. Certain information in the tables reflects the financial results for a single Fund share. The total returns in the tables represent the rate an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all distributions at net asset value). This information has been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The report of Deloitte & Touche LLP and each Fund’s financial statements are incorporated herein by reference and included in the Fund’s annual report, which is available upon request.

	Emerging Markets Fund

	Year Ended December 31,

	2009		2008		2007		2006		2005

	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B

Net asset value - Beginning of year	$11.370	$10.600	$ 30.090	$ 28.410	$ 28.540	$27.320	$ 23.960	$22.990	$20.040	$19.290
Income (Loss) From Operations
Net investment income (loss)(1)	$ 0.002	$ (0.071)	$(0.002)	$ (0.103)	$ 0.171	$ 0.009	$ 0.231	$ 0.149	$ 0.117	$ 0.027
Net realized and unrealized gain (loss)	7.507	7.000	(15.951)	(14.940)	6.617	6.319	5.909	5.594	5.880	5.635
Total income (loss) from operations	$ 7.509	$ 6.929	$(15.953)	$(15.043)	$ 6.788	$ 6.328	$ 6.140	$ 5.743	$ 5.997	$ 5.662
Less Distributions
From net investment income	$ —	$ —	$—	$—	$ (0.052)	$ (0.052)	$ (0.148)	$ (0.001)	$ (0.127)	$ (0.012)
From net realized gain	—	—	(2.768)	(2.768)	(5.188)	(5.188)	(1.414)	(1.414)	(1.951)	(1.951)
Total distributions	$ —	$ —	$(2.768)	$ (2.768)	$ (5.240)	$ (5.240)	$ (1.562)	$ (1.415)	$ (2.078)	$ (1.963)
Redemption fees(1)	$ 0.001	$ 0.001	$0.001	$ 0.001	$ 0.002	$ 0.002	$ 0.002	$ 0.002	$ 0.001	$ 0.001
Net asset value - End of year	$18.880	$17.530	$ 11.370	$ 10.600	$ 30.090	$28.410	$ 28.540	$27.320	$23.960	$22.990
Total Return(3)	66.05%	65.22%	(57.87)%	(58.07)%	24.29%	23.68%	25.68%	25.03%	30.27%	29.69%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$49,305	$12,518	$ 33,791	$ 8,388	$144,419	$33,870	$148,614	$31,078	$91,770	$26,283
Ratios (as a percentage of average daily net assets):
Expenses (4)(5)	2.56%(6)	3.06%(6)	2.37%	2.87%	2.23%	2.73%	2.30%	2.80%	2.41%(6)	2.91%(6)
Net investment income (loss)	0.01%	(0.52)%	(0.01)%	(0.51)%	0.55%	0.03%	0.88%	0.59%	0.53%	0.13%
Portfolio Turnover of the Portfolio	75%	75%	114%	114%	68%	68%	35%	35%	32%	32%

(See footnotes on last page.)

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Prospectus dated May 1, 2010

Financial Highlights (continued)

	Greater India Fund

	Period Ended December 31,

	2009				2008

	Class A	Class B	Class C	Class I(7)	Class A	Class B	Class C

Net asset value - Beginning of period	$ 12.050	$ 11.000	$11.030	$21.550	$ 36.190	$ 33.360	$ 33.420
Income (Loss) From Operations
Net investment loss (1)	$ (0.157)	$ (0.222)	$ (0.227)	$ (0.071)	$ (0.245)	$ (0.324)	$ (0.315)
Net realized and unrealized gain (loss)	11.456	10.451	10.466	1.901	(22.716)	(20.856)	(20.895)
Total income (loss) from operations	$ 11.299	$ 10.229	$10.239	$ 1.830	$ (22.961)	$(21.180)	$(21.210)
Less Distributions
From net realized gain	$ —	$ —	$ —	$ —	$ (1.183)	$ (1.183)	$ (1.183)
Total distributions	$ —	$ —	$ —	$ —	$ (1.183)	$ (1.183)	$ (1.183)
Redemption fees (1)	$ 0.001	$ 0.001	$ 0.001	$ 0.000(2)	$ 0.004	$ 0.003	$ 0.003
Net asset value - End of period	$ 23.350	$ 21.230	$21.270	$23.380	$ 12.050	$ 11.000	$ 11.030
Total Return (3)	93.78%	92.82%	92.84%	8.49%(8)	(65.23)%	(65.40)%	(65.40)%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$508,035	$134,386	$74,778	$29,502	$293,121	$ 77,277	$ 35,548
Ratios (as a percentage of average daily net assets):
Expenses(4)(5)	2.23%	2.73%	2.73%	1.73%(9)	2.12%	2.62%	2.62%
Net investment loss	(0.91)%	(1.42)%	(1.42)%	(1.25)%(9)	(1.10)%	(1.60)%	(1.58)%
Portfolio Turnover of the Portfolio	63%	63%	63%	63%(10)	38%	38%	38%

(See footnotes on last page.)

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Financial Highlights (continued)

	Greater India Fund

	Period Ended December 31,

	2007			2006			2005

	Class A	Class B	Class C	Class A	Class B	Class C(11)	Class A	Class B

Net asset value - Beginning of period	$ 25.800	$ 24.090	$ 24.120	$ 19.340	$ 18.170	$19.440	$ 13.660	$12.920
Income (Loss) From Operations
Net investment loss (1)	$ (0.331)	$ (0.446)	$ (0.485)	$ (0.196)	$ (0.289)	$ (0.193)	$ (0.193)	$ (0.255)
Net realized and unrealized gain	14.234	13.229	13.299	7.207	6.761	5.421	6.386	6.019
Total income (loss) from operations	$ 13.903	$ 12.783	$ 12.814	$ 7.011	$ 6.472	$ 5.228	$ 6.193	$ 5.764
Less Distributions
From net realized gain	$ (3.518)	$ (3.518)	$ (3.518)	$ (0.564)	$ (0.564)	$ (0.549)	$ (0.518)	$ (0.518)
Total distributions	$ (3.518)	$ (3.518)	$ (3.518)	$ (0.564)	$ (0.564)	$ (0.549)	$ (0.518)	$ (0.518)
Redemption fees (1)	$ 0.005	$0.005	$ 0.004	$ 0.013	$ 0.012	$ 0.001	$ 0.005	$ 0.004
Net asset value - End of period	$ 36.190	$ 33.360	$ 33.420	$ 25.800	$ 24.090	$24.120	$ 19.340	$18.170
Total Return (3)	55.04%	54.29%	54.35%	36.32%	35.69%	26.89%(8)	45.42%	44.69%
Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$1,268,761	$301,887	$120,050	$821,768	$198,248	$12,429	$269,766	$68,454
Ratios (as a percentage of average daily net assets):
Expenses (4)(5)	1.99%	2.49%	2.49%	2.14%	2.64%	2.63%(9)	2.35%	2.85%
Net investment loss	(1.11)%	(1.61)%	(1.66)%	(0.86)%	(1.35)%	(1.69)%(9)	(1.17)%	(1.66)%
Portfolio Turnover of the Portfolio	63%	63%	63%	67%	67%(12)	67%	29%	29%

(1)	Computed using average shares outstanding.
(2)	Amount is less than $0.0005.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.
(4)	Includes the Fund’s share of the Portfolio’s allocated expenses.
(5)	Excludes the effect of custody fee credits, if any, of less than 0.005%.
(6)	The investment adviser to the Portfolio and manager subsidized certain operating expenses (equal to 0.10% of average daily net assets for the year ended December 31, 2009). The investment adviser to the Portfolio voluntarily waived a portion of its investment adviser fee (equal to less than 0.01% of average daily net assets for the year ended December 31, 2005). Absent this waiver and/or subsidy, total return would be lower.

(7)	For the period from the commencement of operations, October 1, 2009, to December 31, 2009.
(8)	Not annualized.
(9)	Annualized.

(10) For the Portfolio’s year ended December 31, 2009.

(11)	For the period from the commencement of operations, July 7, 2006, to December 31, 2006.
(12)	For the Portfolio’s year ended December 31, 2006.

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More Information

About the Funds: More information is available in the Statement of Additional Information. The Statement of Additional Information is incorporated by reference into this Prospectus. Additional information about each Portfolio’s investments is available in the annual and semiannual reports to shareholders. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected each Fund’s performance during the past fiscal year. You may obtain free copies of the Statement of Additional Information and the shareholder reports on Eaton Vance’s website at www.eatonvance.com or by contacting the principal underwriter:

Eaton Vance Distributors, Inc. Two International Place Boston, MA 02110 1-800-262-1122 website: www.eatonvance.com

You will find and may copy information about each Fund (including the Statement of Additional Information and shareholder reports): at the Securities and Exchange Commission’s public reference room in Washington, DC (call 1-800-732-0330 for information on the operation of the public reference room); on the EDGAR Database on the SEC’s Internet site (http://www.sec.gov); or, upon payment of copying fees, by writing to the SEC’s Public Reference Section, 100 F Street, NE, Washington, DC 20549-0102, or by electronic mail at publicinfo@sec.gov.

Shareholder Inquiries: You can obtain more information from Eaton Vance Shareholder Services or the Fund transfer agent, PNC Global Investment Servicing. If you own shares and would like to add to, redeem or change your account, please write or call below:

Regular Mailing	Overnight Mailing	Phone Number:
Address:	Address:	1-800-262-1122
Eaton Vance Funds	Eaton Vance Funds	Monday - Friday
P.O. Box 9653	101 Sabin Street	8 a.m. - 6 p.m. ET
Providence, RI 02940-9653	Pawtucket, RI 02860

The Funds’ Investment Company Act No. is 811-01545.	EMGIFP
3170-5/10	© 2010 Eaton Vance Management

STATEMENT OF ADDITIONAL INFORMATION May 1, 2010

Eaton Vance Emerging Markets Fund
Class A Shares - ETEMX     Class B Shares - EMEMX

Eaton Vance Greater India Fund
Class A Shares - ETGIX    Class B Shares - EMGIX     Class C Shares - ECGIX     Class I Shares - EGIIX

Two International Place Boston, Massachusetts 02110 1-800-262-1122

This Statement of Additional Information (“SAI”) provides general information about the Funds and their corresponding Portfolios. The Funds and Portfolios are diversified, open-end management investment companies. Each Fund is a series of Eaton Vance Special Investment Trust (the “Trust”). Capitalized terms used in this SAI and not otherwise defined have the meanings given to them in the Prospectus.

This SAI contains additional information about:

		Page		Page
Strategies and Risks		2	Purchasing and Redeeming Shares	23
Investment Restrictions		8	Sales Charges	24
Management and Organization		9	Performance	26
Investment Advisory and Administrative Services		18	Taxes	28
Other Service Providers		21	Portfolio Securities Transactions	32
Calculation of Net Asset Value		22	Financial Statements	35

Appendix A:	Class A Fees, Performance and Ownership	36	Appendix E: Country Information	43
Appendix B:	Class B Fees, Performance and Ownership	38	Appendix F: Eaton Vance Funds Proxy Voting Policy and Procedures	46
Appendix C:	Class C Fees, Performance and Ownership	40	Appendix G: Lloyd George Management Proxy Voting Procedures	48
Appendix D: Class I Performance and Ownership		42

Although each Fund offers only its shares of beneficial interest, it is possible that a Fund (or Class) might become liable for a misstatement or omission in this SAI regarding another Fund (or Class) because the Funds use this combined SAI.

This SAI is NOT a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the Fund Prospectus dated May 1, 2010, as supplemented from time to time, which is incorporated herein by reference. This SAI should be read in conjunction with the Prospectus, which may be obtained by calling 1-800-262-1122.

© 2010 Eaton Vance Management

The following defined terms may be used herein: “SEC” for the Securities and Exchange Commission; “CFTC” for the Commodities Futures Trading Commission; “IRS” for the Internal Revenue Service; “Code” for the Internal Revenue Code of 1986, as amended; “1940 Act” for the Investment Company Act of 1940, as amended; “1933 Act” for the Securities Act of 1933, as amended; and “FINRA” for the Financial Industry Regulatory Authority.

STRATEGIES AND RISKS

Principal strategies are defined in the Prospectus. The following is a description of the various investment practices that may be engaged in, whether as a principal or secondary strategy, and a summary of certain attendant risks. The investment adviser(s) may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help achieve the investment objective(s).

Equity Securities. Equity securities, for purposes of the 80% policy, will be limited to common and preferred stocks; equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; special classes of shares available only to foreign investors in markets that restrict ownership by foreign investors to certain classes of equity securities; depositary receipts; convertible preferred stocks; and other convertible instruments. The convertible instruments in which a Portfolio will invest will generally not be rated, but will typically be equivalent in credit quality to securities rated below investment grade (i.e., credit quality equivalent to lower than Baa by Moody’s Investors Service. Inc. and lower than BBB by Standard & Poor Ratings Group). Convertible debt securities that are not investment grade are commonly called “junk bonds” and have risks similar to equity securities; they have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case with higher grade debt securities. Such lower rated debt securities will not exceed 20% of total assets.

When consistent with its investment objective, the Emerging Portfolio may also invest in equity securities of companies not in emerging market countries and the India Portfolio may also invest in equity securities of companies not in the Indian subcontinent, as well as warrants, options on equity securities and indices, options on currency, futures contracts, options on futures contracts, forward foreign currency exchange contracts, currency swaps and other non-equity investments. For the India Portfolio, the issuers of equity securities may be located in neighboring countries outside the region, such as Indonesia and Malaysia, as well as more developed countries.

Greater India Country Considerations. Foreign investment in the securities of issuers in greater India countries is usually restricted or controlled to some degree. In India, “Foreign Institutional Investors“ (“FIIs“) may predominately invest in exchange-traded securities (and securities to be listed, or those approved on the over-the-counter exchange of India) subject to the conditions specified in the guidelines for Direct Foreign Investment by FIIs in India (the “Guidelines”), published in a Press Note dated September 14, 1992, issued by the Government of India, Ministry of Finance, Investment Division. FIIs have to apply for registration to the Securities and Exchange Board of India (“SEBI“) and to the Reserve Bank of India for permission to trade in Indian securities. The Guidelines require SEBI to take into account the track record of the FII, its professional competence, financial soundness, experience and other relevant criteria. SEBI must also be satisfied that suitable custodial arrangements are in place for the Indian securities. The investment adviser is a registered FII and the inclusion of the India Portfolio in the investment adviser’s registration was approved by SEBI. FIIs are required to observe certain investment restrictions, including an account ownership ceiling of 5% of the total issued share capital of any one company. In addition, the shareholdings of all registered FIIs, together with the shareholdings of non-resident Indian individuals and foreign bodies corporate substantially owned by non-resident Indians, may not exceed 40% of the issued share capital of any one company (subject to that company’s approval). Only registered FIIs and non-Indian mutual funds that comply with certain statutory conditions may make direct portfolio investments in exchange-traded Indian securities. Income, gains and initial capital with respect to such investments are freely repatriable, subject to payment of applicable Indian taxes. See “Regional Taxes“.

In Pakistan, the India Portfolio may invest in the shares of issuers listed on any of the stock exchanges in the country provided that the purchase price as certified by a local stock exchange broker is paid in foreign exchange transferred into Pakistan through a commercial bank and, in the case of an off-exchange sale of listed shares, that the sale price is not less than the price quoted on any of the local stock exchanges on the date of the sale. In addition, the issuer’s shares held by the India Portfolio must be registered with the State Bank of Pakistan for purposes of repatriation of income, gains and initial capital. The India Portfolio may also invest in the shares of unlisted and closely-held manufacturing companies provided that the sale price is certified by a Pakistani chartered accountant to be not less than the break-up value of the shares, and is paid in foreign exchange transferred into Pakistan through a commercial bank. If local procedures are complied with, income, gains and initial capital are freely repatriable after payment of any applicable Pakistani withholding taxes. In Sri Lanka, the India Portfolio may invest in the shares of exchange-listed issuers, subject to certain limitations for specific sectors of the economy.

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There can be no assurance that these investment control regimes will not change in a way that makes it more difficult or impossible for the India Portfolio to implement its investment objective or repatriate its income, gains and initial capital from these countries. Similar risks and considerations will be applicable to the extent the India Portfolio invests in other countries.

Regional Taxes. A tax of 10% plus surcharges is currently imposed on gains from sales of equities held not more than one year and sold on a recognized stock exchange in India. For an entity that is registered as a FII/sub-account with the SEBI, the gains from sales of equity securities in other cases are taxed at a rate of 30% plus surcharges (for securities held not more than one year) and 10% (for securities held for more than one year).

The tax rate on gains earned by a FII/sub-account from sales of debt securities is currently 10% plus surcharges if the securities have been held more than one year and 30% plus surcharges if the securities have been held not more than one year. Securities transaction tax applies for specified transactions at specified rates. India imposes a tax on interest on securities at a rate of 20% plus surcharges. This tax is imposed on the investor. India imposes a tax on dividends paid by an Indian company at a rate of 12.5% plus surcharges. This tax is imposed on the company which pays the dividends.

Pakistan currently imposes a tax on cash dividends at rates of up to 10% and on interest income at a rate of 40%. There is currently no withholding tax on capital gains from listed shares. Sri Lanka imposes a tax of 10% on dividends and 15% on interest, but does not impose a tax on capital gains of listed shares.

Securities Trading Markets. A high proportion of the shares of many issuers in emerging market countries including those in the India region (each, a "Region") may be held by a limited number of persons and financial institutions, which may limit the number of shares available for investment. The prices at which investments may be acquired may be affected by trading by persons with material non-public information and by securities transactions by brokers in anticipation of transactions by each Portfolio in particular securities. Similarly, volume and liquidity in the bond markets in the Region are less than in the United States and, at times, price volatility can be greater than in the United States. The limited liquidity of securities markets in the Region may also affect the ability to acquire or dispose of securities at the price and time each Portfolio wishes to do so. In addition, Region securities markets are susceptible to being influenced by large investors trading significant blocks of securities.

Region stock markets are undergoing a period of growth and change which may result in trading volatility and difficulties in the settlement and recording of transactions, and in interpreting and applying the relevant law and regulations. The securities industry in these countries are not well developed. Stockbrokers and other intermediaries in the Region may not perform as well as their counterparts in the United States and other more developed securities markets.

Political and economic structures in many Region countries are undergoing significant evolution and rapid development, and such countries may lack the social, political and economic stability characteristic of the United States. Certain of such countries may have, in the past, failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the values of investments in those countries and the availability of additional investments in those countries. The laws of countries in the Region relating to limited liability of corporate shareholders, fiduciary duties of officers and directors, and the bankruptcy of state enterprises are generally less well developed than or different from such laws in the United States. It may be more difficult to obtain or enforce a judgment in the courts of these countries than it is in the United States. Region stock markets are substantially smaller, less liquid and more volatile than the major securities markets in the United States. Governmental actions can have a significant effect on the economic conditions, which could adversely affect the value and liquidity of investments. Although some governments are instituting economic reform policies, there can be no assurance that such policies will continue or succeed. Monsoons and natural disasters also can affect the value of investme The investment adviser will take into account the effects on returns of local taxation. Certain countries may require withholding on dividends paid on portfolio securities and on realized capital gains. In the past, these taxes have sometimes been substantial. There can be no assurance that repatriation of each Portfolio’s income, gains or initial capital from these countries can occur.

Foreign Investments. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets, political or financial instability or diplomatic and other developments which could affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States. It is anticipated that in most cases the best available market for foreign securities will be on exchanges or in over-the-counter markets located outside the United States. Foreign securities markets, while growing in volume and sophistication,

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are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities markets, broker-dealers, and issuers than in the United States. In some countries, delayed settlements are customary, which increase the risk of loss.

American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs") and Global Depositary Receipts ("GDRs") may be purchased. ADRs, EDRs and GDRs are certificates evidencing ownership of shares of a foreign issuer and are alternatives to directly purchasing the underlying foreign securities in their national markets and currencies. However, they continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include the political and economic risks of the underlying issuer’s country, as well as in the case of depositary receipts traded on non-U.S. markets, exchange risk. ADRs, EDRs and GDRs may be sponsored or unsponsored. Unsponsored receipts are established without the participation of the issuer. Unsponsored receipts may involve higher expenses, may not pass-through voting or other shareholder rights, and may be less liquid. For purposes of the 80% policy, investments in depositary receipts are considered equity securities of companies in emerging market countries and the India subcontinent.

Currency swaps involve the exchange of rights to make or receive payments in specified currencies and are individually negotiated. The entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The credit quality of the unsecured senior debt or the claims-paying ability of the other party thereto must be considered to be investment grade by the investment adviser at the time the swap is entered into. The use of currency swaps is a highly specialized activity which involves special investment techniques and risks. If the investment adviser is incorrect in its forecasts of market value and currency exchange rates, performance may be adversely affected.

Currency transactions are subject to the risk of a number of complex political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying the derivative currency transactions. As a result, available information may not be complete. In an over-the-counter trading environment, there are no daily price fluctuation limits. There may be no liquid secondary market to close out options purchased or written, or forward contracts entered into, until their exercise, expiration or maturity. There is also the risk of default by, or the bankruptcy of, the financial institution serving as a counterparty.

Derivative Instruments. Derivative instruments (which are instruments that derive their value from another instrument, security, index or currency) may be used to enhance return (which may be considered speculative), to seek to hedge against fluctuations in securities prices, interest rates or currency exchange rates, or as a substitute for the purchase or sale of securities or currencies. Such transactions may be in the U.S. or abroad and may include the purchase or sale of forward or futures contracts; options on futures contracts; exchange-traded and over-the-counter options; and forward currency exchange contracts. A Portfolio may enter into derivatives transactions with respect to any security or other instrument in which it is permitted to invest. A Fund or Portfolio incurs costs in opening and closing derivatives positions.

A Portfolio may use derivative instruments and trading strategies, including the following:

Futures. A Portfolio may engage in transactions in futures and options on futures. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract a Fund or Portfolio is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund or Portfolio will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Fund or Portfolio's risk of loss from a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Fund or Portfolio will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Fund or Portfolio from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund or Portfolio was attempting to identify specific securities in which to invest in a market the Fund or Portfolio believes to be attractive. In the event that such securities decline in value or a Fund or Portfolio determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund or Portfolio may realize a loss relating to the futures position.

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A Portfolio is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund or Portfolio entered into futures transactions. A Portfolio may purchase put options or write call options on futures contracts and stock indices in lieu of selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Portfolio can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund or Portfolio intends to purchase.

Risks Associated with Futures. The primary risks associated with the use of futures contracts and options are (a) the imperfect correlation between the change in market value of the instruments held by a Fund or Portfolio and the price of the futures contract or option; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

Each Portfolio has claimed an exclusion from the definition of the term Commodity Pool Operator (“CPO”) under the Commodity Exchange Act and therefore is not subject to registration as a CPO.

Foreign Currency Transactions. A Portfolio may engage in spot transactions and forward foreign currency exchange contracts and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or, to seek to enhance returns. Such transactions could be effected with respect to hedges on foreign dollar denominated securities owned by a Fund or Portfolio, sold by a Fund or Portfolio but not yet delivered, or committed or anticipated to be purchased by a Fund or Portfolio.

Forward Foreign Currency Exchange Contracts. Forward foreign currency exchange contracts are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Portfolio will enter into foreign exchange transactions for purposes of hedging either a specific transaction or a portfolio position or, to seek to enhance returns.

Proxy hedging is often used when the currency to which a Fund or Portfolio is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of a Fund or Portfolio's securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to a Fund or Portfolio if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that a Fund or Portfolio is engaged in proxy hedging. A Portfolio may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Fund or Portfolio has or in which the Fund or Portfolio expects to have portfolio exposure.

Some of the forward foreign currency contracts entered into by a Fund or Portfolio are classified as non-deliverable forwards ("NDF"). NDFs are cash-settled, short-term forward contracts that may be thinly traded or are denominated in non-convertible foreign currency, where the profit or loss at the time of settlement is calculated by taking the difference between the agreed upon exchange rate and the spot rate at the time of settlement, for an agreed upon notional amount of funds. NDFs are commonly quoted for time periods of one month up to two years, and are normally quoted and settled in U.S. dollars. They are often used to gain exposure to and/or hedge exposure to foreign currencies that are not internationally traded.

Currency Futures. A Fund or Portfolio may also seek to enhance returns or hedge against the decline in the value of a currency through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts while forward foreign exchange transactions are traded in the OTC market. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. A Fund or Portfolio may also seek to enhance returns or hedge against the decline in the value of a currency through the use of currency options. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Fund or Portfolio may engage in transactions in options on currencies either on exchanges or OTC markets. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

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Risk Factors in Hedging Foreign Currency. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. Although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that a Fund or Portfolio's hedging strategies will be ineffective. To the extent that a Fund or Portfolio hedges against anticipated currency movements that do not occur, the Fund or Portfolio may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Fund or Portfolio will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

Repurchase Agreements. Each Portfolio may enter into repurchase agreements (the purchase of a security coupled with an agreement to resell at a specified date and price) with respect to its permitted investments. In the event of the bankruptcy of the counterparty to a repurchase agreement, recovery of cash may be delayed. To the extent that, in the meantime, the value of the purchased securities may have decreased, a loss could result. Repurchase agreements which mature in more than seven days will be treated as illiquid. The terms of a repurchase agreement will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the agreement, and will be marked to market daily.

Reverse Repurchase Agreements. Each Portfolio may enter into reverse repurchase agreements. Under a reverse repurchase agreement, a Portfolio temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Portfolio agrees to repurchase the instrument at an agreed upon time (normally within seven days) and price, which reflects an interest payment. A Portfolio may enter into such agreements when it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income. A Portfolio could also enter into reverse repurchase agreements as a means of raising cash to satisfy redemption requests without the necessity of selling portfolio assets.

When a Portfolio enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Portfolio’s assets. As a result, such transactions may increase fluctuations in the market value of the Portfolio’s assets. While there is a risk that large fluctuations in the market value of the Portfolio’s assets could affect net asset value, this risk is not significantly increased by entering into reverse repurchase agreements, in the opinion of the investment adviser. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. Such agreements will be treated as subject to investment restrictions regarding borrowings.

Asset Coverage. To the extent required by SEC guidelines, each Portfolio will only engage in transactions that expose it to an obligation to another party if it owns either: (1) an offsetting (“covered”) position for the same type of financial asset, or (2) cash or liquid securities, segregated with its custodian, with a value sufficient at all times to cover its potential obligations not covered as provided in (1). Assets used as cover or segregated with the custodian cannot be sold while the position(s) requiring cover is open unless replaced with other appropriate assets. As a result, if a large portion of assets is segregated or committed as cover, it could impede portfolio management or the ability to meet redemption requests or other current obligations.

Unlisted Securities. The Portfolio may invest in securities of companies that are neither listed on a stock exchange nor traded over the counter. Unlisted securities may include investments in new and early stage companies, which may involve a high degree of business and financial risk that can result in substantial losses and may be considered speculative. Such securities will generally be deemed to be illiquid. Because of the absence of any public trading market for these investments, the Portfolio may take longer to liquidate these positions than would be the case for publicly traded securities. Although these securities may be resold in privately negotiated transactions, the prices realized from these sales could be less than those originally paid by the Portfolio or less than what may be considered the fair value of such securities. Furthermore, issuers whose securities are not publicly traded may not be subject to public disclosure and other investor protection requirements applicable to publicly traded securities. If such securities are required to be registered under the securities laws of one or more jurisdictions before being resold, the Portfolio may be required to bear the expenses of registration. In addition, any capital gains realized on the sale of such securities may be subject to higher rates of foreign taxation than taxes payable on the sale of listed securities.

Pooled Investment Vehicles. Each Portfolio reserves the right to invest up to 10% of its total assets, calculated at the time of purchase, in the securities of pooled investment vehicles, including other investment companies unaffiliated with the investment adviser. Each Portfolio will indirectly bear its proportionate share of any management fees paid by pooled investment vehicles in which it invests in addition to the investment advisory fee paid by each Portfolio. Please refer to “Cash Equivalents” for additional information about investments in other investment companies. The 10% limitation does not apply to investments in money market funds and certain other pooled investment vehicles. If a Portfolio invests in an affiliated money market fund or similar fund that

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charges a management fee, then the allocable portion of the management fee paid on such investment will be credited against the Portfolio advisory fee.

Securities Lending. As described in the Prospectus, a Portfolio may seek to earn income by lending portfolio securities to broker-dealers and other institutional investors. All securities loans will be collateralized on a continuous basis by cash or U.S. government securities having a value, marked to market daily, of at least 100% of the market value of the loaned securities. A Fund or Portfolio may receive loan fees in connection with loans of securities for which there is special demand.

Securities loans may result in delays in recovering, or a failure of the borrower to return, the loaned securities. The defaulting borrower ordinarily would be liable to a Fund or Portfolio for any losses resulting from such delays or failures, and the collateral provided in connection with the loan normally would also be available for that purpose. Securities loans normally may be terminated by either a Fund or Portfolio or the borrower at any time. Upon termination and return of the loaned securities, a Fund or Portfolio would be required to return the related collateral to the borrower and, if this collateral has been reinvested, it may be required to liquidate portfolio securities in order to do so. To the extent that such securities have decreased in value, this may result in a portfolio realizing a loss at a time when it would not otherwise do so. A Fund or Portfolio also may incur losses if it is unable to reinvest cash collateral at rates higher than applicable rebate rates paid to borrowers and related administrative costs.

A Fund or Portfolio will receive amounts equivalent to any interest or other distributions paid on securities while they are on loan, and will not be entitled to exercise voting or other beneficial rights on loaned securities. A Fund or Portfolio will exercise its right to terminate loans and thereby regain these rights whenever the investment adviser considers it to be in the Fund or Portfolio’s interest to do so, taking into account the related loss of reinvestment income and other factors.

Cash collateral received by a Portfolio in respect of loaned securities is invested in Eaton Vance Cash Collateral Fund, LLC (“Cash Collateral Fund”). The investment objective of Cash Collateral Fund is to provide as high a rate of income as may be consistent with preservation of capital and maintenance of liquidity. While not a registered money market mutual fund, Cash Collateral Fund conducts all of its investment activities in accordance with the requirements of Rule 2a-7 under the 1940 Act. Cash Collateral Fund invests in high quality, U.S. dollar-denominated money market instruments of domestic and foreign issuers, including U.S. Government securities and prime commercial paper. When appropriate, Cash Collateral Fund may also invest in other high-grade, short-term obligations including certificates of deposit, bankers’ acceptances and other short-term securities issued by domestic or foreign banks or their subsidiaries or branches. Cash Collateral Fund may purchase securities on a when-issued basis and for future delivery by means of “forward commitments.” Cash Collateral Fund may enter into repurchase agreements. Cash Collateral Fund may invest without limit in U.S. dollar-denominated obligations of foreign issuers, including foreign banks. Cash Collateral Fund does not limit the amount of its assets that can be invested in one type of instrument or in any foreign country. Information about the portfolio holdings of Cash Collateral Fund is available on request.

Consistent with its investment objective, Cash Collateral Fund attempts to maximize yields by portfolio trading and by buying and selling portfolio investments in anticipation of or in response to changing economic and money market conditions and trends. Cash Collateral Fund also may invest to take advantage of what Eaton Vance believes to be temporary disparities in yields of different segments of the money market or among particular instruments within the same segment of the market.

As compensation for its services as manager, Eaton Vance is paid a fee at a rate of 0.08% annually of the average daily net assets of Cash Collateral Fund. Eaton Vance pays all of Cash Collateral Fund’s custody, audit and other ordinary operating expenses, excluding extraordinary, non-recurring items such as expenses incurred in connection with litigation, proceedings, claims and reorganization expenses. Payments to Eaton Vance for managing Cash Collateral Fund are in addition to the investment advisory fee paid by a Fund or Portfolio.

ReFlow Liquidity Program. Each Fund may participate in the ReFlow liquidity program, which is designed to provide an alternative liquidity source for mutual funds experiencing net redemptions of their shares. Pursuant to the program, ReFlow Fund, LLC (“ReFlow”) provides participating mutual funds with a source of cash to meet net shareholder redemptions by standing ready each business day to purchase fund shares up to the value of the net shares redeemed by other shareholders that are to settle the next business day. Following purchases of fund shares, ReFlow then generally redeems those shares when the fund experiences net sales, at the end of a maximum holding period determined by ReFlow (currently 28 days) or at other times at ReFlow’s discretion. While ReFlow holds fund shares, it will have the same rights and privileges with respect to those shares as any other shareholder. For use of the ReFlow service, a fund pays a fee to ReFlow each time it purchases fund shares, calculated by applying to the purchase amount a fee rate determined through an automated daily auction among participating mutual funds. The current minimum fee rate is 0.15% of the value of the fund shares purchased by ReFlow although the fund may submit a bid at a higher fee rate if it determines that doing so is in the best interest of fund shareholders. Such fee is allocated among a fund’s share classes based on relative net assets. ReFlow’s purchases of fund shares through the liquidity program are made on an investment-blind basis without regard to the fund’s objective, policies or anticipated performance. ReFlow will purchase Class A shares of the Funds and Class I shares of Greater India Fund at net asset value and will not be subject to any sales charge, investment minimum or

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7

SAI dated May 1, 2010

redemption fee applicable to such shares. Investments in a fund by ReFlow in connection with the ReFlow liquidity program are not subject to the round trip limitation described in “Restrictions on Excessive Trading and Market Timing” under “Purchasing Shares” in the Prospectus. In accordance with federal securities laws, ReFlow is prohibited from acquiring more than 3% of the outstanding voting securities of a fund. The investment adviser believes that the program assists in stabilizing a Fund’s net assets to the benefit of the Fund and its shareholders. To the extent a Fund’s net assets do not decline, the investment adviser may also benefit.

Cash Equivalents. Each Portfolio may invest in cash equivalents to invest daily cash balances or for temporary defensive purposes. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. Government obligations and may include an affiliated money market fund or similar fund which invests in such short-term securities.

Portfolio Turnover. Emerging Markets Portfolio and Greater India Portfolio cannot accurately predict its portfolio turnover rate, but the annual turnover rate may exceed 100% (excluding turnover of securities having a maturity of one year or less). A high turnover rate (100% or more) necessarily involves greater expenses to a fund and may result in a realization of net short-term capital gains. During the fiscal year ended December 31, 2009, the portfolio turnover rate of Emerging Markets Portfolio and Greater India Portfolio was 75% and 63%, respectively. In each case, this was a decrease in the Portfolio’s turnover from the prior year and was largely due to a stabilization of economic and market developments over the course of the year that led to lower levels of volatilit. Historical turnover rate(s) are included in the Financial Highlights table(s) in the Prospectus.

Diversified Status. Each Fund and Portfolio is a “diversified” investment company under the 1940 Act. This means that with respect to 75% of its total assets: (1) it may not invest more than 5% of its total assets in the securities of any one issuer (except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities); and (2) it may not own more than 10% of the outstanding voting securities of any one issuer (except U.S. Government obligations). With respect to no more than 25% of its total assets, investments are not subject to the foregoing restrictions.

Investing in a Portfolio. A Fund (or any other investor in a Portfolio) may withdraw all or a portion of its assets from a Portfolio without shareholder approval at any time if the Board of Trustees of the Trust determines that it is in the best interest of the Fund and its shareholders to do so. In the event a Fund withdraws all of its assets from a Portfolio, or the Board of Trustees of the Trust determines that the investment objective(s) of a Portfolio is no longer consistent with the investment objective(s) of the Fund, the Trustees would consider what action might be taken, including investing the assets of the Fund in another pooled investment entity or retaining an investment adviser to manage the Fund’s assets in accordance with its investment objective(s). A Fund’s investment performance and expense ratio may be affected by a withdrawal of all its assets (or the withdrawal of assets of another investor in a Portfolio) from a Portfolio.

INVESTMENT RESTRICTIONS

The following investment restrictions of each Fund are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of a Fund’s outstanding voting securities, which as used in this SAI means the lesser of: (a) 67% of the shares of a Fund present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of the outstanding shares of a Fund. Accordingly, each Fund may not:

(1)	Borrow money or issue senior securities except as permitted by the 1940 Act;
(2)	Purchase any securities on margin (but each Fund and Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities);
(3)	Underwrite securities of other issuers;
(4)	Invest in real estate including interests in real estate limited partnerships (although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate) or in commodities or commodity contracts for the purchase or sale of physical commodities;
(5)	Make loans to any person except by (a) the acquisition of debt securities and making portfolio investments, (b) entering into repurchase agreements and (c) lending portfolio securities;
(6)	With respect to 75% of its total assets, invest more than 5% of its total assets (taken at current value) in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, except obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and except securities of other investment companies; or

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SAI dated May 1, 2010

(7)	Concentrate its investments in any particular industry, but, if deemed appropriate for a Fund’s objective, up to (but less than) 25% of the value of its assets may be invested in securities of companies in any one industry (although more than 25% may be invested in securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities).

For purposes of determining industry classifications, the investment adviser considers an issuer to be in a particular industry if a third party has designated the issuer to be in that industry, unless the investment adviser is aware of circumstances that make the third party’s classification inappropriate. In such a case, the investment adviser will assign an industry classification to the issuer.

In connection with Restriction (1) above, the 1940 Act currently permits investment companies to borrow money so long as there is 300% asset coverage of the borrowing (i.e., borrowings do not exceed one-third of the investment company’s total assets after subtracting liabilities other than the borrowings). There is no current intent to borrow money, except for the limited purposes described in the Prospectus.

Notwithstanding its investment policies and restrictions, each Fund may, in compliance with the requirements of the 1940 Act, invest (i) all of its investable assets in an open-end management investment company with substantially the same investment objective(s), policies and restrictions as the Fund; or (ii) in more than one open-end management investment company sponsored by Eaton Vance or its affiliates, provided any such company has investment objective(s), policies and restrictions that are consistent with those of the Fund.

In addition, to the extent a registered open-end investment company acquires securities of a Portfolio in reliance on Section 12(d)(1)(G) under the 1940 Act, such Portfolio shall not acquire any securities of a registered open-end investment company in reliance on Section 12(d)(1)(G) under the 1940 Act.

Each Portfolio has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by each Fund; such restrictions cannot be changed without the approval of a “majority of the outstanding voting securities” of a Portfolio.

The following nonfundamental investment policies have been adopted by each Fund and Portfolio. A nonfundamental investment policy may be changed by the Trustees with respect to a Fund without approval by the Fund’s shareholders or, with respect to the Portfolio, without approval of the Fund or its other investors. Each Fund and Portfolio will not:

  make short sales of securities or maintain a short position, unless at all times when a short position is open (i) it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short or (ii) it holds in a segregated account cash or other liquid securities (to the extent required under the 1940 Act) in an amount equal to the current market value of the securities sold short, and unless not more than 25% of its net assets (taken at current value) is held as collateral for such sales at any one time; or
  invest more than 15% of net assets in investments which are not readily marketable, including restricted securities and repurchase agreements maturing in more than seven days. Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the 1933 Act and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid. Any such determination by a delegate will be made pursuant to procedures adopted by the Board. When investing in Rule 144A securities, the level of portfolio illiquidity may be increased to the extent that eligible buyers become uninterested in purchasing such securities.

Whenever an investment policy or investment restriction set forth in the Prospectus or this SAI states a maximum percentage of assets that may be invested in any security or other asset, or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the acquisition by a Portfolio of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the investment adviser if the security is not rated by a rating agency), will not compel a Portfolio to dispose of such security or other asset. However, a Fund and Portfolio must always be in compliance with the borrowing policy and limitation on investing in illiquid securities set forth above. If a sale of securities is required to comply with the 15% limit on illiquid securities, such sales will be made in an orderly manner with consideration of the best interests of shareholders.

Eaton Vance Emerging Markets and Greater India Funds

9

SAI dated May 1, 2010

MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of the Trust are responsible for the overall management and supervision of the affairs of the Trust. The Trustees of each Portfolio are responsible for the overall management and supervision of the affairs of the Portfolios. The Trustees and officers of the Trust and each Portfolio are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust and each Portfolio hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust and each Portfolio, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. The business address for Messrs. Lloyd George, Darling and Kerr is Suite 3808, One Exchange Square, Central, Hong Kong and for Ms. Langridge is Nightingale House, 65 Curzon Street, London. As used in this SAI, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc. and “EVD” refers to Eaton Vance Distributors, Inc. (see "Principal Underwriter" under "Other Service Providers"). EVC and EV are the corporate parent and trustee, respectively, of Eaton Vance and Boston Management and Research ("BMR"). Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with Eaton Vance listed below.

Number of Portfolios
in Fund Complex
	Trust/Portfolio	Term of Office and	Principal Occupation(s) During Past Five Years	Overseen By	Other Directorships Held
Name and Date of Birth	Positon(s)	Length of Service	and Other Relevant Experience	Trustee(1)	During Last Five Years

Interested Trustee

THOMAS E. FAUST JR.	Trustee and	Trustee since	Chairman, Chief Executive Officer and President of EVC, Director and	181	Director of EVC. Formerly, Trustee
5/31/58	President of	2007 and	President of EV, Chief Executive Officer and President of Eaton Vance		of Eaton Vance Credit
	the Trust	President of	and BMR, and Director of EVD. Trustee and/or officer of 181		Opportunities Fund (2007-2010),
		the Trust since	registered investment companies and 3 private investment		Eaton Vance Insured Florida Plus
		2002	companies managed by Eaton Vance or BMR. Mr. Faust is an		Municipal Bond Fund (2007-
			interested person because of his positions with BMR, Eaton Vance,		2008) and Eaton Vance National
			EVC, EVD and EV, which are affiliates of the Trust and Portfolios.		Municipal Income Trust (2007-
2009).

Noninterested Trustees

BENJAMIN C. ESTY	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration and	181	Formerly, Trustee of Eaton
1/2/63			Finance Unit Head, Harvard University Graduate School of Business		Vance Credit Opportunities Fund
			Administration.		(2005-2010), Eaton Vance
Insured Florida Plus Municipal
Bond Fund (2005-2008) and
Eaton Vance National Municipal
Income Trust (2006-2009).

ALLEN R. FREEDMAN	Trustee	Since 2007	Private Investor and Consultant. Former Chairman (2002-2004) and	181	Director of Assurant, Inc.
4/3/40			a Director (1983-2004) of Systems & Computer Technology Corp.		(insurance provider), and
			(provider of software to higher education). Formerly, a Director of		Stonemor Partners L.P. (owner
			Loring Ward International (fund distributor) (2005-2007). Formerly,		and operator of cemeteries).
			Chairman and a Director of Indus International, Inc. (provider of		Formerly, Trustee of Eaton Vance
			enterprise management software to the power generating industry)		Credit Opportunities Fund (2007-
			(2005-2007).		2010), Eaton Vance Insured
Florida Plus Municipal Bond Fund
(2007-2008) and Eaton Vance
National Municipal Income Trust
(2007-2009).

WILLIAM H. PARK	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	181	Formerly, Trustee of Eaton
9/19/47			finance company) (since 2006). Formerly, President and Chief		Vance Credit Opportunities Fund
			Executive Officer, Prizm Capital Management, LLC (investment		(2005-2010), Eaton Vance
			management firm) (2002-2005). Formerly, Executive Vice President		Insured Florida Plus Municipal
			and Chief Financial Officer, United Asset Management Corporation		Bond Fund (2003-2008) and
			(an institutional investment management firm) (1982-2001).		Eaton Vance National Municipal
			Formerly, Senior Manager, Price Waterhouse (now		Income Trust (2003-2009).
PricewaterhouseCoopers) (an independent registered public
accounting firm) (1972-1981).

Eaton Vance Emerging Markets and Greater India Funds

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SAI dated May 1, 2010

Number of Portfolios
in Fund Complex
	Trust/Portfolio	Term of Office and	Principal Occupation(s) During Past Five Years	Overseen By	Other Directorships Held
Name and Date of Birth	Position(s)	Length of Service	and Other Relevant Experience	Trustee(1)	During Last Five Years

RONALD A. PEARLMAN	Trustee	Since 2003	Professor of Law, Georgetown University Law Center. Formerly,	181	Formerly, Trustee of Eaton
7/10/40			Deputy Assistant Secretary (Tax Policy) and Assistant Secretary (Tax		Vance Credit Opportunities Fund
			Policy), U.S. Department of the Treasury (1983-1985). Formerly,		(2005-2010), Eaton Vance
			Chief of Staff, Joint Committee on Taxation, U.S. Congress (1988-		Insured Florida Plus Municipal
			1990).		Bond Fund (2003-2008) and
Eaton Vance National Municipal
Income Trust (2003-2009).

HELEN FRAME PETERS	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston College.	181	Director of BJ’s Wholesale Club,
3/22/48			Formerly, Dean, Carroll School of Management, Boston College		Inc. (wholesale club retailer).
			(2000-2002). Formerly, Chief Investment Officer, Fixed Income,		Formerly, Trustee of SPDR Index
			Scudder Kemper Investments (investment management firm) (1998-		Shares Funds and SPDR Series
			1999). Formerly, Chief Investment Officer, Equity and Fixed Income,		Trust (exchange traded funds)
			Colonial Management Associates (investment management firm)		(2000-2009). Formerly, Director
			(1991-1998).		of Federal Home Loan Bank of
Boston (a bank for banks) (2007-
2009). Formerly, Trustee of Eaton
Vance Credit Opportunities Fund
(2008-2010).

HEIDI L. STEIGER	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	181	Director of Nuclear Electric
7/8/53			management firm) (since 2008); Senior Adviser (since 2008),		Insurance Ltd. (nuclear insurance
			President (2005-2008), Lowenhaupt Global Advisors, LLC (global		provider), Aviva USA (insurance
			wealth management firm). Formerly, President and Contributing		provider) and CIFG (family of
			Editor, Worth Magazine (2004-2005). Formerly, Executive Vice		financial guaranty companies)
			President and Global Head of Private Asset Management (and various		and Advisory Director of
			other positions), Neuberger Berman (investment firm) (1986-2004).		Berkshire Capital Securities LLC
(private investment banking
firm). Formerly, Trustee of Eaton
Vance Credit Opportunities Fund
(2007-2010), Eaton Vance
Insured Florida Plus Municipal
Bond Fund (2007-2008) and
Eaton Vance National Municipal
Income Trust (2007-2009).

LYNN A. STOUT	Trustee	Of the Trust	Paul Hastings Professor of Corporate and Securities Law (since 2006)	181	Formerly, Trustee of Eaton
9/14/57		since 1998	and Professor of Law (2001-2006), University of California at Los		Vance Credit Opportunities Fund
		and of each	Angeles School of Law. Nationally-recognized expert on corporate		(2005-2010), Eaton Vance
		Portfolio since	law, corporate governance, and securities regulation and author of		Insured Florida Plus Municipal
		2003	numerous academic and professional papers on these topics.		Bond Fund (2002-2008) and
Eaton Vance National Municipal
Income Trust (1998-2009).

RALPH F. VERNI	Chairman of	Chairman of	Consultant and private investor. Formerly, Chief Investment Officer	181	Formerly, Trustee of Eaton
1/26/43	the Board and	the Board	(1982-1992), Chief Financial Officer (1988-1990) and Director		Vance Credit Opportunities Fund
	Trustee	since 2007	(1982-1992), New England Life. Formerly, Chairperson, New England		(2005-2010), Eaton Vance
		and Trustee	Mutual Funds (1982-1992). Formerly, President and Chief Executive		Insured Florida Plus Municipal
		since 2005	Officer, State Street Management & Research (1992-2000). Formerly,		Bond Fund (2005-2008) and
			Chairperson, State Research Mutual Funds (1992-2000). Formerly,		Eaton Vance National Municipal
			Director, W.P. Carey, LLC (1998-2004) and First Pioneer Farm Credit		Income Trust (2006-2009).

(1)	Includes both master and feeder funds in a master-feeder structure.

Principal Officers who are not Trustees

Term of Office and
Name and Date of Birth	Trust/Portfolio Position(s)	Length of Service	Principal Occupation(s) During Past Five Years

MICHAEL A. ALLISON	Vice President of the Trust	Since 2007	Vice President of Eaton Vance and BMR. Officer of 25 registered investment companies
10/26/64			managed by Eaton Vance or BMR.

Eaton Vance Emerging Markets and Greater India Funds

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SAI dated May 1, 2010

Term of Office and
Name and Date of Birth	Trust/Portfolio Position(s)	Length of Service	Principal Occupation(s) During Past Five Years

JOHN B. BRYNJOLFSSON	Vice President of the Trust	Since 2010	Chief Investment Officer and Managing Director of Armored Wolf LLC ("Armored Wolf") since
4/11/64			2008. Formerly, Managing Director at PIMCO (2003-2008). Officer of 18 registered investment companies managed by Eaton Vance or BMR.

MARIA C. CAPPELLANO	Vice President of the Trust	Since 2010	Assistant Vice President of Eaton Vance and BMR. Officer of 30 registered investment
12/28/67			companies managed by Eaton Vance or BMR.

J. SCOTT CRAIG	Vice President of the Trust	Since 2006	Vice President of Eaton Vance and BMR since January 2005. Officer of 18 registered
3/15/63			investment companies managed by Eaton Vance or BMR.

CHRISTOPHER DARLING	Vice President of India	Since 2007	Director of Asian Research of Lloyd George since 2006. Previously, an equity salesperson at
6/9/64	Portfolio		Pitt Kelton in London (2005-2006). Officer of 2 registered investment companies managed by
Eaton Vance or BMR.

PAUL DICKSON	Vice President of the Trust	Since 2010	Managing Director of Armored Wolf since 2008. Formerly, head of the Emerging Markets Fixed
12/28/65			Income Group at JP Morgan Asset Management (1999-2005). From 2005-2008, Mr. Dickson
employed outside of the industry. Officer of 18 registered investment companies managed by
Eaton Vance or BMR.

JAMES H. EVANS	Vice President of the Trust	Since 2010	Vice President of Eaton Vance and BMR since December 2008. Formerly, Senior Vice President
11/18/59			and Senior Portfolio Manager, Tax-Exempt Fixed Income at M.D. Sass (1990 - 2008). Officer of
registered investment companies managed by Eaton Vance or BMR.

GREGORY R. GREENE	Vice President of the Trust	Since 2006	Managing Director of Fox Asset Management LLC ("Fox") and member of the Investment
11/13/66			Committee. Officer of 19 registered investment companies managed by Eaton Vance or BMR

WILLIAM WALTER RALEIGH KERR	Vice President of each	Since 1994	Chief Executive Officer of Lloyd George and Lloyd George Management (B.V.I.) Limited ("LGM")
8/17/50	Portfolio		Officer of 4 registered investment companies managed by Eaton Vance or BMR.

KATHRYN L. LANGRIDGE	Vice President of Emerging	Since 2007	Director and Senior Portfolio Manager for Lloyd George Management (Europe) Ltd (since 2007)
5/26/58	Portfolio		Previously, head of International Equity Products for INVESCO Perpetual (independent investment management company) (1990-2007). Officer of 1 registered investment company managed
Eaton Vance or BMR.

HON. ROBERT LLOYD GEORGE	President of each Portfolio	Since 1994	Chairman of Lloyd George and LGM. Officer of 4 registered investment companies managed
8/13/52			Eaton Vance or BMR.

THOMAS H. LUSTER	Vice President of the Trust	Since 2002	Vice President of Eaton Vance and BMR. Officer of 54 registered investment companies managed
4/8/62			by Eaton Vance or BMR.

MICHAEL R. MACH	Vice President of the Trust	Since 2006	Vice President of Eaton Vance and BMR. Officer of 23 registered investment companies
7/15/47			managed by Eaton Vance or BMR.

ROBERT J. MILMORE	Vice President of the Trust	Since 2006	Vice President of Fox and member of the Investment Committee. Previously, Manager of
4/3/69			International Treasury of Cendant Corporation (2001-2005). Officer of 19 registered investment companies managed by Eaton Vance or BMR.

J. BRADLEY OHLMULLER	Vice President of the Trust	Since 2008	Principal of Fox and member of the Investment Committee. Officer of 19 registered investment
6/14/68			companies managed by Eaton Vance or BMR.

DUNCAN W. RICHARDSON	Vice President of the Trust	Since 2006	Director of EVC and Executive Vice President and Chief Equity Investment Officer of EVC, Eaton
10/26/57			Vance and BMR. Officer of 85 registered investment companies managed by Eaton Vance
BMR.

Eaton Vance Emerging Markets and Greater India Funds 12 SAI dated May 1, 2010

Term of Office and
Name and Date of Birth	Trust/Portfolio Position(s)	Length of Service	Principal Occupation(s) During Past Five Years

WALTER A. ROW, III	Vice President of the Trust	Since 2007	Vice President of Eaton Vance and BMR. Officer of 26 registered investment companies
7/20/57			managed by Eaton Vance or BMR.

JUDITH A. SARYAN	Vice President of the Trust	Since 2006	Vice President of Eaton Vance and BMR. Officer of 54 registered investment companies
8/21/54			managed by Eaton Vance or BMR.

STEWART D. TAYLOR	Vice President of the Trust	Since 2010	Vice President of Eaton Vance and BMR. Senior Fixed Income Trader for the Investment Grade
11/24/54			Fixed Income Team since 2005. Previously, Senior Vice President with Government Perspectives,
LLC and provided institutional fixed income brokerage at Shearson Lehman, Prudential, and Refco
(2002-2005). Officer of 19 registered investment companies managed by Eaton Vance or BMR.

MICHAEL W. WEILHEIMER	Vice President of the Trust	Since 2006	Vice President of Eaton Vance and BMR. Officer of 27 registered investment companies
2/11/61			managed by Eaton Vance or BMR.

BARBARA E. CAMPBELL	Treasurer	Of the Trust since 2005 and of	Vice President of Eaton Vance and BMR. Officer of 181 registered investment companies
6/19/57		each Portfolio since 2008	managed by Eaton Vance or BMR.

MAUREEN A. GEMMA	Secretary and Chief Legal	Secretary since 2007 and	Vice President of Eaton Vance and BMR. Officer of 181 registered investment companies
5/24/60	Officer	Chief Legal Officer since	managed by Eaton Vance or BMR.
2008

PAUL M. O’NEIL	Chief Compliance Officer	Since 2004	Vice President of Eaton Vance and BMR. Officer of 181 registered investment companies
7/11/53			managed by Eaton Vance or BMR.

The Board of Trustees has general oversight responsibility with respect to the business and affairs of the Trust and each Fund. The Board has engaged an investment adviser and (if applicable) a sub-adviser (collectively the "adviser") to manage each Fund and an administrator to administer each Fund and is responsible for overseeing such adviser and administrator and other service providers to the Trust and the Fund. The Board is currently composed of nine Trustees, including eight Trustees who are not "interested persons" of a Fund, as that term is defined in the 1940 Act (each an “Independent Trustee”). In addition to eight regularly scheduled meetings per year, the Board holds special meetings or informal conference calls to discuss specific matters that may require action prior to the next regular meeting. As discussed below, the Board has established five committees to assist the Board in performing its oversight responsibilities.

The Board has appointed an Independent Trustee to serve in the role of Chairman. The Chairman’s primary role is to participate in the preparation of the agenda for meetings of the Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairman also presides at all meetings of the Board and acts as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairman may perform such other functions as may be requested by the Board from time to time. Except for any duties specified herein or pursuant to the Trust’s Declaration of Trust or By-laws, the designation of Chairman does not impose on such Independent Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally. Each Portfolio has the same leadership structure as the Trust.

The Funds and the Trust are subject to a number of risks, including, among others, investment, compliance, operational, and valuation risks. Risk oversight is part of the Board’s general oversight of the Funds and the Trust and is addressed as part of various activities of the Board of Trustees and its Committees. As part of its oversight of the Funds and Trust, the Board directly, or through a Committee, relies on and reviews reports from, among others, Fund management, the adviser, the administrator, the principal underwriter, the Chief Compliance Officer (the “CCO”), and other Fund service providers responsible for day-to-day oversight of Fund investments, operations and compliance to assist the Board in identifying and understanding the nature and extent of risks and determining whether, and to what extent, such risks can be mitigated. Each of the adviser, administrator, principal underwriter and the other Fund service providers has its own, independent interest and responsibilities in risk management, and its policies and methods for carrying out risk management functions will depend, in part, on its individual priorities, resources and controls. It is not possible to identify all of the risks that may affect a Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects.

The Board, with the assistance of management and with input from the Board's various committees, reviews investment policies and risks in connection with its review of Fund performance. The Board has appointed a Fund Chief Compliance Officer who

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SAI dated May 1, 2010

oversees the implementation and testing of each Fund compliance program and reports to the Board regarding compliance matters for the Funds and their principal service providers. In addition, as part of the Board’s periodic review of the advisory, subadvisory (if applicable), distribution and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. With respect to valuation, the Board approves and periodically reviews valuation policies and procedures applicable to valuing each Fund’s shares. The administrator, the investment adviser and the sub-adviser (if applicable) are responsible for the implementation and day-to-day administration of these valuation policies and procedures and provides reports periodically to the Board regarding these and related matters. In addition, the Board or the Audit Committee of the Board receives reports periodically from the independent public accounting firm for the Funds regarding tests performed by such firm on the valuation of all securities, as well as with respect to other risks associated with mutual funds. Reports received from service providers, legal counsel and the independent public accounting firm assist the Board in performing its oversight function. Each Portfolio has the same risk oversite approach as the Funds and the Trust.

The Board of Trustees of the Trust and each Portfolio have several standing Committees, including the Governance Committee, the Audit Committee, the Portfolio Management Committee, the Compliance Reports and Regulatory Matters Committee and the Contract Review Committee. Each of the Committees are comprised of only noninterested Trustees.

Mmes. Stout (Chair), Peters and Steiger, and Messrs. Esty, Freedman, Park, Pearlman and Verni are members of the Governance Committee. The purpose of the Governance Committee is to consider, evaluate and make recommendations to the Board of Trustees with respect to the structure, membership and operation of the Board of Trustees and the Committees thereof, including the nomination and selection of noninterested Trustees and a Chairperson of the Board of Trustees and the compensation of such persons. During the fiscal year ended December 31, 2009, the Governance Committee convened three times.

The Governance Committee will, when a vacancy exists or is anticipated, consider any nominee for noninterested Trustee recommended by a shareholder if such recommendation is submitted in writing to the Governance Committee, contains sufficient background information concerning the candidate, including evidence the candidate is willing to serve as a noninterested Trustee if selected for the position, and is received in a sufficiently timely manner.

Messrs. Park (Chair) and Verni, and Mmes. Steiger and Stout are members of the Audit Committee. The Board of Trustees has designated Mr. Park, a noninterested Trustee, as audit committee financial expert. The Audit Committee’s purposes are to (i) oversee each Fund and Portfolio’s accounting and financial reporting processes, its internal control over financial reporting, and, as appropriate, the internal control over financial reporting of certain service providers; (ii) oversee or, as appropriate, assist Board oversight of the quality and integrity of each Fund and Portfolio’s financial statements and the independent audit thereof; (iii) oversee, or, as appropriate, assist Board oversight of, each Fund and Portfolio’s compliance with legal and regulatory requirements that relate to each Fund and Portfolio’s accounting and financial reporting, internal control over financial reporting and independent audits; (iv) approve prior to appointment the engagement and, when appropriate, replacement of the independent registered public accounting firm, and, if applicable, nominate the independent registered public accounting firm to be proposed for shareholder ratification in any proxy statement of a Fund; (v) evaluate the qualifications, independence and performance of the independent registered public accounting firm and the audit partner in charge of leading the audit; and (vi) prepare, as necessary, audit committee reports consistent with the requirements of applicable SEC and stock exchange rules for inclusion in the proxy statement of a Fund. During the fiscal year ended December 31, 2009, the Audit Committee convened six times.

Messrs. Verni (Chair), Esty, Freedman, Park and Pearlman, and Ms. Peters are currently members of the Contract Review Committee. The purposes of the Contract Review Committee are to consider, evaluate and make recommendations to the Board of Trustees concerning the following matters: (i) contractual arrangements with each service provider to the Funds and Portfolios, including advisory, sub-advisory, transfer agency, custodial and fund accounting, distribution services and administrative services; (ii) any and all other matters in which any service provider (including Eaton Vance or any affiliated entity thereof) has an actual or potential conflict of interest with the interests of the Funds, Portfolios or investors therein; and (iii) any other matter appropriate for review by the noninterested Trustees, unless the matter is within the responsibilities of the other Committees of the Board of Trustees. During the fiscal year ended December 31, 2009, the Contract Review Committee convened nine times.

Messrs. Esty (Chair) and Freedman, and Ms. Peters are currently members of the Portfolio Management Committee. The purposes of the Portfolio Management Committee are to: (i) assist the Board of Trustees in its oversight of the portfolio management process employed by the Funds and the Portfolios and their investment adviser and sub-adviser(s), if applicable, relative to the Funds’ and the Portfolios’ stated objective(s), strategies and restrictions; (ii) assist the Board of Trustees in its oversight of the trading policies and procedures and risk management techniques applicable to the Funds and the Portfolios; and (iii) assist the Board of Trustees in its monitoring of the performance results of all Funds and Portfolios, giving special attention to the performance of certain Funds and Portfolios that it or the Board of Trustees identifies from time to time. During the fiscal year ended December 31, 2009, the Portfolio Management Committee convened seven times.

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SAI dated May 1, 2010

Mr. Pearlman (Chair) and Mmes. Steiger and Stout are currently members of the Compliance Reports and Regulatory Matters Committee. The purposes of the Compliance Reports and Regulatory Matters Committee are to: (i) assist the Board of Trustees in its oversight role with respect to compliance issues and certain other regulatory matters affecting the Funds and the Portfolios; (ii) serve as a liaison between the Board of Trustees and the Funds’ and the Portfolios’ CCO; and (iii) serve as a “qualified legal compliance committee” within the rules promulgated by the SEC. During the fiscal year ended December 31, 2009, the Compliance Reports and Regulatory Matters Committee convened twelve times.

Share Ownership. The following table shows the dollar range of equity securities beneficially owned by each Trustee in each Fund and in all Eaton Vance Funds overseen by the Trustee as of December 31, 2009. Interests in a Portfolio cannot be purchased by a Trustee.

	Dollar Range of	Dollar Range of	Aggregate Dollar Range of Equity
	Equity Securities	Equity Securities	Securities Owned in All Registered Funds
	Owned in Emerging	Owned in Greater	overseen by Trustee in the Eaton Vance
Name of Trustee	Markets Fund	India Fund	Fund Complex
Interested Trustee
Thomas E. Faust Jr.	None	None	over $100,000
Noninterested Trustees
Benjamin C. Esty	None	None	over $100,000
Allen R. Freedman	None	None	over $100,000
William H. Park	None	None	over $100,000
Ronald A. Pearlman	None	None	over $100,000
Helen Frame Peters	None	None	over $100,000
Heidi L. Steiger	None	None	over $100,000
Lynn A. Stout	None	None	over $100,000*
Ralph F. Verni	None	None	over $100,000*

*	Includes shares which may be deemed to be beneficially owned through the Trustee Deferred Compensation Plan.

As of December 31, 2009, no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of EVC, EVD or LGM or any person controlling, controlled by or under common control with EVC, EVD or LGM.

During the calendar years ended December 31, 2008 and December 31, 2009, no noninterested Trustee (or their immediate family members) had:

1.	Any direct or indirect interest in Eaton Vance, EVC, EVD, LGM or any person controlling, controlled by or under common control with EVC, EVD or LGM;
2.	Any direct or indirect material interest in any transaction or series of similar transactions with (i) the Trust or any Fund; (ii) another fund managed by EVC or LGM, distributed by EVD or a person controlling, controlled by or under common control with EVC, EVD or LGM; (iii) EVC, EVD or LGM; (iv) a person controlling, controlled by or under common control with EVC, EVD or LGM; or (v) an officer of any of the above; or
3.	Any direct or indirect relationship with (i) the Trust or any Fund; (ii) another fund managed by EVC or LGM, distributed by EVD or a person controlling, controlled by or under common control with EVC, EVD or LGM; (iii) EVC, EVD or LGM; (iv) a person controlling, controlled by or under common control with EVC, EVD or LGM; or (v) an officer of any of the above.

During the calendar years ended December 31, 2008 and December 31, 2009, no officer of EVC, EVD or LGM or any person controlling, controlled by or under common control with EVC, EVD or LGM served on the Board of Directors of a company where a noninterested Trustee of the Trust or a Portfolio or any of their immediate family members served as an officer.

Trustees of each Portfolio who are not affiliated with Eaton Vance may elect to defer receipt of all or a percentage of their annual fees received from certain Eaton Vance sponsored funds in accordance with the terms of a Trustees Deferred Compensation Plan (the “Trustees’ Plan”). Under the Trustees’ Plan, an eligible Trustee may elect to have his or her deferred fees invested by the Eaton Vance sponsored fund in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Trustees’ Plan will be determined based upon the performance of such investments. Neither the Trust nor any Portfolio has a retirement plan for Trustees. Each Portfolio does not participate in the Trustees’ Plan.

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SAI dated May 1, 2010

The fees and expenses of the Trustees of the Trust and each Portfolio are paid by the Funds (and other series of the Trust) and each Portfolio, respectively. (A Trustee of the Trust and each Portfolio who is a member of the Eaton Vance organization receives no compensation from the Trust and each Portfolio.) During the fiscal year ended December 31, 2009, the Trustees of the Trust and each Portfolio earned the following compensation in their capacities as Trustees from the Trust and each Portfolio. For the year ended December 31, 2009, the Trustees earned the following compensation in their capacities as Trustees of the funds in the Eaton Vance fund complex(1):

	Benjamin C.	Allen R.	William H.	Ronald A.	Helen Frame	Heidi L.	Lynn A.	Ralph F.
Source of Compensation	Esty	Freedman	Park	Pearlman	Peters	Steiger	Stout	Verni
Trust(2)	$1,512	$1,380	$1,512	$1,512	$1,215	$1,380	$1,512	$2,136
Emerging Markets Portfolio	308	281	308	308	247	281	308	436
Greater India Portfolio	2,653	2,422	2,653	2,653	2,152	2,422	2,653	3,749
Trust and Fund Complex(1)	$230,000	$210,000	$230,000	$230,000	$183,750	$210,000	$230,000(3)	$325,000(4)

(1)	As of May 1, 2010, the Eaton Vance fund complex consists of 181 registered investment companies or series thereof.
(2)	The Trust consisted of 15 Funds as of December 31, 2009.

(3)	Includes $45,000 of deferred compensation.
(4)	Includes $162,500 of deferred compensation.

Organization. Each Fund is a series of the Trust, which was organized under Massachusetts law on March 27, 1989 and is operated as an open-end management investment company. Greater India Fund began offering Class I shares on September 30, 2009. The Trust may issue an unlimited number of shares of beneficial interest (no par value per share) in one or more series (such as a Fund). The Trustees of the Trust have divided the shares of each Fund into multiple classes. Each class represents an interest in a Fund, but is subject to different expenses, rights and privileges. The Trustees have the authority under the Declaration of Trust to create additional classes of shares with differing rights and privileges. When issued and outstanding, shares are fully paid and nonassessable by the Trust. Shareholders are entitled to one vote for each full share held. Fractional shares may be voted proportionately. Shares of a Fund will be voted together except that only shareholders of a particular class may vote on matters affecting only that class. Shares have no preemptive or conversion rights and are freely transferable. In the event of the liquidation of a Fund, shareholders of each class are entitled to share pro rata in the net assets attributable to that class available for distribution to shareholders.

As permitted by Massachusetts law, there will normally be no meetings of shareholders for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Trust holding office have been elected by shareholders. In such an event the Trustees then in office will call a shareholders’ meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the shareholders in accordance with the Trust’s By-laws, the Trustees shall continue to hold office and may appoint successor Trustees. The Trust’s By-laws provide that no person shall serve as a Trustee if shareholders holding two-thirds of the outstanding shares have removed him or her from that office either by a written declaration filed with the Trust’s custodian or by votes cast at a meeting called for that purpose. The By-laws further provide that under certain circumstances the shareholders may call a meeting to remove a Trustee and that the Trust is required to provide assistance in communication with shareholders about such a meeting.

The Trust’s Declaration of Trust may be amended by the Trustees when authorized by vote of a majority of the outstanding voting securities of the Trust, the financial interests of which are affected by the amendment. The Trustees may also amend the Declaration of Trust without the vote or consent of shareholders to change the name of the Trust or any series or to make such other changes (such as reclassifying series or classes of shares or restructuring the Trust) as do not have a materially adverse effect on the financial interests of shareholders or if they deem it necessary to conform it to applicable federal or state laws or regulations. The Trust’s Bylaws provide that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with any litigation or proceeding in which they may be involved because of their offices with the Trust. However, no indemnification will be provided to any Trustee or officer for any liability to the Trust or shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Trust or any series or class thereof may be terminated by: (1) the affirmative vote of the holders of not less than two-thirds of the shares outstanding and entitled to vote at any meeting of shareholders of the Trust or the appropriate series or class thereof, or by an instrument or instruments in writing without a meeting, consented to by the holders of two-thirds of the shares of the Trust or a series or class thereof, provided, however, that, if such termination is recommended by the Trustees, the vote of a majority of

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SAI dated May 1, 2010

the outstanding voting securities of the Trust or a series or class thereof entitled to vote thereon shall be sufficient authorization; or (2) by means of an instrument in writing signed by a majority of the Trustees, to be followed by a written notice to shareholders stating that a majority of the Trustees has determined that the continuation of the Trust or a series or a class thereof is not in the best interest of the Trust, such series or class or of their respective shareholders.

Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as the Trust) could be deemed to have personal liability for the obligations of the Trust. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. The Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the Trust’s By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. The Declaration of Trust also contains provisions limiting the liability of a series or class to that series or class. Moreover, the Trust’s By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. The assets of each Fund are readily marketable and will ordinarily substantially exceed its liabilities. In light of the nature of each Fund’s business and the nature of its assets, management believes that the possibility of the Fund’s liability exceeding its assets, and therefore the shareholder’s risk of personal liability, is remote.

Each Portfolio was organized as a business trust under the laws of the Commonwealth of Massachusetts on December 14, 2009 and intends to be treated as a partnership for federal tax purposes. Prior to that date each Portfolio was organized as a New York trust on January 18, 1994. In accordance with the Declaration of Trust of each Portfolio, there will normally be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees of the Portfolio holding office have been elected by investors. In such an event the Trustees of the Portfolio then in office will call an investors’ meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the investors in accordance with the Portfolio’s Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

The Declaration of Trust of each Portfolio provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration filed with the Portfolio’s custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting. The Portfolio’s By-laws provide that the Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with any litigation or proceeding in which they may be involved because of their offices with the Portfolio. However, no indemnification will be provided to any Trustee or officer for any liability to the Portfolio or interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as a Portfolio) could be deemed to have personal liability for the obligations of a Portfolio. Numerous investment companies registered under the 1940 Act have been formed as Massachusetts business trusts, and management is not aware of an instance where such liability has been imposed. Each Portfolio’s Declaration of Trust contains an express disclaimer of liability on the part of Portfolio interestholders and the By-laws provide that the Portfolio shall assume the defense on behalf of any Portfolio interestholders. Moreover, the Bylaws also provide for indemnification out of Portfolio property of any interestholder held personally liable solely by reason of being or having been an interestholder for all loss or expense arising from such liability. The assets of each Portfolio are readily marketable and will ordinarily substantially exceed its liabilities. In light of the nature of each Portfolio’s business and the nature of its assets, management believes that the possibility of the Portfolio’s liability exceeding its assets, and therefore the interestholder’s risk of personal liability, is remote.

A Fund may be required to vote on matters pertaining to a Portfolio. When required by law to do so, the Fund will hold a meeting of Fund shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders. A Fund shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in a Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require the Fund to withdraw its investment in the Portfolio or take other appropriate action. Any such withdrawal could result in a distribution “in kind” of portfolio securities (as opposed to a cash distribution from the Portfolio). If securities are distributed, a Fund could incur brokerage, tax or other charges in converting the securities to cash. In addition, the distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of a Fund. Notwithstanding the above, there are other means for meeting shareholder redemption requests, such as borrowing.

Proxy Voting Policy. The Boards of Trustees of the Trust and Portfolios have adopted a proxy voting policy and procedures (the “Fund Policy”), pursuant to which the Trustees have delegated proxy voting responsibility to the investment adviser and adopted the proxy voting policies and procedures of the investment adviser (the “Policies”). The Trustees will review each Fund’s and Portfolio’s proxy voting records from time to time and will annually consider approving the Policies for the upcoming year. For a

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SAI dated May 1, 2010

copy of the Fund Policy and investment adviser Procedures, see Appendix E and Appendix F, respectively. Information on how each Fund and Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) without charge, upon request, by calling 1-800-262-1122, and (2) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND ADMINISTRATIVE SERVICES

Investment Advisory Services. The investment adviser manages the investments and affairs of each Portfolio and provides related office facilities and personnel subject to the supervision of the Portfolio’s Board of Trustees. The investment adviser furnishes investment research, advice and supervision, furnishes an investment program and determines what securities will be purchased, held or sold by each Portfolio and what portion, if any, of the Portfolio’s assets will be held uninvested. Each Investment Advisory Agreement requires the investment adviser to pay the salaries and fees of all officers and Trustees of the Portfolio who are members of the investment adviser’s organization and all personnel of the investment adviser performing services relating to research and investment activities.

For a description of the compensation that each Portfolio pays the investment adviser under its investment advisory agreement on average daily net assets up to $500 million, see the Prospectus. On net assets of $500 million and over the annual fee is reduced and the advisory fee is computed by applying the annual asset rate applicable to that portion of the average daily net assets of each Portfolio throughout the month in each category as follows:

Category	Average Daily Net Assets for the Month	Annual Fee Rate
1	$500 million but less than $1 billion	0.70%
2	$1 billion but less than $1.5 billion	0.65%
3	$1.5 billion but less than $2 billion	0.60%
4	$2 billion but less than $3 billion	0.55%
5	$3 billion and over	0.50%

The following table sets forth the net assets of each Portfolio and the advisory fees for the three fiscal years ended December 31, 2009.

		Advisory Fee for Fiscal Years Ended
Portfolio	Net Assets at 12/31/09	12/31/09	12/31/08	12/31/07
Emerging Markets	$62,181,551	$379,944	$835,705	$1,359,770
Greater India	$748,770,241	$4,084,156	$6,876,906	$8,680,519

Each Investment Advisory Agreement with the investment adviser continues in effect from year to year so long as such continuance is approved at least annually (i) by the vote of a majority of the noninterested Trustees of the Portfolio cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio. Each Agreement may be terminated at any time without penalty on sixty (60) days’ written notice by the Board of Trustees of either party, or by vote of the majority of the outstanding voting securities of the Portfolio, and the Agreement will terminate automatically in the event of its assignment. Each Agreement provides that the investment adviser may render services to others. Each Agreement also provides that the investment adviser shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreement, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment.

While each Portfolio is a Massachusetts business trust, the investment adviser, together with certain Trustees and officers of each Portfolio, are not residents of the United States, and substantially all of their respective assets may be located outside of the United States. It may be difficult for investors to effect service of process within the United States upon the individuals identified above, or to realize judgments of courts of the United States predicated upon civil liabilities of the investment adviser and such individuals under the federal securities laws of the United States. Each Portfolio has been advised that there is substantial doubt as to the enforceability in the countries in which the investment adviser and such individuals reside of such civil remedies and criminal penalties as are afforded by the federal securities laws of the United States.

Information About Lloyd George. The investment adviser of each Portfolio is a subsidiary of LGM. LGM is ultimately controlled by the Hon. Robert Lloyd George, President of each Portfolio and Chairman and Chief Executive Officer of the investment adviser. LGM’s only business is portfolio management. Eaton Vance’s parent is a shareholder of LGM. The directors of the investment adviser are the Hon. Robert Lloyd George, William Walter Raleigh Kerr, M.F. Tang, Pamela Chan, Adaline Mang-Yee Ko

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SAI dated May 1, 2010

and Tonessan Amissah. Mr. Kerr is Chief Operating Officer of the investment adviser. The business address of the first five individuals is Suite 3808, One Exchange Square, Central, Hong Kong and of the last one is Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda.

A team of Lloyd George analysts currently monitor over 400 emerging markets stocks. These stocks are screened from a 2000 stock universe based on a variety of criteria. The Lloyd George global emerging markets team communicates weekly on stock specific and macroeconomic issues.

Information About Eaton Vance. Eaton Vance is a business trust organized under the laws of The Commonwealth of Massachusetts. EV serves as trustee of Eaton Vance. EV and Eaton Vance are wholly-owned subsidiaries of EVC, a Maryland corporation and publicly-held holding company. BMR is an indirect subsidiary of EVC. EVC through its subsidiaries and affiliates engages primarily in investment management, administration and marketing activities. The Directors of EVC are Thomas E. Faust Jr., Ann E. Berman, Leo I. Higdon, Jr., Dorothy E. Puhy, Duncan W. Richardson, Winthrop H. Smith, Jr. and Richard A. Spillane, Jr. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust, the Voting Trustees of which are Mr. Faust, Jeffrey P. Beale, Cynthia J. Clemson, Maureen A. Gemma, Lisa Jones, Brian D. Langstraat, Michael R. Mach, Frederick S. Marius, Thomas M. Metzold, Scott H. Page, Mr. Richardson, Walter A. Row, III, G. West Saltonstall, Judith A. Saryan, David M. Stein, Payson F. Swaffield, Mark S. Venezia, Michael W. Weilheimer, Robert J. Whelan and Matthew J. Witkos (all of whom are officers of Eaton Vance or its affiliates). The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of Eaton Vance who are also officers, or officers and Directors of EVC and EV. As indicated under “Management and Organization,” all of the officers of the Trust (as well as Mr. Faust who is also a Trustee) hold positions in the Eaton Vance organization.

Code of Ethics. The investment adviser, principal underwriter, and each Fund and Portfolio have adopted Codes of Ethics governing personal securities transactions. Under the Codes, employees of the investment adviser and Eaton Vance, as the case may be, and the principal underwriter may purchase and sell securities (including securities held or eligible for purchase by a Portfolio) subject to the provisions of the Codes and certain employees are also subject to pre-clearance, reporting requirements and other procedures.

Portfolio Managers. The portfolio managers (each referred to as a “portfolio manager”) of each Portfolio are listed below. Each portfolio manager manages other investment companies and/or investment accounts in addition to a Portfolio. The following tables show, as of the Portfolios’ most recent fiscal year end, the number of accounts each portfolio manager managed in each of the listed categories and the total assets (in millions of dollars) in the accounts managed within each category. The table also shows the number of accounts with respect to which the advisory fee is based on the performance of the account, if any, and the total assets in those accounts.

	Number of	Total Assets of	Number of Accounts	Total Assets of Accounts
	All Accounts	All Accounts*	Paying a Performance Fee	Paying a Performance Fee
Christopher Darling
Registered Investment Companies	2	$807.9	0	$ 0
Other Pooled Investment Vehicles	7	$282.1	2	$88.9
Other Accounts	5	$3,119.9	0	$ 0
Kathryn L. Langridge
Registered Investment Companies	1	$61.9	0	$ 0
Other Pooled Investment Vehicles	1	$25.0	0	$ 0
Other Accounts	3	$71.0	0	$ 0

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The following table shows the dollar range of shares of a Fund beneficially owned by it’s portfolio manager as of the Fund’s most recent fiscal year ended December 31, 2009 and in the Eaton Vance Family of Funds as of December 31, 2009. Interests in a Portfolio cannot be purchased by a portfolio manager.

Aggregate Dollar Range of Equity
	Dollar Range of Equity Securities	Securities Owned in all Registered Funds in
Fund Name and Portfolio Manager	Owned in the Fund	the Eaton Vance Family of Funds
Emerging Markets Fund
Kathryn L. Langridge	None	None
Greater India Fund
Christopher Darling	None	None

It is possible that conflicts of interest may arise in connection with a portfolio manager’s management of a Portfolio’s investments on the one hand and the investments of other accounts for which a portfolio manager is responsible on the other. For example, a portfolio manager may have conflicts of interest in allocating management time, resources and investment opportunities among the Portfolio and other accounts he or she advises. In addition due to differences in the investment strategies or restrictions between a Portfolio and the other accounts, the portfolio manager may take action with respect to another account that differs from the action taken with respect to the Portfolio. In some cases, another account managed by a portfolio manager may compensate the investment adviser based on the performance of the securities held by that account. The existence of such a performance based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities. Whenever conflicts of interest arise, the portfolio manager will endeavor to exercise his or her discretion in a manner that he or she believes is equitable to all interested persons. The investment adviser has adopted several policies and procedures designed to address these potential conflicts including a code of ethics and policies that govern the investment adviser’s trading practices, including among other things the aggregation and allocation of trades among clients, brokerage allocations, cross trades and best execution.

Compensation Structure for Lloyd George. Compensation of Lloyd George’s portfolio managers and other investment professionals has two primary components: (1) a base salary and (2) an annual cash bonus. Lloyd George’s investment professionals also receive certain retirement, insurance and other benefits that are broadly available to all the investment adviser’s employees. Compensation of Lloyd George’s investment professionals is reviewed primarily on an annual basis. Cash bonuses and adjustments in base salary are typically paid or put into effect at or shortly after December 31st of each year.

Method to Determine Compensation. Lloyd George compensates its portfolio managers based primarily on the scale and complexity of their portfolio responsibilities. Each portfolio manager is evaluated based on the composite performance of funds and accounts in each product for which the individual serves as a portfolio manager. Performance is normally based on periods ending on the December 31st preceding fiscal year-end. Fund performance is evaluated primarily versus peer groups of funds as determined by Lipper Inc. and/or Morningstar, Inc. In evaluating the performance of a fund and its manager, emphasis is normally placed on one-, three- and five-year performance. Performance is evaluated on a pre-tax basis. For managers responsible for multiple funds and accounts, investment performance is evaluated on an aggregate basis, based on averages or weighted averages among managed funds and accounts. Funds and accounts that have performance-based advisory fees are not accorded disproportionate weightings in measuring aggregate portfolio manager performance.

Lloyd George seeks to compensate portfolio managers commensurate with their responsibilities and performance, and competitive with other firms within the investment management industry. Salaries and bonuses are also influenced by the operating performance of Lloyd George. The overall annual cash bonus pool is based on a substantially fixed percentage of pre-bonus operating income. While the salaries of Lloyd George’s portfolio managers are comparatively fixed, cash bonuses may fluctuate significantly from year to year, based on changes in manager performance and other factors as described herein.

Administrative Services. Under Eaton Vance’s management contract with each Fund and its administration agreement with each Portfolio, Eaton Vance receives a monthly management fee from each Fund and a monthly administration fee from each Portfolio. Each fee is computed by applying the annual asset rate applicable to that portion of the average daily net assets of each Fund or Portfolio throughout the month in each category as indicated below:

Category	Average Daily Net Assets for the Month	Annual Fee Rate
1	less than $500 million	0.25000%
2	$500 million but less than $1 billion	0.23333%

Eaton Vance Emerging Markets and Greater India Funds 20 SAI dated May 1, 2010

Category	Average Daily Net Assets for the Month	Annual Fee Rate
3	$1 billion but less than $1.5 billion	0.21667%
4	$1.5 billion but less than $2 billion	0.20000%
5	$2 billion but less than $3 billion	0.18333%
6	$3 billion and over	0.16667%

As of December 31, 2009, Emerging Markets Fund and Portfolio had net assets of $61,823,294 and $62,181,551, respectively. For the three fiscal years ended December 31, 2009, Eaton Vance earned management fees from the Fund of $126,516, $277,111 and $452,036, respectively, and administration fees from the Portfolio of $126,814, $278,240 and $453,221, respectively.

As of December 31, 2009, Greater India Fund and Portfolio had net assets of $746,702,154 and $748,770,241, respectively. For the three fiscal years ended December 31, 2009, Eaton Vance earned management fees from the Fund of $1,362,326, $2,284,031 and $2,893,762, respectively, and administration fees from the Portfolio of $1,363,975, $2,289,516 and $2,895,353, respectively.

Effective March 27, 2006, Lloyd George and Eaton Vance agreed to reduce each Fund’s total operating expenses in an amount equal to 0.05% annually. Effective April 27, 2009, Lloyd George and Eaton Vance agreed to further reduce Emerging Markets Fund’s total annual operating expenses in an additional amount equal to 0.10% annually through April 30, 2011. Thereafter, the additional 0.10% expense reduceiton may be changed or terminated at any time. Both reductions are shared equally by Lloyd George and Eaton Vance. For the fiscal year ended December 31, 2009, Lloyd George and Eaton Vance were allocated $63,128 and $275,153, respectively of the operating expenses of Emerging Markets Fund and Greater India Fund.

Eaton Vance’s management contract with each Fund and Administration Agreement with each Portfolio each continues in effect from year to year so long as such continuance is approved at least annually (i) by the Trustees of the Trust or each Portfolio as the case may be and (ii) by the vote of a majority of those Trustees of the Trust or each Portfolio who are not interested persons of the Trust, Portfolio or of the Administrator. Each agreement may be terminated at any time without penalty on sixty (60) days’ written notice by the Board of Trustees of either party thereto, or by a vote of a majority of the outstanding voting securities of a Fund or Portfolio as the case may be. Each agreement will terminate automatically in the event of its assignment. Each agreement provides that, in the absence of Eaton Vance’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties to a Fund or Portfolio under such contract or agreement, Eaton Vance will not be liable to a Fund or Portfolio for any loss incurred.

Sub-Transfer Agency Services. Eaton Vance also serves as sub-transfer agent for each Fund. As sub-transfer agent, Eaton Vance performs the following services directly on behalf of a Fund: (1) provides call center services to financial intermediaries and shareholders; (2) answers written inquiries related to shareholder accounts (matters relating to portfolio management, distribution of shares and other management policy questions will be referred to a Fund); (3) furnishes an SAI to any shareholder who requests one in writing or by telephone from a Fund; and (4) processes transaction requests received via telephone. For the sub-transfer agency services it provides, Eaton Vance receives an aggregate annual fee equal to the lesser of $2.5 million or the actual expenses incurred by Eaton Vance in the performance of those services. This fee is paid to Eaton Vance by a Fund’s transfer agent from fees it receives from the Eaton Vance funds. Each Fund will pay a pro rata share of such fee. For the fiscal year ended December 31, 2009, the transfer agent accrued for or paid to Eaton Vance $7,978 and $67,459, respectively, for sub-transfer agency services performed on behalf of Emerging Markets Fund and Greater India Fund.

Expenses. Each Fund and Portfolio are responsible for all expenses not expressly stated to be payable by another party (such as expenses required to be paid pursuant to an agreement with the investment adviser, the principal underwriter or the administrator). In the case of expenses incurred by the Trust, each Fund is responsible for its pro rata share of those expenses. The only expenses of a Fund allocated to a particular class are those incurred under the Distribution Plan applicable to that class (if any) and certain other class-specific expenses.

OTHER SERVICE PROVIDERS

Principal Underwriter. Eaton Vance Distributors, Inc. (“EVD"), Two International Place, Boston, MA 02110 is the principal underwriter of each Fund. The principal underwriter acts as principal in selling shares under a Distribution Agreement with the Trust. The expenses of printing copies of prospectuses used to offer shares and other selling literature and of advertising are borne by the principal underwriter. The fees and expenses of qualifying and registering and maintaining qualifications and registrations of a Fund and its shares under federal and state securities laws are borne by the Fund. The Distribution Agreement is renewable annually by the Trust’s Board of Trustees (including a majority of the noninterested Trustees who have no direct or indirect financial interest in the operation of the Distribution Agreement or any applicable Distribution Plan), may be terminated on sixty days’ notice either by such Trustees or by vote of a majority of the outstanding Fund shares or on six months’ notice by the principal underwriter

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and is automatically terminated upon assignment. The principal underwriter distributes shares on a “best efforts” basis under which it is required to take and pay for only such shares as may be sold. EVD is a direct, wholly-owned subsidiary of EVC. Mr. Faust is a Director of EVD. EVD also serves as placement agent for the Portfolios.

Custodian. State Street Bank and Trust Company (“State Street“), 200 Clarendon Street, Boston, MA 02116, serves as custodian to each Fund and each Portfolio. State Street has custody of all cash and securities representing a Fund’s interest in each Portfolio, has custody of each Portfolio’s assets, maintains the general ledger of each Portfolio and each Fund and computes the daily net asset value of interests in each Portfolio and the net asset value of shares of each Fund. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with each Portfolio’s investments, receives and disburses all funds and performs various other ministerial duties upon receipt of proper instructions from the Trust and each Portfolio. State Street also provides services in connection with the preparation of shareholder reports and the electronic filing of such reports with the SEC. EVC and its affiliates and their officers and employees from time to time have transactions with various banks, including State Street. It is Eaton Vance’s opinion that the terms and conditions of such transactions were not and will not be influenced by existing or potential custodial or other relationships between each Fund or each Portfolio and such banks.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA 02116, is the independent registered public accounting firm of each Fund and Portfolio, providing audit and related services, assistance and consultation with respect to the preparation of filings with the SEC.

Transfer Agent. PNC Global Investment Servicing, P.O. Box 9653, Providence, RI 02940-9653, serves as transfer and dividend disbursing agent for each Fund.

CALCULATION OF NET ASSET VALUE

The net asset value of each Portfolio is computed by State Street (as agent and custodian for each Portfolio) by subtracting the liabilities of the Portfolio from the value of its total assets. Each Fund and Portfolio will be closed for business and will not price their respective shares or interests on the following business holidays and any other business day that the New York Stock Exchange (the "Exchange") is closed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Each investor in a Portfolio, including a Fund, may add to or reduce its investment in the Portfolio on each day the Exchange is open for trading (“Portfolio Business Day”) as of the close of regular trading on the Exchange (the “Portfolio Valuation Time”). The value of each investor’s interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represented that investor’s share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor’s percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio for the current Portfolio Business Day.

The Trustees of each Portfolio have established the following procedures for the fair valuation of the Portfolio’s assets under normal market conditions. Securities listed on a U.S. securities exchange generally are valued at the last sale price on the day of valuation or, if no sales took place on such date, at the mean between the closing bid and asked prices therefore on the exchange where such securities are principally traded. Equity securities listed on the NASDAQ Global or Global Select Market System generally are valued at the NASDAQ official closing price. Unlisted or listed securities for which closing sales prices or closing quotations are not available are valued at the mean between the latest available bid and asked prices or, in the case of preferred equity securities that are not traded in the over-the-counter market, by an independent pricing service. Exchange-traded options are valued for the day of valuation at the last sale price from any exchange on which the option is listed. If no such sales are reported, such option will be valued at the mean of the closing bid and asked prices on the valuation day as reported by the Options Price Reporting Authority. Futures positions on securities and currencies generally are valued at closing settlement prices. Short-term debt securities with a remaining maturity of 60 days or less are valued at amortized cost. If short-term debt securities are acquired with a remaining maturity of more than 60 days, they will be valued by a pricing service. Other fixed income and debt securities, including listed securities and securities for which price quotations are available, will normally be valued on the basis of valuations furnished by a pricing service.

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Foreign securities and currencies held by a Fund or Portfolio and any other Portfolio assets or liabilities expressed in foreign currencies are valued in U.S. dollars, as calculated by the custodian based on foreign currency exchange quotations supplied by an independent quotation service. The daily valuation of exchange-traded foreign securities generally is determined as of the close of trading on the principal exchange on which such securities trade. As described in the Prospectus, valuations of foreign securities may be adjusted from prices in effect at the close of trading on foreign exchanges to more accurately reflect their fair value as of the close of regular trading on the Exchange. In adjusting the value of foreign equity securities, the Portfolio may rely on an independent fair valuation service. Investments held by the Fund or Portfolio for which valuations or market quotations are not readily available are valued at fair value using methods determined in good faith by or at the direction of the Trustees of the Fund or Portfolio considering relevant factors, data and other information including, in the case of restricted securities, the market value of freely tradable securities of the same class in the principal market on which such securities are normally traded.

PURCHASING AND REDEEMING SHARES

Additional Information About Purchases. Fund shares are offered for sale only in states where they are registered. Fund shares are continuously offered through financial intermediaries which have entered into agreements with the principal underwriter. Shares of a Fund are sold at the offering price, which is the net asset value plus the initial sales charge, if any. The Fund receives the net asset value. The principal underwriter receives the sales charge, all or a portion of which may be reallowed to the financial intermediaries responsible for selling Fund shares. The sales charge table in the Prospectus is applicable to purchases of a Fund alone or in combination with purchases of certain other funds offered by the principal underwriter, made at a single time by (i) an individual, or an individual, his or her spouse and their children under the age of twenty-one, purchasing shares for his or their own account, and (ii) a trustee or other fiduciary purchasing shares for a single trust estate or a single fiduciary account. The table is also presently applicable to (1) purchases of Class A shares pursuant to a written Statement of Intention; or (2) purchases of Class A shares pursuant to the Right of Accumulation and declared as such at the time of purchase. See “Sales Charges”.

In connection with employee benefit or other continuous group purchase plans, a Fund may accept initial investments of less than the minimum investment amount on the part of an individual participant. In the event a shareholder who is a participant of such a plan terminates participation in the plan, his or her shares will be transferred to a regular individual account. However, such account will be subject to the right of redemption by a Fund as described below.

Suspension of Sales. The Trust may, in its absolute discretion, suspend, discontinue or limit the offering of one or more of its classes of shares at any time. In determining whether any such action should be taken, the Trust’s management intends to consider all relevant factors, including (without limitation) the size of a Fund or class, the investment climate and market conditions, the volume of sales and redemptions of shares, and (if applicable) the amount of uncovered distribution charges of the principal underwriter. The Class A, Class B and Class C Distribution Plans may continue in effect and payments may be made under the Plans following any such suspension, discontinuance or limitation of the offering of shares; however, there is no contractual obligation to continue any Plan for any particular period of time. Suspension of the offering of shares would not, of course, affect a shareholder’s ability to redeem shares.

Additional Information About Redemptions. The right to redeem shares of a Fund can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the SEC, or during any emergency as determined by the SEC which makes it impracticable for a Portfolio to dispose of its securities or value its assets, or during any other period permitted by order of the SEC for the protection of investors.

Due to the high cost of maintaining small accounts, the Trust reserves the right to redeem accounts with balances of less than $750. Prior to such a redemption, shareholders will be given 60 days’ written notice to make an additional purchase. However, no such redemption would be required by the Trust if the cause of the low account balance was a reduction in the net asset value of shares. No CDSC or redemption fees, if applicable, will be imposed with respect to such involuntary redemptions.

While normally payments will be made in cash for redeemed shares, the Trust, subject to compliance with applicable regulations, has reserved the right to pay the redemption price of shares of a Fund, either totally or partially, by a distribution in kind of readily marketable securities withdrawn from a Portfolio. The securities so distributed would be valued pursuant to the valuation procedures described in this SAI. If a shareholder received a distribution in kind, the shareholder could incur brokerage or other charges in converting the securities to cash.

Redemption Fees. Class A and Class I shares generally are subject to a redemption fee equal to 1% of the amount redeemed or exchanged within 90 days of the settlement of the purchase. For the fiscal year ended December 31, 2009, the Emerging Markets Fund and the Greater India Fund received redemption fees equal to $3,659 and $31,690, respectively.

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Systematic Withdrawal Plan. The transfer agent will send to the shareholder regular monthly or quarterly payments of any permitted amount designated by the shareholder based upon the value of the shares held. The checks will be drawn from share redemptions and hence, may require the recognition of taxable gain or loss. Income dividends and capital gains distributions in connection with withdrawal plan accounts will be credited at net asset value as of the record date for each distribution. Continued withdrawals in excess of current income will eventually use up principal, particularly in a period of declining market prices. A shareholder may not have a withdrawal plan in effect at the same time he or she has authorized Bank Automated Investing or is otherwise making regular purchases of Fund shares. The shareholder, the transfer agent or the principal underwriter may terminate the withdrawal plan at any time without penalty.

Other Information. A Fund’s net asset value per share is normally rounded to two decimal places. In certain situations (such as a merger, share split or a purchase or sale of shares that represents a significant portion of a share class), the administrator may determine to extend the calculation of the net asset value per share to additional decimal places to ensure that neither the value of the Fund nor a shareholder’s shares is diluted materially as the result of a purchase or sale or other transaction.

In circumstances where a financial intermediary has entered into an agreement with a Fund or its principal underwriter to exchange shares from one class of the Fund to another, such exchange shall be permitted and any applicable redemption fee will not be imposed in connection with such transaction, provided that the class of shares acquired in the exchange is subject to the same redemption fee. In connection with the exemption from the Funds’ policies to discourage short-term trading and market timing and the applicability of any redemption fee to a redemption, asset allocation programs include any investment vehicle that allocates its assets among investments in concert with changes in a model portfolio and any asset allocation programs that may be sponsored by Eaton Vance or its affiliates.

SALES CHARGES

Dealer Commissions. The principal underwriter may, from time to time, at its own expense, provide additional incentives to financial intermediaries which employ registered representatives who sell Fund shares and/or shares of other funds distributed by the principal underwriter. In some instances, such additional incentives may be offered only to certain financial intermediaries whose representatives sell or are expected to sell significant amounts of shares. In addition, the principal underwriter may from time to time increase or decrease the sales commissions payable to financial intermediaries. The principal underwriter may allow, upon notice to all financial intermediaries with whom it has agreements, discounts up to the full sales charge during the periods specified in the notice. During periods when the discount includes the full sales charge, such financial intermediaries may be deemed to be underwriters as that term is defined in the 1933 Act.

Purchases at Net Asset Value. Class A shares may be sold at net asset value to current and retired Directors and Trustees of Eaton Vance funds and portfolios; to clients (including custodial, agency, advisory and trust accounts) and current and retired officers and employees of Eaton Vance, its affiliates and other investment advisers and sub-advisers of Eaton Vance sponsored funds; and to such persons’ spouses, parents, siblings and lineal descendants and their beneficial accounts. Such shares may also be issued at net asset value (1) in connection with the merger (or similar transaction) of an investment company (or series or class thereof) or personal holding company with a Fund (or class thereof), (2) to investors making an investment as part of a fixed fee program whereby an entity unaffiliated with the investment adviser provides investment services, such as management, brokerage and custody, (3) to investment advisors, financial planners or other intermediaries who place trades for their own accounts or the accounts of their clients and who charge a management, consulting or similar ongoing fee for their services; clients of such investment advisors, financial planners or other intermediaries who place trades for their own accounts if the accounts are linked to the master account of such investment advisor, financial planner or other intermediary on the books and records of the broker or agent; financial intermediaries who have entered into an agreement with the principal underwriter to offer Class A shares through a no-load network or platform; and to retirement and deferred compensation plans and trusts used to fund those plans, including, but not limited to, those defined in Section 401(a), 403(b) or 457 of the Code and “rabbi trusts”, (4) to officers and employees of a Fund’s custodian and transfer agent, and (5) in connection with the ReFlow liquidity program. Class A shares may also be sold at net asset value to registered representatives and employees of financial intermediaries. Sales charges generally are waived because either (i) there is no sales effort involved in the sale of shares or (ii) the investor is paying a fee (other than the sales charge) to the financial intermediary involved in the sale. Any new or revised sales charge or CDSC waiver will be prospective only.

CDSC Waiver. The CDSC applicable to Class B shares will be waived in connection with minimum required distributions from tax-sheltered retirement plans by applying the rate required to be withdrawn under the applicable rules and regulations of the Internal Revenue Service to the balance of Class B shares in your account. Any new or revised sales charge or CDSC waiver will be prospective only.

Waiver of Investment Minimums. In addition to waivers described in the Prospectus, minimum investment amounts are waived for current and retired Directors and Trustees of Eaton Vance funds and portfolios, clients (including custodial, agency, advisory and trust accounts), current and retired officers and employees of Eaton Vance, its affiliates and other investment advisers

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and sub-advisers of Eaton Vance sponsored funds, and for such persons’ spouses, parents, siblings and lineal descendants and their beneficial accounts. The minimum initial investment amount is also waived for officers and employees of a Fund’s custodian and transfer agent. Investments in a Fund by ReFlow in connection with the ReFlow liquidity program are also not subject to the minimum investment amount.

Statement of Intention. If it is anticipated that $50,000 or more of Class A shares and shares of other funds exchangeable for Class A shares of another Eaton Vance fund will be purchased within a 13-month period, the Statement of Intention section of the account application should be completed so that shares may be obtained at the same reduced sales charge as though the total quantity were invested in one lump sum. Shares eligible for the right of accumulation (see below) as of the date of the Statement and purchased during the 13-month period will be included toward the completion of the Statement. If you make a Statement of Intention, the transfer agent is authorized to hold in escrow sufficient shares (5% of the dollar amount specified in the Statement) which can be redeemed to make up any difference in sales charge on the amount intended to be invested and the amount actually invested. A Statement of Intention does not obligate the shareholder to purchase or the Fund to sell the full amount indicated in the Statement.

If the amount actually purchased during the 13-month period is less than that indicated in the Statement, the shareholder will be requested to pay the difference between the sales charge applicable to the shares purchased and the sales charge paid under the Statement of Intention. If the payment is not received in 20 days, the appropriate number of escrowed shares will be redeemed in order to realize such difference. If the total purchases during the 13-month period are large enough to qualify for a lower sales charge than that applicable to the amount specified in the Statement, all transactions will be computed at the expiration date of the Statement to give effect to the lower sales charge. Any difference will be refunded to the shareholder in cash or applied to the purchase of additional shares, as specified by the shareholder. This refund will be made by the financial intermediary and the principal underwriter. If at the time of the recomputation, the financial intermediary for the account has changed, the adjustment will be made only on those shares purchased through the current financial intermediary for the account.

Right of Accumulation. Under the right of accumulation, the applicable sales charge level is calculated by aggregating the dollar amount of the current purchase and the value (calculated at the maximum current offering price) of shares owned by the shareholder. Class A shares of Eaton Vance U.S. Government Money Market Fund and shares of Eaton Vance Tax Free Reserves cannot be accumulated for purposes of this privilege. The sales charge on the shares being purchased will then be applied at the rate applicable to the aggregate. Share purchases eligible for the right of accumulation are described under "Sales Charges" in the Prospectus. For any such discount to be made available at the time of purchase a purchaser or his or her financial intermediary must provide the principal underwriter (in the case of a purchase made through a financial intermediary) or the transfer agent (in the case of an investment made by mail) with sufficient information to permit verification that the purchase order qualifies for the accumulation privilege. Confirmation of the order is subject to such verification. The right of accumulation privilege may be amended or terminated at any time as to purchases occurring thereafter.

Conversion Feature. Class B shares held for eight years will automatically convert to Class A shares. For purposes of this conversion, all distributions paid on Class B shares which the shareholder elects to reinvest in Class B shares will be considered to be held in a separate sub-account. Upon the conversion of Class B shares not acquired through the reinvestment of distributions, a pro rata portion of the Class B shares held in the sub-account will also convert to Class A shares. This portion will be determined by the ratio that the Class B shares being converted bears to the total of Class B shares (excluding shares acquired through reinvestment) in the account. This conversion feature is subject to the continuing availability of a ruling from the Internal Revenue Service or an opinion of counsel that the conversion is not taxable for federal income tax purposes.

Tax-Deferred Retirement Plans. Shares may be available for purchase in connection with certain tax-deferred retirement plans. Detailed information concerning these plans, including certain exceptions to minimum investment requirements, and copies of the plans are available from the principal underwriter. This information should be read carefully and consulting with an attorney or tax adviser may be advisable. The information sets forth the service fee charged for retirement plans and describes the federal income tax consequences of establishing a plan. Participant accounting services (including trust fund reconciliation services) will be offered only through third party recordkeepers and not by the principal underwriter. Under all plans, dividends and distributions will be automatically reinvested in additional shares.

Distribution Plans

The Trust has in effect a compensation-type Distribution Plan for each Fund’s Class A shares (the “Class A Plan”) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides for the payment of a monthly distribution fee to the principal underwriter in an amount equal to the aggregate of (a) 0.50% of that portion of Class A average daily net assets for any fiscal year which is attributable to its shares which have remained outstanding for less than one year and (b) 0.25% of that portion of Class

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A average daily net assets for any fiscal year which is attributable to its shares which have remained outstanding for more than one year. Aggregate payments to the principal underwriter under the Class A Plan are limited to those permitted by a rule of the FINRA.

The Class A Plan also provides that each Class A will pay a service fee to the principal underwriter in an amount equal on an annual basis to 0.25% of that portion of its average daily net assets for any fiscal year which is attributable to Class A shares which have remained outstanding for more than one year; from such service fee the principal underwriter expects to pay a service fee to financial intermediaries, as compensation for providing personal services and/or the maintenance of shareholder accounts, with respect to shares sold by such dealers which have remained outstanding for more than one year. For the distribution and service fees paid by Class A shares, see Appendix A.

The Trust also has in effect compensation-type Distribution Plans for each Fund’s Class B and Class C shares (the “Class B and Class C Plans”) pursuant to Rule 12b-1 under the 1940 Act. On each sale of shares (excluding reinvestment of distributions) a Class will pay the principal underwriter amounts representing (i) sales commissions equal to 5% (in the case of Class B) and 6.25% (in the case of Class C) of the amount received by a Fund for each Class share sold and (ii) interest at the rate of 1% over the prime rate then reported in The Wall Street Journal applied to the outstanding amounts owed to the principal underwriter, so-called “uncovered distribution charges”. Each Class pays the principal underwriter a distribution fee, accrued daily and paid monthly, at an annual rate not exceeding 0.75% of its average daily net assets to finance the distribution of its shares. Such fees compensate the principal underwriter for the sales commissions paid by it to financial intermediaries on the sale of shares, for other distribution expenses (such as personnel, overhead, travel, printing and postage) and for interest expenses. The principal underwriter currently pays an up-front sales commission (except on exchange transactions and reinvestments) of 4% of the purchase price of Class B shares and 0.75% of the purchase price of Class C shares, and an up-front service fee of 0.25% on Class C shares. Distribution fees paid by a Class and CDSCs paid to the Fund by redeeming Class shareholders reduce the outstanding uncovered distribution charges of the Class. Whenever there are no outstanding uncovered distribution charges of a Class, the Class discontinues payment of distribution fees.

The Trustees of the Trust believe that each Plan will be a significant factor in the expected growth of each Fund’s assets, and will result in increased investment flexibility and advantages which have benefited and will continue to benefit the Fund and its shareholders. The Eaton Vance organization will profit by reason of the operation of each Class B and Class C Plans through an increase in Fund assets and if at any point in time the aggregate amounts received by the principal underwriter pursuant to the Plans and from CDSCs have exceeded the total expenses incurred in distributing Class B and Class C shares. Because payments to the principal underwriter under the Class B and Class C Plans are limited, uncovered distribution charges (sales expenses of the principal underwriter plus interest, less the above fees and CDSCs received by it) may exist indefinitely. For sales commissions, CDSCs and uncovered distribution charges, see Appendix B and Appendix C.

Distribution of Class B and/or Class C shares of a Fund by the principal underwriter will also be encouraged by the payment by the investment adviser to the principal underwriter of amounts equivalent to 0.15% for Class B and 0.125% for Class C of each Class’s annual average daily net assets. The aggregate amounts of such payments are a deduction in calculating the outstanding uncovered distribution charges of the principal underwriter under the Class B and Class C Plans and, therefore, will benefit shareholders when such charges exist. Such payments will be made in consideration of the principal underwriter’s distribution efforts.

The Class B and Class C Plans also authorize the payment of service fees to the principal underwriter, financial intermediaries and other persons in amounts not exceeding an annual rate of 0.25% of its average daily net assets for personal services, and/or the maintenance of shareholder accounts. For Class B, this fee is paid monthly in arrears based on the value of shares sold by such persons. For Class C, financial intermediaries currently receive (a) a service fee (except on exchange transactions and reinvestments) at the time of sale equal to 0.25% of the purchase price of Class C shares sold by such dealer, and (b) monthly service fees approximately equivalent to 1/12 of 0.25% of the value of Class C shares sold by such dealer. During the first year after a purchase of Class C shares, the principal underwriter will retain the service fee as reimbursement for the service fee payment made to financial intermediaries at the time of sale. For the service fees paid, see Appendix B and Appendix C.

A Plan continues in effect from year to year so long as such continuance is approved at least annually by the vote of both a majority of (i) the noninterested Trustees of the Trust who have no direct or indirect financial interest in the operation of the Plan or any agreements related to the Plan (the “Plan Trustees”) and (ii) all of the Trustees then in office. A Plan may be terminated at any time by vote of a majority of the Plan Trustees or by a vote of a majority of the outstanding voting securities of the applicable Class. Quarterly Trustee review of a written report of the amount expended under the Plan and the purposes for which such expenditures were made is required. A Plan may not be amended to increase materially the payments described therein without approval of the shareholders of the affected Class and the Trustees. So long as a Plan is in effect, the selection and nomination of the noninterested Trustees shall be committed to the discretion of such Trustees. The Trustees, including the Plan Trustees, initially approved the current Plan(s) on June 23, 1997 (for the Class A and Class B Plans) and on April 24, 2006 (for the Class C Plan). Any Trustee of the Trust who is an “interested” person of the Trust has an indirect financial interest in a Plan because his or her employer (or affiliates thereof) receives distribution and/or service fees under the Plan or agreements related thereto.

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PERFORMANCE

Performance Calculations. Average annual total return before deduction of taxes (“pre-tax return”) is determined by multiplying a hypothetical initial purchase order of $1,000 by the average annual compound rate of return (including capital appreciation/depreciation, and distributions paid and reinvested) for the stated period and annualizing the result. The calculation assumes (i) that all distributions are reinvested at net asset value on the reinvestment dates during the period, (ii) the deduction of the maximum of any initial sales charge from the initial $1,000 purchase, (iii) a complete redemption of the investment at the end of the period, and (iv) the deduction of any applicable CDSC at the end of the period.

Average annual total return after the deduction of taxes on distributions is calculated in the same manner as pre-tax return except the calculation assumes that any federal income taxes due on distributions are deducted from the distributions before they are reinvested. Average annual total return after the deduction of taxes on distributions and taxes on redemption also is calculated in the same manner as pre-tax return except the calculation assumes that (i) any federal income taxes due on distributions are deducted from the distributions before they are reinvested and (ii) any federal income taxes due upon redemption are deducted at the end of the period. After-tax returns are based on the highest federal income tax rates in effect for individual taxpayers as of the time of each assumed distribution and redemption (taking into account their tax character), and do not reflect the impact of state and local taxes. In calculating after-tax returns, the net value of any federal income tax credits available to shareholders is applied to reduce federal income taxes payable on distributions at or near year-end and, to the extent the net value of such credits exceeds such distributions, is then assumed to be reinvested in additional Fund shares at net asset value on the last day of the fiscal year in which the credit was generated or, in the case of certain tax credits, on the date on which the year-end distribution is paid. For pre-tax and after-tax total return information, see Appendix A, Appendix B, Appendix C and Appendix D.

In addition to the foregoing total return figures, each Fund may provide pre-tax and after-tax annual and cumulative total return, as well as the ending redeemable cash value of a hypothetical investment. If shares are subject to a sales charge, total return figures may be calculated based on reduced sales charges or at net asset value. These returns would be lower if the full sales charge was imposed. After-tax returns may also be calculated using different tax rate assumptions and taking into account state and local income taxes as well as federal taxes. A Fund’s performance may differ from that of other investors in a Portfolio, including other investment companies.

Disclosure of Portfolio Holdings and Related Information. The Board of Trustees has adopted policies and procedures (the “Policies”) with respect to the disclosure of information about portfolio holdings of each Fund. Pursuant to the Policies, information about portfolio holdings of a Fund may not be disclosed to any party except as follows:

  Disclosure made in filings with the SEC and posted on the Eaton Vance website: In accordance with rules established by the SEC, each Fund sends semiannual and annual reports to shareholders that contain a complete list of portfolio holdings as of the end of the second and fourth fiscal quarters, respectively, within 60 days of quarter-end. Each Fund also discloses complete portfolio holdings as of the end of the first and third fiscal quarters on Form N-Q, which is filed with the SEC within 60 days of quarter-end. Each Fund’s complete portfolio holdings as reported in annual and semiannual reports and on Form N-Q (which includes a list of each Portfolio’s holdings) are available for viewing on the SEC website at http://www.sec.gov and may be reviewed and copied at the SEC’s public reference room (information on the operation and terms of usage of the SEC public reference room is available at http://www.sec.gov/info/edgar/ prrrules.htm or by calling 1-800-SEC-0330). Generally within five business days of filing with the SEC, each Fund’s portfolio holdings as reported in annual and semiannual reports and on Form N-Q also are available on Eaton Vance’s website at www.eatonvance.com and are available upon request at no cost by contacting Eaton Vance at 1-800-262- 1122. Each Fund also will post a complete list of its portfolio holdings (including Portfolio holdings, if any) as of each calendar quarter end on the Eaton Vance website within 30 days of calendar quarter end.
  Disclosure of certain portfolio characteristics: Each Fund may also post information about certain portfolio characteristics (such as top ten holdings and asset allocation information) as of the most recent calendar quarter end on the Eaton Vance website approximately ten business days after the calendar quarter end. Such information is also available upon request by contacting Eaton Vance at 1-800-262-1122.
  Confidential disclosure for a legitimate Fund purpose: Portfolio holdings may be disclosed, from time to time as necessary, for a legitimate business purpose of a Fund, believed to be in the best interests of the Fund and its shareholders, provided there is a duty or an agreement that the information be kept confidential. Any such confidentiality agreement includes provisions intended to impose a duty not to trade on the non-public information. The Policies permit disclosure of portfolio holdings information to the following: 1) affiliated and unaffiliated service providers that have a legal or contractual duty to keep such information confidential, such as employees of the investment adviser (including portfolio managers and, in the case of a Portfolio, the portfolio manager of any account that invests in the Portfolio), the administrator, custodian, transfer agent, principal underwriter, etc. described herein and in the Prospectus; 2) other persons who owe a fiduciary or other duty of trust or confidence to the Fund (such as Fund legal counsel and independent

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  registered public accounting firm); or 3) persons to whom the disclosure is made in advancement of a legitimate business purpose of a Fund and who have expressly agreed in writing to maintain the disclosed information in confidence and to use it only in connection with the legitimate business purpose underlying the arrangement. To the extent applicable to an Eaton Vance fund, such persons may include securities lending agents which may receive information from time to time regarding selected holdings which may be loaned by a Fund, in the event a Fund is rated, credit rating agencies (Moody’s Investor Services, Inc. and Standard & Poor’s Ratings Group), analytical service providers engaged by the investment adviser (Advent, Bloomberg L.P., Evare, Factset, McMunn Associates, Inc. and The Yield Book, Inc.), proxy evaluation vendors (Institutional Shareholder Servicing Inc.), pricing services (TRPS Mark-to-Market Pricing Service, WM Company Reuters Information Services and Non-Deliverable Forward Rates Service, Pricing Direct, FT Interactive Data Corp., Standard & Poor’s Securities Evaluation Service, Inc., SuperDerivatives and Stat Pro.), which receive information as needed to price a particular holding, translation services, lenders under Fund credit facilities (Citibank, N.A. and its affiliates), consultants and other product evaluators (Morgan Stanley Smith Barney LLC) and, for purposes of facilitating portfolio transactions, financial intermediaries and other intermediaries (national and regional municipal bond dealers and mortgage-backed securities dealers). These entities receive portfolio information on an as needed basis in order to perform the service for which they are being engaged. If required in order to perform their duties, this information will be provided in real time or as soon as practical thereafter. Additional categories of disclosure involving a legitimate business purpose may be added to this list upon the authorization of a Fund’s Board of Trustees. In addition, in connection with a redemption in kind, the redeeming shareholder may be required to agree to keep the information about the securities to be so distributed confidential, except to the extent necessary to dispose of the securities.
  Historical portfolio holdings information: From time to time, each Fund may be requested to provide historic portfolio holdings information that has not been made public previously. In such case, the requested information may be provided if: the information is requested for due diligence or another legitimate purpose; the requested portfolio holdings are for a period that is no more recent than the date of the portfolio holdings posted to the Eaton Vance website; a Fund’s portfolio manager and Eaton Vance’s Chief Equity or Chief Income Investment Officer (as appropriate) have reviewed the request and do not believe the dissemination of the information requested would disadvantage Fund shareholders; and the Chief Compliance Officer ("CCO") has reviewed the request to ensure that the disclosure of the requested information does not give rise to a conflict of interest between Fund shareholders and an affiliated service provider.

The Funds, the investment adviser and principal underwriter will not receive any monetary or other consideration in connection with the disclosure of information concerning a Fund’s portfolio holdings.

The Policies may not be waived, or exception made, without the consent of the CCO of the Funds. The CCO may not waive or make exception to the Policies unless such waiver or exception is consistent with the intent of the Policies, which is to ensure that disclosure of portfolio information is in the best interest of Fund shareholders. In determining whether to permit a waiver of or exception to the Policies, the CCO will consider whether the proposed disclosure serves a legitimate purpose of a Fund, whether it could provide the recipient with an advantage over Fund shareholders or whether the proposed disclosure gives rise to a conflict of interest between a Fund’s shareholders and its investment adviser, principal underwriter or other affiliated person. The CCO will report all waivers of or exceptions to the Policies to the Trustees at their next meeting. The Trustees may impose additional restrictions on the disclosure of portfolio holdings information at any time.

The Policies are designed to provide useful information concerning a Fund to existing and prospective Fund shareholders while at the same time inhibiting the improper use of portfolio holdings information in trading Fund shares and/or portfolio securities held by a Portfolio. However, there can be no assurance that the provision of any portfolio holdings information is not susceptible to inappropriate uses (such as the development of “market timing” models), particularly in the hands of highly sophisticated investors, or that it will not in fact be used in such ways beyond the control of the Funds.

TAXES

Each series of the Trust is treated as a separate entity for federal income tax purposes. Each Fund has elected to be treated and intends to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. Accordingly, each Fund intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net income and net short-term and long-term capital gains (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any federal income tax. If a Fund qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, it will not be subject to federal income tax on income paid to its shareholders in the form of dividends or capital gain distributions. Each Fund qualified as a RIC for its fiscal year ended December 31, 2009. Each Fund also seeks to avoid payment of federal excise tax. However, if a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 (or later if the Fund is permitted to so elect and so elects), plus any retained amount from the prior year, the Fund will be subject to a 4% excise tax on the undistributed amounts. As a result

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of recently enacted legislation, the Code now contains a provision codifying the judicial economic substance doctrine, which has traditionally been used by courts to deny tax benefits for transactions that lack economic substance; a strict liability penalty is imposed for an understatement of tax liability due to a transaction’s lack of economic substance.

Because each Fund invests its assets in a Portfolio, each Portfolio normally must satisfy the applicable source of income and diversification requirements in order for a Fund to also satisfy these requirements. For federal income tax purposes, each Portfolio intends to be treated as a partnership that is not a “publicly traded partnership” and, as a result, will not be subject to federal income tax. Each Fund, as an investor in a Portfolio, will be required to take into account in determining its federal income tax liability its share of such Portfolio’s income, gains, losses, deductions and credits, without regard to whether it has received any distributions from such Portfolio. Each Portfolio will allocate at least annually among its investors, including a Fund, the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. For purposes of applying the requirements of the Code regarding qualification as a RIC, each Fund (i) will be deemed to own its proportionate share of each of the assets of the Portfolio and (ii) will be entitled to the gross income of the Portfolio attributable to such share.

For taxable years beginning on or after January 1, 2011, the long-term capital gain rate is scheduled to return to 20%.

In order to avoid incurring a federal excise tax obligation, the Code requires that a Fund distribute (or be deemed to have distributed) by December 31 of each calendar year (i) at least 98% of its ordinary income (not including tax-exempt income) for such year, (ii) at least 98% of its capital gain net income (which is the excess of its realized capital gains over its realized capital losses), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Fund paid no federal income tax. If a Fund fails to meet these requirements it will be subject to a nondeductible 4% excise tax on the undistributed amounts. Under current law, provided that a Fund qualifies as a RIC and each Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Fund nor the Portfolio should be liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

If a Fund does not qualify as a RIC for any taxable year, the Fund’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of tax-exempt income and net capital gain (if any), will be taxable to the shareholder as dividend income. However, such distributions may be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of corporate shareholders. In addition, in order to requalify for taxation as a RIC, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

A Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions may be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to a Portfolio, defer Portfolio losses, cause adjustments in the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to investors.

A Portfolio’s investment in so-called "section 1256 contracts," such as regulated futures contracts, most foreign currency forward contracts traded in the interbank market and options on most stock indices, are subject to special tax rules. All section 1256 contracts held by a Fund or Portfolio at the end of its taxable year are required to be marked to their market value, and any unrealized gain or loss on those positions will be included in a Fund or Portfolio’s income as if each position had been sold for its fair market value at the end of the taxable year. The resulting gain or loss will be combined with any gain or loss realized by a Fund or Portfolio from positions in section 1256 contracts closed during the taxable year. Provided such positions were held as capital assets and were not part of a "hedging transaction" nor part of a "straddle," 60% of the resulting net gain or loss will be treated as long-term capital gain or loss, and 40% of such net gain or loss will be treated as short-term capital gain or loss, regardless of the period of time the positions were actually held by a Fund or Portfolio.

As a result of entering into swap contracts, a Fund or Portfolio may make or receive periodic net payments. A Fund or Portfolio may also make or receive a payment when a swap is terminated prior to maturity through an assignment of the swap or other closing transaction. Periodic net payments will generally constitute ordinary income or deductions, while termination of a swap will generally result in capital gain or loss (which will be a long-term capital gain or loss if a Fund or Portfolio has been a party to a swap for more than one year). With respect to certain types of swaps, a Fund or Portfolio may be required to currently recognize income or loss with respect to future payments on such swaps or may elect under certain circumstances to mark such swaps to market annually for tax purposes as ordinary income or loss. The tax treatment of many types of credit default swaps is uncertain.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time a Fund or Portfolio accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time a Fund or Portfolio actually collects such income or pays such liabilities are generally treated as ordinary income or ordinary loss.

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Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, forward contracts and similar instruments (to the extent permitted) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Investments in “passive foreign investment companies” (“PFICs”) could subject a Fund or Portfolio to U.S. federal income tax or other charges on certain distributions from such companies and on disposition of investments in such companies; however, the tax effects of such investments may be mitigated by making an election to mark such investments to market annually or treat the PFIC as a “qualified electing fund”.

If a Fund or Portfolio were to invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code, the Portfolio might be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified electing fund, even if not distributed to the fund, and such amounts would be subject to the distribution requirements described above. In order to make this election, a Fund or Portfolio would be required to obtain certain annual information from the PFICs in which it invests, which may be difficult or impossible to obtain. Alternatively, if a Fund or Portfolio were to make a mark-to-market election with respect to a PFIC, the Fund or Portfolio would be treated as if it had sold and repurchased the PFIC stock at the end of each year. In such case, a Fund or Portfolio would report any such gains as ordinary income and would deduct any such losses as ordinary losses to the extent of previously recognized gains. This election must be made separately for each PFIC, and once made, would be effective for all subsequent taxable years unless revoked with the consent of the IRS. A Fund or Portfolio may be required to recognize income in excess of the distributions it receives from PFICs and its proceeds from dispositions of PFIC stock in any particular year. As a result, a Fund may have to distribute this “phantom” income and gain to satisfy the distribution requirement and to avoid imposition of the 4% excise tax.

A Portfolio’s investments in foreign securities may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gains), which would decrease the Fund’s income on such securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. If more than 50% of a Portfolio assets at year end consists of the debt and equity securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries. Each Fund may qualify for and make this election in some, but not necessarily all, of its taxable years. If the election is made, shareholders will include in gross income from foreign sources their pro rata share of such taxes. A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code (including a holding period requirement applied at both the Fund and shareholder level), as a result of which a shareholder may not get a full credit or deduction for the amount of such taxes. In particular, the Fund must own the dividend-paying stock for more than 15 days during the 31-day period beginning 15 days prior to the ex-dividend date. Likewise, shareholders must hold their Fund shares (without protection from risk or loss) on the ex-dividend date and for at least 15 additional days during the 31-day period beginning 15 days prior to the ex-dividend date to be eligible to claim the foreign tax with respect to a given dividend. Shareholders who do not itemize deductions on their federal income tax returns may claim a credit (but no deduction) for such taxes. Individual shareholders subject to the alternative minimum tax (“AMT”) may not deduct such taxes for AMT purposes.

Any loss realized upon the sale or exchange of Fund shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any distributions treated as long-term capital gain with respect to such shares. In addition, all or a portion of a loss realized on a redemption or other disposition of Fund shares may be disallowed under “wash sale” rules to the extent the shareholder acquired other shares of the same Fund (whether through the reinvestment of distributions or otherwise) within the period beginning 30 days before the redemption of the loss shares and ending 30 days after such date. Any disallowed loss will result in an adjustment to the shareholder’s tax basis in some or all of the other shares acquired.

Sales charges paid upon a purchase of shares subject to a front-end sales charge cannot be taken into account for purposes of determining gain or loss on a redemption or exchange of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Fund shares (or shares of another fund) pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder’s tax basis in some or all of any other shares acquired.

For taxable years beginning on or before December 31, 2010, “qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain (currently at a maximum rate of 15%). In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. A dividend will not be treated as qualified dividend income (at either the Portfolio or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2)

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to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company. In general, distributions of investment income designated by a Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to such Fund’s shares. In any event, if the aggregate qualified dividends received by a Fund during any taxable year are 95% or more of its gross income, then 100% of the Fund’s dividends (other than properly designated capital gain dividends) will be eligible to be treated as qualified dividend income. For this purpose, the only gain with respect to the sale of stocks and securities included in the term “gross income” is the excess of net short-term capital gain over net long-term capital loss.

Generally, upon sale or exchange of shares, a shareholder will realize a taxable gain or loss equal to the difference between the amount realized and the basis in shares. A redemption of shares by a Fund will be treated as a sale for this purpose. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less.

Dividends and distributions on a Fund’s shares are generally subject to federal income tax as described herein to the extent they are made out of a Fund’s earnings and profits, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared.

In general, dividends (other than capital gain dividends and exempt-interest dividends) paid to a shareholder that is not a “U.S. person” within the meaning of the Code (a “foreign person”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). The withholding tax does not apply to regular dividends paid to a foreign person who provides a Form W-8ECI, certifying that the dividends are effectively connected with the foreign person’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the foreign person were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional "branch profits tax" imposed at a rate of 30% (or lower treaty rate). A foreign person who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

For taxable years beginning before January 1, 2010, properly-designated dividends are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of a Fund’s “qualified net interest income” (generally, a Fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the Fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of a Fund’s “qualified short-term capital gains” (generally, the excess of a Fund’s net short-term capital gain over the Fund’s long-term capital loss for such taxable year). However, depending on its circumstances, a Fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary could withhold even if a Fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts. Although this provision has expired, legislation has been proposed under which this provision would be extended to taxable years beginning before January 1, 2011; this extension, if enacted, would be applied retroactively.

The Code imposes a new 3.8% Medicare tax on unearned income of certain U.S. individuals, estates and trusts. For individuals, the tax is on the lesser of the “net investment income” and the excess of modified adjusted gross income over $200,000 (or $250,000 if married filing jointly). Net investment income includes interest, dividends, and gross income and capital gains derived from passive activities and trading in securities or commodities. Net investment income is reduced by deductions “properly allocable” to this income. This tax is effective with respect to amounts received, and taxable years beginning, after December 31, 2012.

If a Fund’s direct or indirect interests in U.S. real property were to exceed certain levels, distributions to a foreign shareholder from a Fund attributable to a REIT’s distribution to the Fund of gain from a sale or exchange of a U.S. real property interest and, in the case of a foreign shareholder owning more than 5% of the class of shares throughout either such person’s holding period for the

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redeemed shares or, if shorter, the previous five years, the gain on redemption will be treated as real property gain subject to additional taxes or withholding and may result in the foreign shareholder having additional filing requirements. It is not expected that a significant portion of a Fund’s interests will be in U.S. real property.

For taxable years beginning before January 1, 2010, distributions that a Fund designated as “short-term capital gain dividends” or “long-term capital gain dividends” would not have been treated as such to a recipient foreign shareholder if the distribution were attributable to gain received from the sale or exchange of U.S. real property or an interest in a U.S. real property holding corporation and a Fund’s direct or indirect interests in U.S. real property exceeded certain levels. Instead, if the foreign shareholder had not owned more than 5% of the outstanding shares of the Fund at any time during the one year period ending on the date of distribution, such distributions were subject to 30% withholding by a Fund and were treated as ordinary dividends to the foreign shareholder; if the foreign shareholder owned more than 5% of the outstanding shares of a Fund at any time during the one year period ending on the date of the distribution, such distribution was treated as real property gain subject to 35% withholding tax and could subject the foreign shareholder to U.S. filing requirements. Additionally, if a Fund’s direct or indirect interests in U.S. real property were to exceed certain levels, a foreign shareholder realizing gains upon redemption from the Fund on or before December 31, 2009 could be subject to the 35% withholding tax and U.S. filing requirements unless more than 50% of the Fund’s shares were owned by U.S. persons at such time or unless the foreign person had not held more than 5% of the Fund’s outstanding shares throughout either such person’s holding period for the redeemed shares or, if shorter, the previous five years. Although the provisions set forth in this paragraph have expired, legislation has been proposed under which these provisions would be extended for one year retroactive to January 1, 2010, although retroactivity would not apply to an obligation to withhold.

The Code will impose a U.S. withholding tax of 30% on payments (including gross proceeds) that are attributable to certain U.S. investments and made to a non-U.S. financial institution, including a non-U.S. investment fund. A Fund will withhold at this rate on certain of its distributions unless any non-U.S. financial institution shareholder complies with certain reporting requirements to the IRS in respect of its direct and indirect U.S. investors effective beginning with payments made after December 31, 2012. Non-U.S. financial institution shareholders should consult their own tax advisors regarding the possible implications of these requirements on their investment in a Fund.

Amounts paid by a Fund to individuals and certain other shareholders who have not provided the Fund with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the Fund has received certain information from the IRS or a broker, may be subject to “backup” withholding of federal income tax arising from the Fund’s taxable dividends and other distributions as well as the proceeds of redemption transactions (including repurchases and exchanges), at a rate of 28% for amounts paid through 2010. The backup withholding rate will be 31% for amounts paid thereafter. An individual’s TIN is generally his or her social security number. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Under Treasury regulations, if a shareholder realizes a loss on disposition of a Fund’s shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances. Under certain circumstances, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.

The foregoing discussion does not address all of the special tax rules applicable to certain classes of investors, such as IRAs and other retirement plans, tax-exempt entities, foreign investors, insurance companies and financial institutions. Shareholders should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the federal, state, local, and, where applicable, foreign tax consequences of investing in a Fund.

PORTFOLIO SECURITIES TRANSACTIONS

Decisions concerning the execution of portfolio security transactions, including the selection of the market and the broker-dealer firm, are made by Lloyd George, each Portfolio’s investment adviser. Each Portfolio is responsible for the expenses associated with its portfolio transactions. The investment adviser is also responsible for the execution of transactions for all other accounts managed by it. The investment adviser places the portfolio security transactions for execution with one or more broker-dealer firms. The investment adviser uses its best efforts to obtain execution of portfolio security transactions at prices which in the investment adviser’s judgment are advantageous to the client and at a reasonably competitive spread or (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, the investment adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the full range and quality of the broker-dealer firm’s services including the responsiveness of the firm to the investment adviser, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective

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execution required for the transaction, the general execution and operational capabilities of the broker-dealer firm, the reputation, reliability, experience and financial condition of the firm, the value and quality of the services rendered by the firm in other transactions, and the reasonableness of the spread or commission, if any. In addition, the investment adviser may consider the receipt of Proprietary Research Services (as defined below), provided it does not compromise the investment adviser’s obligation to seek best overall execution for a Portfolio. The investment adviser may engage in portfolio brokerage transactions with a broker-dealer firm that sells shares of Eaton Vance funds, provided such transactions are not directed to that firm as compensation for the promotion or sale of such shares.

Transactions on stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions. Such commissions vary among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer. Transactions in foreign securities often involve the payment of brokerage commissions, which may be higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets. In such cases, the price paid or received usually includes an undisclosed dealer markup or markdown. In an underwritten offering the price paid often includes a disclosed fixed commission or discount retained by the underwriter or dealer. Although spreads or commissions paid on portfolio security transactions will, in the judgment of the investment adviser, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the investment adviser’s clients in part for providing brokerage and research services to the investment adviser.

Pursuant to the safeharbor provided in Section 28(e) of the Securities Exchange Act of 1934, as amended, a broker or dealer who executes a portfolio transaction on behalf of the investment adviser client may receive a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the investment adviser determines in good faith that such compensation was reasonable in relation to the value of the brokerage and research services provided. This determination may be made on the basis of either that particular transaction or on the basis of the overall responsibility which the investment adviser and its affiliates have for accounts over which they exercise investment discretion. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; effecting securities transactions and performing functions incidental thereto (such as clearance and settlement); and the “Research Services” referred to in the next paragraph.

It is a common practice of the investment advisory industry and of the advisers of investment companies, institutions and other investors to receive research, analytical, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities (“Research Services”) from broker-dealers that execute portfolio transactions for the clients of such advisers and from affiliates of executing broker-dealers. Investment advisers also commonly receive Research Services from research providers that are not affiliated with an executing broker-dealer, but which have entered into payment arrangements involving an executing broker-dealer (“Third Party Research Services”). Under a typical Third Party Research Services payment arrangement, the research provider agrees to provide services to an investment adviser in exchange for specified payments to the research provider by a broker-dealer that executes portfolio transactions for clients of the investment adviser. The investment adviser and the executing broker-dealer enter into a related agreement specifying the amount of brokerage business the investment adviser will direct to the executing broker-dealer to offset payments made by the executing broker-dealer for Third Party Research Services received by the investment adviser. For example, an investment adviser may agree to direct brokerage business generating $45,000 in commissions on portfolio transactions to a broker-dealer firm as consideration for the executing broker-dealer making payments of $30,000 to a provider of Third Party Research Services. The ratio of the commissions to be paid to an executing broker-dealer as consideration for Third Party Research Services over the cost borne by the executing broker-dealer in connection with providing such services to the investment adviser is referred to herein as the “Third Party Research Services Payment Ratio.”

Consistent with the foregoing practices, the investment adviser receives Research Services from many broker-dealer firms with which the investment adviser places transactions and may receive them from third parties with which these broker-dealers have arrangements. Each Portfolio and the investment adviser may also receive Research Services from underwriters and dealers in fixed-price offerings, which Research Services are reviewed and evaluated by the investment adviser in connection with its investment responsibilities.

Research Services received by the investment adviser may include, but are not limited to, such matters as general economic, political, business and market information, industry and company reviews, evaluations of securities and portfolio strategies and transactions, technical analysis of various aspects of the securities markets, recommendations as to the purchase and sale of

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SAI dated May 1, 2010

securities and other portfolio transactions, certain financial, industry and trade publications, certain news and information services, and certain research oriented computer software, data bases and services. Any particular Research Service obtained through a broker-dealer may be used by the investment adviser in connection with client accounts other than those accounts which pay commissions to such broker-dealer. Any such Research Service may be broadly useful and of value to the investment adviser in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client’s account or of a few clients’ accounts, or may be useful for the management of merely a segment of certain clients’ accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The investment adviser evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and may attempt to allocate sufficient portfolio security transactions to such firms to ensure the continued receipt of Research Services which the investment adviser believes are useful or of value to it in rendering investment advisory services to its clients.

If the investment adviser executes securities transactions with a broker-dealer and the associated commission is consideration for Third Party Research Services (as described above), the investment adviser has agreed to reduce the advisory fee payable by each Portfolio by an amount equal to the commission payment associated with the transaction divided by the applicable Third Party Research Services Payment Ratio. However, the investment adviser generally does not expect to acquire Third Party Research with Portfolio brokerage commissions.

Some broker-dealers develop and make available directly to their brokerage customers proprietary Research Services (“Proprietary Research Services”). As a general matter, broker-dealers bundle the cost of Proprietary Research Services with trade execution services rather than charging separately for each. In such circumstances, the cost or other value of the Proprietary Research Services cannot be determined. The advisory fee paid by each Portfolio will not be reduced in connection with the receipt of Proprietary Research Services by the investment adviser.

The investment companies sponsored by the investment adviser or its affiliates may allocate brokerage commissions to acquire information relating to the performance, fees and expenses of such companies and other mutual funds, which information is used by the Trustees of such companies to fulfill their responsibility to oversee the quality of the services provided by various entities, including the investment adviser, to such companies. Such companies may also pay cash for such information.

Securities considered as investments for each Portfolio may also be appropriate for other investment accounts managed by the investment adviser or its affiliates. Whenever decisions are made to buy or sell securities by each Portfolio and one or more of such other accounts simultaneously, the investment adviser will allocate the security transactions (including “new” issues) in a manner which it believes to be equitable under the circumstances. As a result of such allocations, there may be instances where each Portfolio will not participate in a transaction that is allocated among other accounts. If an aggregated order cannot be filled completely, allocations will generally be made on a pro rata basis. An order may not be allocated on a pro rata basis where, for example: (i) consideration is given to portfolio managers who have been instrumental in developing or negotiating a particular investment; (ii) consideration is given to an account with specialized investment policies that coincide with the particulars of a specific investment; (iii) pro rata allocation would result in odd-lot or de minimis amounts being allocated to a portfolio or other client; or (iv) where the investment adviser reasonably determines that departure from a pro rata allocation is advisable. While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to each Portfolio from time to time, it is the opinion of the Trustees of the Trust and each Portfolio that the benefits from the investment adviser organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

The following table shows brokerage commissions paid during three fiscal years ended December 31, 2009, as well as the amount of Portfolio security transactions for the most recent fiscal year (if any) that were directed to firms that provided some Research Services to the investment adviser or its affiliates (see above), and the commissions paid in connection therewith.

				Amount of Transactions	Commissions Paid on
				Directed to Firms	Transactions Directed to
				Providing	Firms Providing
	Brokerage Commissions Paid for the Fiscal Year Ended			Research	Research
Portfolio	12/31/09	12/31/08	12/31/07	12/31/09	12/31/09
Emerging Markets	$149,989*	$661,958	$633,388	$36,300,717	$93,433
Greater India	$1,143,654*	$2,760,411*	$4,558,862	$102,877,075	$301,241

*	The change in brokerage commissions paid was due to increased or decreased trading activity, as applicable.

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SAI dated May 1, 2010

As of December 31, 2009, each Portfolio held securities of its or its corresponding Fund’s “regular brokers or dealers”, as that term is defined in Rule 10b-1 of the 1940 Act, as follows:

Portfolio	Regular Broker or Dealer (or Parent)	Aggregate Value
Emerging Markets Portfolio	—	—
Greater India Portfolio	India Infoline, Ltd.	$ 8,078,769
	ICICI Bank, Ltd.	$24,117,838

FINANCIAL STATEMENTS

The audited financial statements of, and the reports of the independent registered public accounting firm for the Funds and Portfolios, appear in each Fund’s most recent annual report to shareholders and are incorporated by reference into this SAI. A copy of the annual report accompanies this SAI.

Householding. Consistent with applicable law, duplicate mailings of shareholder reports and certain other Fund information to shareholders residing at the same address may be eliminated.

Registrant incorporates by reference the audited financial information and the reports of the independent registered public accounting firm for the Funds and the Portfolios for the fiscal year ended December 31, 2009, as previously filed electronically with the SEC:

Eaton Vance Emerging Markets Fund Emerging Markets Portfolio Eaton Vance Greater India Fund Greater India Portfolio (Accession No. 0000950123-10-017762).

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35

SAI dated May 1, 2010

APPENDIX A

Class A Fees, Performance & Ownership

Sales Charges and Distribution and Service Fees. For the fiscal year ended December 31, 2009, the following table shows (1) total sales charges paid by each Funds, (2) sales charges paid to financial intermediaries, (3) sales charges paid to the principal underwriter, (4) CDSC payments to the principal underwriter, (5) distribution fees paid to the principal underwriter under the Distribution Plan, (6) total service fees paid by each Funds and (7) service fees paid to financial intermediaries. Distribution and service fees that were not paid to financial intermediaries were retained by the principal underwriter.

				Distribution Fee	CDSC Paid to		Service Fees Paid
	Total Sales	Sales Charges to	Sales Charges to	Paid to	Principal	Total Service	to Financial
Fund	Charges Paid	Financial Intermediaries	Principal Underwriter	Principal Underwriter	Underwriter	Fees Paid	Intermediaries
Emerging Markets	$78,489	$67,790	$10,699	$114,405	$ 0	$88,233	$86,802
Greater India	$1,473,593	$1,269,024	$204,569	$1,137,180	$14,000	$818,577	$799,415

For the fiscal years ended December 31, 2008 and December 31, 2007, the following total sales charges were paid on sales of Class A, of which the principal underwriter received the following amounts. The balance of such amounts was paid to financial intermediaries.

	December 31, 2008	December 31, 2008	December 31, 2007	December 31, 2007
	Total Sales	Sales Charges to	Total Sales	Sales Charges to
Fund	Charges Paid	Principal Underwriter	Charges Paid	Principal Underwriter
Emerging Markets	$111,340	$15,871	$299,381	$45,509
Greater India	2,955,761	429,657	7,828,123	1,109,851

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the periods shown in each table. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Funds’ performance as of the most recent month-end, please refer to www.eatonvance.com. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period. Also, Return After Taxes on Distributions and the sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Emerging Markets Fund	Length of Period Ended December 31, 2009
Average Annual Total Return:	One Year*	Five Years*	Ten Years*
Before Taxes and Excluding Maximum Sales Charge	66.05%	7.32%	7.27%
Before Taxes and Including Maximum Sales Charge	56.55%	6.06%	6.64%
After Taxes on Distributions and Excluding Maximum Sales Charge	66.43%	6.44%	6.79%
After Taxes on Distributions and Including Maximum Sales Charge	56.91%	5.19%	6.16%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	43.32%	6.96%	6.75%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	37.12%	5.84%	6.17%

Eaton Vance Emerging Markets and Greater India Funds 36 SAI dated May 1, 2010

Greater India Fund	Length of Period Ended December 31, 2009
Average Annual Total Return:	One Year*	Five Years*	Ten Years*
Before Taxes and Excluding Maximum Sales Charge	93.78%	15.66%	8.96%
Before Taxes and Including Maximum Sales Charge	82.56%	14.31%	8.31%
After Taxes on Distributions and Excluding Maximum Sales Charge	93.78%	15.00%	8.64%
After Taxes on Distributions and Including Maximum Sales Charge	82.56%	13.65%	8.00%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	60.95%	13.89%	8.01%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	53.67%	12.66%	7.42%

Control Persons and Principal Holders of Securities. At April 1, 2010, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of each Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Emerging Markets Fund	Pershing LLC	Jersey City, NJ	10.9%
	Charles Schwab & Co. Inc.	San Francisco, CA	9.6%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	6.4%
Greater India Fund	Charles Schwab & Co., Inc.	San Francisco, CA	12.3%
	Pershing LLC	Jersey City, NJ	11.0%
	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	6.6%
	Citigroup Global Markets, Inc.	Owings Mills, MD	6.4%

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of each Fund as of such date.

Eaton Vance Emerging Markets and Greater India Funds

37

SAI dated May 1, 2010

APPENDIX B

Class B Fees, Performance & Ownership

Distribution and Service Fees. For the fiscal year ended December 31, 2009, the following table shows (1) sales commissions paid by the principal underwriter to financial intermediaries on sales of Class B shares, (2) distribution fees paid to the principal underwriter under the Distribution Plan, (3) CDSC payments to the principal underwriter, (4) uncovered distribution charges under the Distribution Plan (dollar amount and as a percentage of net assets attributable to Class B), (5) service fees paid under the Distribution Plan, and (6) service fees paid to financial intermediaries. The service fees paid by the Funds that were not paid to financial intermediaries were retained by the principal underwriter.

	Commission Paid
	by Principal	Distribution Fee		Uncovered		Service Fees
	Underwriter to	Paid to	CDSC Paid to	Distribution Charges	Service	Paid to
Fund	Financial Intermediaries	Principal Underwriter	Principal Underwriter	(as a % of Class Net Assets)	Fees	Financial Intermediaries
Emerging Markets Fund	$5,423	$75,589	$21,000	$94,000 (0.8%)	$25,197	$22,752
Greater India Fund	$288,976	$773,280	$371,000	$5,857,000 (4.4%)	$257,760	$234,011

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment of $1,000 in this Class of shares for the periods shown in each table. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Funds’ performance as of the most recent month-end, please refer to www.eatonvance.com. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period. Also, Return After Taxes on Distributions and the sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Emerging Markets Fund	Length of Period Ended December 31, 2009
Average Annual Total Return:	One Year*	Five Years*	Ten Years*
Before Taxes and Excluding Maximum Sales Charge	65.22%	6.80%	6.69%
Before Taxes and Including Maximum Sales Charge	60.22%	6.52%	6.69%
After Taxes on Distributions and Excluding Maximum Sales Charge	65.63%	5.92%	6.22%
After Taxes on Distributions and Including Maximum Sales Charge	60.63%	5.63%	6.22%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	42.81%	6.55%	6.25%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	39.56%	6.31%	6.25%

Eaton Vance Emerging Markets and Greater India Funds

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SAI dated May 1, 2010

Greater India Fund	Length of Period Ended December 31, 2009
Average Annual Total Return:	One Year*	Five Years*	Ten Years*
Before Taxes and Excluding Maximum Sales Charge	92.82%	15.10%	8.40%
Before Taxes and Including Maximum Sales Charge	87.82%	14.87%	8.40%
After Taxes on Distributions and Excluding Maximum Sales Charge	92.82%	14.39%	8.06%
After Taxes on Distributions and Including Maximum Sales Charge	87.82%	14.15%	8.06%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	60.34%	13.40%	7.51%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	57.09%	13.19%	7.51%

Control Persons and Principal Holders of Securities. At April 1, 2010, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of each Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Emerging Markets Fund	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	11.8%
	Pershing LLC	Jersey City, NJ	10.8%
	Morgan Stanley	Jersey City, NJ	5.6%
Greater India Fund	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	12.7%
	Citigroup Global Markets, Inc.	Owings Mills, MD	10.6%
	Pershing LLC	Jersey City, NJ	9.5%

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of each Fund as of such date.

Eaton Vance Emerging Markets and Greater India Funds

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SAI dated May 1, 2010

APPENDIX C

Class C Fees, Performance & Ownership

Distribution and Service Fees. For the fiscal year ended December 31, 2009, the following table shows (1) sales commissions paid by the principal underwriter to financial intermediaries on sales of Class C shares, (2) distribution fees paid to the principal underwriter under the Distribution Plan, (3) CDSC payments to the principal underwriter, (4) uncovered distribution charges under the Distribution Plan (dollar amount and as a percentage of net assets attributable to Class C), (5) service fees paid under the Distribution Plan, and (6) service fees paid to financial intermediaries. The service fees paid by the Funds that were not paid to financial intermediaries were retained by the principal underwriter.

Commission Paid
	by Principal	Distribution Fee				Service Fees
	Underwriter to	Paid to	CDSC Paid to	Uncovered Distribution Charges	Service	Paid to
Fund	Financial Intermediaries	Principal Underwriter	Principal Underwriter	(as a % of Class Net Assets)	Fees	Financial Intermediaries
Greater India Fund	$410,129	$391,006	$20,000	$8,737,000 (11.7%)	$130,335	$141,149

Performance Information. The tables below indicate the average annual total return (both before and after taxes) on a hypothetical investment in shares of $1,000. Total return for the period prior to July 7, 2006 reflects the total return of the Fund’s Class B shares, adjusted to reflect the Class C CDSC. The total return shown below has not been adjusted to reflect Fund expenses (such as distribution and/or service fees). If such an adjustment was made, the total return of this Class would be different. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Funds’ performance as of the most recent month-end, please refer to www.eatonvance.com. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period. Also, Return After Taxes on Distributions and the sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Greater India Fund	Length of Period Ended December 31, 2009
Average Annual Total Return:	One Year*	Five Years*	Ten Years*
Before Taxes and Excluding Maximum Sales Charge	92.84%	15.14%	8.41%
Before Taxes and Including Maximum Sales Charge	91.84%	15.14%	8.41%
After Taxes on Distributions and Excluding Maximum Sales Charge	92.84%	14.38%	8.06%
After Taxes on Distributions and Including Maximum Sales Charge	91.84%	14.38%	8.06%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	60.34%	13.38%	7.50%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	59.69%	13.38%	7.50%
Class C commenced operations July 7, 2006.

Eaton Vance Emerging Markets and Greater India Funds

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SAI dated May 1, 2010

Control Persons and Principal Holders of Securities. At April 1, 2010, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of each Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Greater India Fund	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	23.3%
	Citigroup Global Markets, Inc.	Owings Mills, MD	13.5%
	Pershing LLC	Jersey City, NJ	8.4%
	Morgan Stanley	Jersey City, NJ	5.6%

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of each Fund as of such date.

Eaton Vance Emerging Markets and Greater India Funds

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SAI dated May 1, 2010

APPENDIX D

Class I Performance & Ownership

Performance Information. The table below indicates the average annual total return (both before and after taxes) on a hypothetical investment in shares of $1,000. Total return for the period prior to October 1, 2009 reflects the total return of the Fund’s Class B shares adjusted to reflect the fact the Class I does not impose a sales charge. The total return shown below has not been adjusted to reflect certain expenses (such as distribution and/or service fees). If such an adjustment was made, the total return of this Class would be different. Any performance presented with an asterisk (*) includes the effect of subsidizing expenses. Performance would have been lower without subsidies.

Total returns are historical and are calculated by determining the percentage change in net asset value or public offering price with all distributions reinvested. Each Fund’s past performance (both before and after taxes) is no guarantee of future results. Investment return and principal value of Fund shares will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, a Fund’s current performance may be lower or higher than the quoted return. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance. For the Fund’s performance as of the most recent month-end, please refer to www.eatonvance.com.

About Returns After Taxes. After-tax returns are calculated using certain assumptions. After-tax returns are calculated using the highest historical individual federal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on a shareholder’s tax situation and the actual characterization of distributions, and may differ from those shown. After-tax returns are not relevant to shareholders who hold shares in tax-deferred accounts or to shares held by non-taxable entities. Return After Taxes on Distributions for a period may be the same as Return Before Taxes for that period because no taxable distributions were made during that period. Also, Return After Taxes on Distributions and the sale of Fund Shares for a period may be greater than or equal to Return After Taxes on Distributions for the same period because of losses realized on the sale of Fund shares.

Greater India Fund	Length of Period Ended December 31, 2009
Average Annual Total Return:	One Year*	Five Years*	Ten Years*
Before Taxes and Excluding Maximum Sales Charge	94.02%	15.69%	8.97%
Before Taxes and Including Maximum Sales Charge	94.02%	15.69%	8.97%
After Taxes on Distributions and Excluding Maximum Sales Charge	94.02%	14.89%	8.59%
After Taxes on Distributions and Including Maximum Sales Charge	94.02%	14.89%	8.59%
After Taxes on Distributions and Redemption and Excluding Maximum Sales Charge	61.12%	13.77%	7.96%
After Taxes on Distributions and Redemption and Including Maximum Sales Charge	61.12%	13.77%	7.96%
Class I shares commenced operation on October 1, 2009

Control Persons and Principal Holders of Securities. At April 1, 2010, the Trustees and officers of the Trust, as a group, owned in the aggregate less than 1% of the outstanding shares of this Class of the Fund. In addition, as of the same date, the following person(s) held the share percentage indicated below, which was owned either (i) beneficially by such person(s) or (ii) of record by such person(s) on behalf of customers who are the beneficial owners of such shares and as to which such record owner(s) may exercise voting rights under certain limited circumstances:

Greater India Fund	Merrill Lynch, Pierce, Fenner & Smith, Inc.	Jacksonville, FL	87.1%
	Patterson & Co FBO Eaton Vance Master Tr for Ret Plan Eaton Vance Management Savings Plan	Charlotte, NC	7.9%

The Eaton Vance Management Master Trust for Retirement Plans is the retirement and profit sharing plans sponsored by Eaton Vance and certain of its affiliated entities.

Beneficial owners of 25% or more of a Class are presumed to be in control of the Class for purposes of voting on certain matters submitted to shareholders.

To the knowledge of the Trust, no other person owned of record or beneficially 5% or more of the outstanding shares of this Class of each Fund as of such date.

Eaton Vance Emerging Markets and Greater India Funds

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SAI dated May 1, 2010

APPENDIX E

COUNTRY INFORMATION

The information set forth in this Appendix has been extracted from various government and private publications. The Trust's Board of Trustees makes no representation as to the accuracy of the information, nor has the Board of Trustees attempted to verify it. Moreover, the information is as of the date of this SAI (or such other date as set forth below). This information is expected to change substantially during the period in which this SAI is in use. No representation is made that any correlation will exist between the economies or stock markets of REE (“The Rupee Region”) countries and the Fund's performance.

The following is a general discussion of certain features of the economies of India, Pakistan and Sri Lanka. There can be no assurance that the Portfolio will be able to capitalize on the factors described herein. Opinions expressed herein are the good faith opinions of the Portfolio's investment adviser. Unless otherwise indicated, all monetary amounts are expressed in United States dollars.

INDIA

India is the seventh largest country in the world, covering an area of approximately 3,300,000 square kilometers. It is situated in South Asia and is bordered by Nepal, Bhutan and China in the north, Myanmar and Bangladesh in the east, Pakistan in the west and Sri Lanka in the south.

India's current population is estimated at approximately 1,150 million; the figure in 2001, according to the official census, was 1,027 million. Most of the population lived in rural areas. Approximately 80.5 percent were Hindus, 13.4 percent Muslims, 1.9 percent Sikhs, 2.2 percent Christians and 1.1 percent Buddhists. Hindi is one of the major languages, with English also being used widely in official and business communications. With a middle class of approximately 400 million people, India constitutes one of the largest markets in the world.

Unlike certain other emerging market countries, India has a long tradition of trade and markets, despite the central planning of the economy carried out by the Indian government in the first decades after India's independence. For example the Bombay Stock Exchange was founded over 125 years ago, is the oldest stock exchange in Asia and currently lists over 7,792 scrips. In 1994, the National Stock Exchange was set up by leading institutions to provide a modern, fully automated screen-based trading with national reach. The National Stock Exchange has become India’s leading stock exchange covering 1500 cities and towns across the country. Trading volumes in the equity segment have grown rapidly with average daily turnover increasing from USD3.7 million during 1994-95 to around USD2.5 billion during the fiscal year 2009.

India became independent from the United Kingdom in 1947. It is governed by a parliamentary democracy under the Constitution of India, under which the executive, legislative and judicial functions are separated. India has been engaged in a policy of gradual economic reform since the mid-1980's. In 1991, the Prime Minister Narasimha Rao had introduced far-reaching measures with the goal of reducing government intervention in the economy, strengthening India's industrial base, expanding exports and increasing economic efficiency. The main focus of the policy was to place more authority for making business decisions in the hands of those who operate the businesses. The system of industrial licences known as the “Licence Raj”, by means of which the government controlled many private sector investment decisions, was substantially modified. Government approvals required to increase, reduce or change production have been greatly reduced.

Modern economic development in India began in the mid-1940's with the publication of the Bombay Plan. The Planning Commission was established in 1950 to assess the country's available resources and to identify growth areas. A centrally planned economic model was adopted, and in order to control the direction of private investment, most investment and major economic decisions required government approval. Foreign investment was allowed only selectively. This protectionist regime held back development of India's economy until the mid-1980's when there began a gradual move towards the liberalization and market orientation of the economy. After the liberalization measures, which began in 1985, the annual growth of the country's real gross domestic product rose from an average 3-4% from the 1940's to an average 5.7% between 1994 and 2003 and further to 8% plus between 2004 and 2007. During fiscal year 2009, the GDP grew by 6.7% which was lower than previous three years but shown strong resilience against the backdrop of global financial crisis in 2008.

Since 1991, successive governments have continued to adopt measures to open the economy further to private investment, attract foreign capital and speed up the country's industrial growth rate. For example, the banking and insurance industry has been opened to the private sector, including to foreign investors. Most banks were nationalized in 1969, and at that time no new privately owned banks were permitted. The Government is now granting new banking and insurance licences.

In another move the administered price mechanism in the petroleum sector was dismantled in April 2002; with this the pricing of petroleum products became determined by the market. However the government still controls the prices of certain fuels like auto fuels, cooking gas and kerosene on account of sharp rise in fuel prices. The Government also permitted foreign brokerage

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firms to operate in India on behalf of Foreign Institutional Investors (“FIIs”), and has permitted foreign investors to own majority stakes in Indian asset management companies. In 1992, it was announced that FIIs would be able to invest directly in the Indian capital markets. In September 1992, the guidelines for FIIs were published and a number of such investors have been registered by the Securities and Exchange Board of India, including the Adviser. Recently, restrictions on maximum investment limits applicable to FIIs investing in Indian companies have been liberalized. In 1995, FII regulations were supplemented and the Parliament approved the establishment of central share depositories. Beginning in September 1995, several measures have been adopted to establish securities depositories and permit trading without share certificates. Dematerialization (paperless) trading began in 1997 and since then all companies have joined the National Securities Depository Ltd. Derivatives trading commenced in India in June 2000 on two stock exchanges. To begin with the Securities & Exchange Board of India (SEBI) approved trading on index futures contracts based on BSE-30 Index and S&P CNX Nifty Index, followed by trading in options based on the above indices and in individual securities. Today NSE has futures and options activity in 5 indices and 179 stocks. Commodity exchanges have started in India and two such exchanges, Multi Commodity Exchange and NCDEX , are in operation today and are in the process of listing.

Foreign investors have responded to these trends by putting resources into the Indian economy. According to the Reserve Bank of India, total inflows, including foreign direct and foreign portfolio investment, declined from over USD44. 8 billion in fiscal year ended March 2008 to USD3.5 billion in fiscal year ended March 2009 as a result of the global financial crisis. FII ouflows during FY09 have been at USD14 billion whereas FDI inflows have been USD17. 5 billion. However, with improving liquidity and the growth environment in the developed world, the equity flows have rebounded. In fact, India has received US$ 17.8bn of equity inflows in CY2009 and nearly US$5bnin the calendar year to March 31 2010. Over the same periods domestic mutual fund sold US$1.2 bn and US$1.3bn, respectively, worth of stocks. India's foreign exchange reserves, which had fallen to about US$1 bn in 1991, were US$280 bn as on 12 March 2010. In order to bring more transparency in the FII inflows SEBI has barred P-notes (participation notes) for derivatives and through sub-accounts from October 2007.

The Indian population is comprised of diverse religious and linguistic groups. Despite this diversity, India has one of the more stable political systems among the world's developing nations. However, periodic sectarian conflict among India's religious and linguistic groups could adversely affect Indian businesses, temporarily halting of works or closer of institutions, or undermine or distract from government efforts to liberalize the Indian economy. India’s Central Bank is conservative and proactive. It has protected Indian banking system from the recent global financial crisis. Further, the last election in May 2009 resulted in the Indian people electing the Congress party with a clear majority for the next five years. This is expected to expedite a number of reforms pending over the last five years due to conflict of interest among the regional political parties who were supporting the Congress party at the center.

PAKISTAN

Pakistan, occupying an area of about 800,000 square kilometers, is bounded in the south by the Arabian Sea and India and in the north by China and Afghanistan. To the west and northwest are Iran and Afghanistan and to the east is India. The capital is Islamabad. Karachi is the biggest commercial and industrial city.

As of 2007, Pakistan was the world’s ninth most populous country, and the population was estimated at approximately 169 million, with an annual population growth rate of 1.83%. Urdu is the national language (though only 8% Urdu speaking population) and English is considered as the official language. 44% of the population speaks Punjabi as the first language. 96% of the population are Muslims.

Pakistan was created in 1947, in response to the demands of Indian Muslims for an independent homeland, by the partition from British India of two Muslim majority areas. In 1971, a civil war in East Pakistan culminated in independence for East Pakistan (now Bangladesh). Over the past 50 years, Pakistan and India have gone to war twice, and intermittent border exchanges occur at times. In particular, relations with India remain unfriendly over the disputed territory of Kashmir, with its majority Muslim population.

In earlier decades, Pakistan had a federal parliamentary system. Economic development since 1955 has taken place within the framework of successive five-year plans which established growth targets and allocations of public sector investment. However, the lack of realistic targets, plans and successful policy implementation has caused problems for many years.

Pakistan has experienced significant political unrest since November 2007 when the National Assembly completed its tenure and new elections were called. The exiled political leaders Benazir Bhutto and Nawaz Sharif were permitted to return to Pakistan. However, the assassination of Benazir Bhutto in December during election campaign led to postponement of elections and nationwide riots. Bhutto's Pakistan Peoples Party (PPP) won most seats in the elections held in February, 2008 and its

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member Yousaf Raza Gillani was sworn in as Prime Minister. In August 2008, Pervez Musharraf resigned as President of Pakistan. In the presidential election that followed, Asif Ali Zardari of Pakistan People's Party won by a landslide majority and became President of Pakistan.

On the macro economic front a continued reliance on donor support makes IMF tranche disbursals and 'Friends of Pakistan' pledges vital for the Balance of Payments. Adhering to IMF's structural reform conditionalities, particularly on the fiscal front would likely translate into growth coming back on track only in 2010. Political developments, particularly with regard to international relations are events to watch out for.

SRI LANKA

A former British Colony, Sri Lanka become a Dominion of the British Commonwealth in 1948 and became a Democratic Socialist Republic in 1972.

In August 2005, the Supreme Court ruled that presidential elections would be held in November 2005, resolving a long-running dispute on the length of President Kumaratunga's term. In the elections held in November 2005, Mahinda Rajapaksa was elected the fifth Executive President of Sri Lanka while Ratnasiri Wickremanayake was appointed the 22nd Prime Minister.

Sri Lanka’s macro-environment has seen a dramatic reshaping over the years. The end of the 25-year domestic conflict between the military and the Liberation Tigers of Tamil Eelam (LTTE) in May09 culminated in a number of positive developments. These included a surge in foreign inflows, ratings/outlook revisions, and most importantly, approval for the IMF’s stand-by loan agreement of US$2.5bn.

While the volatile political situation took its toll on growth in 2009, the economy could recover in 2010 on account of improvement in manufacturing and construction activity and post-war rehabilitation efforts. Tourism is also expected to pick up. On the demand side, investment growth is likely to revive given the government’s development efforts in the Northern and Eastern Provinces. This would be supported by the Central Bank of Sri Lanka’s accommodative stance and external funding coming on stream.

The government is continuing to pursue its planned infrastructure program to accelerate the pace of economic growth. The island stands to benefit from its favorable geographic location and well educated workforce. The strategic location of the country enables it to be a regional hub for air and sea based transport. The proximity to one of the largest emerging markets in the world, India and the growing trade between the two countries makes Sri Lanka an ideal launching pad.

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APPENDIX F

EATON VANCE FUNDS

PROXY VOTING POLICY AND PROCEDURES

I. Overview

The Boards of Trustees (the “Boards”) of the Eaton Vance Funds (the “Funds”) recognize that it is their fiduciary responsibility to actively monitor the Funds’ operations. The Boards have always placed paramount importance on their oversight of the implementation of the Funds’ investment strategies and the overall management of the Funds’ investments. A critical aspect of the investment management of the Funds continues to be the effective assessment and voting of proxies relating to the Funds’ portfolio securities. While the Boards will continue to delegate the day-to-day responsibilities relating to the management of the proxy-voting process to the relevant investment adviser or sub-adviser, if applicable, of the Fund (or its underlying portfolio in the case of a master-feeder arrangement), the Boards have determined that it is in the interests of the Funds’ shareholders to adopt these written proxy voting policy and procedures (the “Policy”). For purposes of this Policy the term “Fund” shall include a Fund’s underlying portfolio in the case of a master-feeder arrangement and the term “Adviser” shall mean the adviser to a Fund or its sub-adviser if a sub-advisory relationship exists.

II. Delegation of Proxy Voting Responsibilities

Pursuant to investment advisory agreements between each Fund and its Adviser, the Adviser has long been responsible for reviewing proxy statements relating to Fund investments and, if the Adviser deems it appropriate to do so, to vote proxies on behalf of the Funds. The Boards hereby formally delegate this responsibility to the Adviser, except as otherwise described in this Policy. In so doing, the Boards hereby adopt on behalf of each Fund the proxy voting policies and procedures of the Adviser(s) to each Fund as the proxy voting policies and procedures of the Fund. The Boards recognize that the Advisers may from time to time amend their policies and procedures. The Advisers will report material changes to the Boards in the manner set forth in Section V below. In addition, the Boards will annually review and approve the Advisers’ proxy voting policies and procedures.

III. Delegation of Proxy Voting Disclosure Responsibilities

The Securities and Exchange Commission (the “Commission”) recently enacted certain new reporting requirements for registered investment companies. The Commission’s new regulations require that funds (other than those which invest exclusively in non-voting securities) make certain disclosures regarding their proxy voting activities. The most significant disclosure requirement for the Funds is the duty pursuant to Rule 30b1-4 promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”), to file Form N-PX no later than August 31st of each year beginning in 2004. Under Form N-PX, each Fund will be required to disclose, among other things, information concerning proxies relating to the Fund’s portfolio investments, whether or not the Fund (or its Adviser) voted the proxies relating to securities held by the Fund and how it voted in the matter and whether it voted for or against management.

The Boards hereby delegate to each Adviser the responsibility for recording, compiling and transmitting in a timely manner all data required to be filed on Form N-PX to Eaton Vance Management, which acts as administrator to each of the Funds (the “Administrator”), for each Fund that such Adviser manages. The Boards hereby delegate the responsibility to file Form N-PX on behalf of each Fund to the Administrator.

IV. Conflict of Interest

The Boards expect each Adviser, as a fiduciary to the Fund(s) it manages, to put the interests of each Fund and its shareholders above those of the Adviser. In the event that in connection with its proxy voting responsibilities a material conflict of interest arises between a Fund’s shareholders and the Fund’s Adviser or the Administrator (or any of their affiliates) or any affiliated person of the Fund, and the Proxy Administrator intends to vote the proxy in a manner inconsistent with the guidelines approved by the Board, the Adviser, to the extent it is aware or reasonably should have been aware of the material conflict, will refrain from voting any proxies related to companies giving rise to such material conflict until it notifies and consults with the appropriate Board(s), or a committee or sub-committee of such Board concerning the material conflict.

Once the Adviser notifies the relevant Board(s), committee or sub-committee of the Board, of the material conflict, the Board(s), committee or sub-committee, shall convene a meeting to review and consider all relevant materials related to the proxies involved. In considering such proxies, the Adviser shall make available all materials requested by the Board, committee or sub-committee and make reasonably available appropriate personnel to discuss the matter upon request. The Board, committee or sub-committee will instruct the Adviser on the appropriate course of action. If the Board, committee or sub-committee is unable to meet and the failure to vote a proxy would have a material adverse impact on the Fund(s) involved, each Adviser will have the right to vote such proxy, provided that it discloses the existence of the material conflict to the Board, committee or sub-committee at its next meeting.

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Any determination regarding the voting of proxies of each Fund that is made by the committee or sub-committee shall be deemed to be a good faith determination regarding the voting of proxies by the full Board.

V. Reports

The Administrator shall make copies of each Form N-PX filed on behalf of the Funds available for the Boards’ review upon the Boards’ request. The Administrator (with input from the Adviser for the relevant Fund(s)) shall also provide any reports reasonably requested by the Boards regarding the proxy voting records of the Funds.

Each Adviser shall annually report any material changes to such Adviser’s proxy voting policies and procedures to the relevant Board(s) and the relevant Board(s) will annually review and approve the Adviser’s proxy voting policies and procedures. Each Adviser shall report any changes to such Adviser’s proxy voting policies and procedures to the Administrator prior to implementing such changes in order to enable the Administrator to effectively coordinate the Funds’ disclosure relating to such policies and procedures.

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APPENDIX G

LLOYD GEORGE MANAGEMENT PROXY VOTING PROCEDURES

I Introduction

As the investment adviser, investment manager or any other roles which are to that effect, Lloyd George Management (“LGM”) and its affiliates are responsible (unless clients specified to the contrary in the agreement) for the proxy voting of stocks held in the accounts on behalf of the clients. These clients include mutual funds, ERISA, and other investment advisory accounts.

LGM has adopted and implemented these procedures (and the proxy voting policies attached hereto and incorporated as part of these procedures) that LGM believes is reasonably designed to ensure that proxies are voted in the best interest of its clients, and in accordance with our fiduciary duties, with the Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended and with the long-standing fiduciary standards and responsiblities for ERISA accounts set out in the Department of Labor Bulletin 94-2 C.F.R. 2509.94-2 (July29, 1994) of the United States of America.

II Voting Authority

All client accounts of LGM are categorised into three different levels of voting authority, and such records will be kept up-to-date and amended accordingly when required, by the Proxy Administrator (“PA”)

Category 0 : if the client or some other parties besides LGM is to vote the proxies

Category 1 : if LGM is to vote the proxies according to LGM’s standard proxy voting policies

Category 2 : if the account has special voting objectives and for which LGM has voting responsibility

III Proxy Notices

Proxy notices are received from custodians or proxy processing service companies (which have been delegated with the proxy voting processing task by the custodians), by mail, fax or electronic means. The PA logs all proxy notices received in the proxy notices file and reconcile the account information and the number of shares on the proxy ballot against LGM’s latest records. Any discrepancies are communicated to the custodian as soon as possible so that LGM can vote the proxy ballot with the correct information.

IV Voting

The PA determines, in consultation with the appropriate analysts/portfolio managers as necessary, how LGM will vote on each matter contained in the proxy statement in accordance with the Proxy Voting Policies (Appendix A) for all category 1 accounts, and in accordance with the accounts’ special voting objectives for all category 2 accounts. When there are factors causing an issue to fall outside the usual voting practices indicated by the Proxy Voting Policies, the relevant analysts/portfolio managers will be consulted and the voting decision reached will be recorded on the Analyst/Portfolio Manager Proxy Consultation Form (Appendix B).

V Returning of Voted Proxy Statements

Proxy materials are prioritised so that the earliest meetings will be handled first, and the PA will ensure that the voted proxy statements are returned to the custodian or the proxy processing service company well before the meeting dates. The voted proxy statements are returned by fax or by electronic means via the proxy processing service company’s system. Evidence (for example, the fax delivery log, the e-mail delivery receipt or the returned receipt from the custodian) to show that the voted proxy statements have been successfully delivered is retained.

VI Recordkeeping

A copy of the voted proxy statement together with the Analyst/Portfolio Manager Proxy Consultation Form and any other documents that are material in reaching the voting decision are filed alphabetically by company name and by year in which they are voted. Client written request and all written responses by LGM to written or oral requests for proxy voting information are also maintained. These records are retained for five years and in accordance with the recordkeeping requirements stated in Section 204-2 of the Investment Advisers Act of 1940, as amended.

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Appendix A

LLOYD GEORGE MANAGEMENT Proxy Voting Policies

I. Introduction

     Lloyd George Management (the “Adviser”) has adopted and implemented policies (and the procedures into which they are incorporated) that it believes are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with its fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. The Adviser’s authority to vote the proxies of their clients is established by its advisory contracts or similar documentation. These proxy policies (and the procedures into which they are incorporated) reflect the Securities and Exchange Commission (“SEC”) requirements governing advisers and the long-standing fiduciary standards and responsibilities for ERISA accounts set out in the Department of Labor Bulletin 94-2 C.F.R. 2509.94-2 (July 29, 1994).

Overview

The Adviser manages its clients’ assets with the overriding goal of seeking to provide the greatest possible return to clients consistent with governing laws and the investment policies of each client. In pursuing that goal, the Adviser seeks to exercise its clients’ rights as shareholders of voting securities to support sound corporate governance of those companies with the principal aim of maintaining or enhancing the companies’ economic value.

The exercise of shareholder rights is generally done by casting votes by proxy at shareholder meetings on matters submitted to shareholders for approval. For example, the election of directors or the approval of a company’s stock option plans for directors, officers or employees. The Adviser is adopting the formal written guidelines described in detail below and will utilize such guidelines in voting proxies on behalf of its clients. These guidelines are designed to promote accountability of a company’s management and Board of Directors to its shareholders and to align the interests of management with those of shareholders.

In seeking to ensure a level of consistency and rationality in the proxy voting process, the guidelines contained in these policies are designed to address the manner in which certain matters that arise regularly in proxies will generally be voted. However, the Adviser takes the view that these guidelines should not be used as mechanical instructions for the exercise of this important shareholder right. Except in the instance of routine matters related to corporate administrative matters which are not expected to have a significant economic impact on the company or its shareholders (on which the Adviser will routinely vote with management), the Adviser will review each matter on a case-by-case basis and reserves the right to deviate from these guidelines when the situation requires such a deviation. In addition, no set of guidelines can anticipate all situations that may arise. In special cases, the Proxy Administrator (the person specifically charged with the responsibility to review and vote proxies on behalf of each Adviser’s clients) may seek insight from the Adviser’s portfolio managers and analysts on how a particular proxy proposal will impact the financial prospects of a company, and vote accordingly. The guidelines are just that: guidelines – but they are not hard and fast rules, simply because corporate governance issues are so varied.

Proxy Voting Guidelines

The following guidelines relate to the types of proposals that are most frequently presented in proxy statements to shareholders. Absent unusual circumstances, the Adviser will utilize these guidelines when voting proxies on behalf of its clients.

A. Election of Board of Directors

The Adviser believes that a Board of Directors should primarily be independent, not have significant ties to management and consist of members who are all elected annually. In addition, the Adviser believes that important board committees (eg audit, nominating and compensation committees) should be entirely independent. In general,

  The Adviser will support the election of directors that result in a board made up of a majority of independent directors.
  The Adviser will support the election for non-independent directors to serve on the audit, compensation, and/or nominating committees of a Board of Directors.

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  The Adviser will hold all directors accountable for the actions of the Board’s committees. For example, the Adviser will consider withholding votes for nominees who have recently approved compensation arrangements that the Adviser deems excessive or propose equity-based compensation plans that unduly dilute the ownership interests of stockholders.
  The Adviser will support efforts to declassify existing boards, and will vote against efforts by companies to adopt classified board structures.
  The Adviser will vote against proposals for cumulative voting, confidential stockholder voting and the granting of pre- emptive rights.

B. Approval of Independent Auditors

The Adviser believes that the relationship between the company and its auditors should be limited primarily to the audit engagement and closely allied audit-related and tax services, although non-audit services may be provided so long as they are consistent with the requirements of the Sarbanes-Oxley Act and, if required, have been approved by an independent audit committee. The Adviser will also consider the reputation of the auditor and any problems that may have arisen in the auditors’ performance of services.

C. Executive Compensation

The Adviser believes that appropriately designed equity-based compensation plans, approved by shareholders, can be an effective way to align the interests of shareholders and the interests of management, employees, and directors. Conversely, the Adviser is opposed to plans that substantially dilute shareholders’ ownership interests in the company or have inherently objectionable structural features.

  The Adviser will generally vote against plans where total potential dilution (including all equity-based plans) seems likely to exceed 15% of shares outstanding over ten years and extends longer than ten years.
  The Adviser will generally vote against plans if annual option grants have exceeded 2% of shares outstanding.

These total and annual dilution thresholds are guidelines, not ceilings, and when assessing a plan’s impact on our shareholdings the Adviser considers other factors such as specific industry practices, company and stock performance and management credibility. The Proxy Administrator will consult with the relevant portfolio manager(s) to determine when or if it may be appropriate to exceed these guidelines.

The Adviser will typically vote against plans that have any of the following structural features:
Ability to re-price underwater options without shareholder approval.
The unrestricted ability to issue options with an exercise price below the stock’s current market price.
Automatic share replenishment (“evergreen”) feature.
The Adviser is supportive of measures intended to increase long-term stock ownership by executives. These may include:
Requiring senior executives to hold a minimum amount of stock in the company (frequently expressed as a certain multiple of the executive’s salary).
Using restricted stock grants instead of options.
Utilising phased vesting periods or vesting tied to company specific milestones or stock performance.
The Adviser will generally support the use of employee stock purchase plans to increase company stock ownership by employees provided that shares purchased under the plan are acquired for no less than 85% of their market value.

In assessing a company’s executive compensation plan, the Advisers will weigh all components of the plan. For example, the grant of stock options to executives of a company in a particular year may appear excessive if that grant goes above 2% of the shares outstanding of the company. However such grants may be appropriate if the senior management of the company has accepted significantly reduced cash compensation for the year in lieu of receiving a greater number of options.

D. Corporate Structure Matters/Anti-Takeover Defenses

As a general matter, the Adviser generally opposes anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions. In general,

  Because a classified board structure prevents shareholders from electing a full slate of directors annually, the Adviser will typically vote against proposals to create classified boards and vote in favor of shareholder proposals to declassify a board.
  The Adviser will vote for proposals to subject shareholder rights plans (“poison pills”) to a shareholder vote.

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  The Adviser will vote for shareholder proposals that seek to eliminate supermajority voting requirements and oppose proposals seeking to implement supermajority voting requirements.
  The Adviser will generally vote against proposals to authorise preferred stock whose voting, conversion, dividend and other rights are determined at the discretion of the board of directors when the stock is issued when used as an anti- takeover device. However, such “blank check” preferred stock may be issued for legitimate financing needs and the Advisor can vote for proposals to issue such preferred stock in those circumstances.
  The Adviser will vote for proposals to lower barriers to shareholder action (for example, limiting rights to call special meetings or act by written consent).
  The Adviser will vote against proposals for a separate class of stock with disparate voting rights.
  The Adviser will consider on a case-by-case basis board approved proposals regarding changes to a company’s capitalization, however the Adviser will generally vote in favor of proposals authorizing the issuance of additional common stock (except in the case of a merger, restructuring or other significant corporate event which will be handled on a case-by-case basis) provided that such issuance does not exceed three times the number of currently outstanding shares.

E. State of Incorporation/Offshore Presence

Under ordinary circumstances, the Adviser will not interfere with a choice to reincorporate or reorganize a company in a different jurisdiction, provided that management’s decision has been approved by a Board of Directors. The Adviser recognises that there may be many benefits to reincorporation (such as tax benefits and more developed business laws in the jurisdiction of reincorporation). Each proposal to reincorporate in offshore tax havens will be reviewed on a case-by-case basis to determine whether such actions are in the best interests of the shareholders of the company including the Adviser’s clients.

F. Environmental/Social Policy Issues

The Adviser believes that “ordinary business matters” are primarily the responsibility of management and should be approved solely by the company’s board of directors. The Adviser recognizes that certain social and environmental issues raised in shareholder proposals are the subject of vigorous public debate and many are the subject of legal statutes or regulation by federal and/or state agencies. The Adviser generally supports management on these types of proposals, though they may make exceptions in certain instances where they believe a proposal has substantial economic implications. The Adviser expects that the companies in which they invest their clients’ assets will act as responsible corporate citizens.

G. Circumstances Under Which The Advisers Will Abstain From Voting

The Adviser will seek to vote all proxies for clients who have delegated the responsibility to vote such proxies to the Adviser. Under certain circumstances, the costs to their clients associated with voting such proxies would far outweigh the benefit derived from exercise the right to vote. In those circumstances, the Adviser will make a case-by-case determination on whether or not to vote such proxies. In the case of countries which required so-called “share blocking”, the Adviser may also abstain from voting. The Adviser will not seek to vote proxies on behalf of their clients unless they have specifically agreed to take on that responsibility on behalf of a client. Finally, the Adviser may be required to abstain from voting on a particular proxy in a situation where a conflict exists between the Adviser and its Client. The policy for resolution of such conflicts is described below in Section V.

Recordkeeping

The Adviser will maintain records relating to the proxies they vote on behalf of its clients in accordance with Section 204-2 of the Investment Advisers Act of 1940, as amended. Those records will include:

  A copy of the Adviser’s proxy voting policies and procedures;
  Proxy statements received regarding client securities (if such proxies are available on the SEC’s EDGAR system or a third party undertakes to promptly provide a copy of such documents to the Adviser, the Adviser does not need to retain a separate copy of the proxy statement);
  A record of each vote cast;
  A copy of any document created by the Adviser that was material to making a decision on how to vote a proxies for a client or that memorializes the basis for such a decision; and
  Each written client request for proxy voting records and the Adviser’s written response to any client request (whether written or oral) for such records.

All records described above will be maintained in an easily accessible place for five years and will be maintained in the offices of the Adviser for two years after they are created.

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Identification and Resolution of Conflicts with Clients

As fiduciary to its clients the Adviser puts the interests of its clients ahead of its own. In order to ensure that relevant personnel of the Adviser are able to identify potential conflicts of interest, the Adviser will take the following steps.

  Quarterly the Compliance Department will confirm a list of clients and prospective clients with the Marketing Department.
  A representative of the Compliance Department will give a list of such identified companies (the “Conflicted Companies”) to the Proxy Administrator.
  The Proxy Administrator will compare the list of Conflicted Companies with the names of companies for which she expects to receive or has received proxy statements (the “Proxy Companies”). If a Conflicted Company is also a Proxy Company the Proxy Adminstrator will report that fact to the Compliance Department.

If the Compliance Department determines that a conflict of interest exists between the Adviser and its client the following steps will be taken to resolve such conflict prior to any proxies relating to these Conflicted Companies being voted.

If the Proxy Administrator expects to vote the proxy of the Conflicted Company strictly according to the guidelines contained in these Proxy Voting Policies (the “Policies”), she will (i) inform the Compliance Department of that fact, (ii)
vote the proxies and (iii) record the existence of the conflict and the resolution of the matter.
If the Proxy Administrator intends to vote in a manner inconsistent with the guidelines contained herein or, if the issues raised by the proxy are not contemplated by these Policies, and the matters involved in such proxy could have a material ecconomic impact on the clients involved, the Adviser will seek instruction on how the proxy should be voted from:
The client, in the case of an individual or corporate client;
The Board of Directors, or any committee therof identified by the Board, in the case of a Fund; or
The adviser, in situations where the Adviser acts as a sub-adviser to such adviser.

The Adviser will provide all reasonable assistance to each party to enable such party to make an informed decision.

If the client, Board of Directors or adviser, as the case may be, fails to instruct the Adviser on how to vote the proxy, the Adviser will generally abstain from voting in order to avoid the appearance of impropriety. If however, the failure of the Adviser to vote its clients' proxies would have a material adverse impact on the Adviser’s clients’ securities holdings in the Conflicted Company, the Adviser may vote such proxies in order to protect its clients’ interests. In either case, the Proxy Administrator will record the existence of the conflict and the resolution of the matter.

Eaton Vance Emerging Markets and Greater India Funds

52

SAI dated May 1, 2010

Appendix B

Analyst/ Portfolio Manager Proxy Consultation Form

Date:
Company Name:
Analyst:
Issue Number(s) (as numbered in proxy statement) discussed:

Vote Decision(s) (indicating issue number):

Reason for Decision(s):
Issue #	Reason

Eaton Vance Emerging Markets and Greater India Funds

53

SAI dated May 1, 2010